REGISTRATION NO. 333-190962

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-3/A

amendment no. 2 to

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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RBS ACCEPTANCE INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

06-1199884
(I.R.S. Employer Identification Number)

600 Washington Boulevard

Stamford, Connecticut 06901

(203) 897-2700
(Address, including ZIP code, and telephone number,
including area code, of principal executive offices)

James Raezer

600 Washington Boulevard

Stamford, Connecticut 06901

(203) 897-2700
(Address, including ZIP code, and telephone number,
including area code, of principal executive offices)
____________

Copies to:

Stephen S. Kudenholdt Dentons US LLP 1221 Avenue of the Americas New York, New York 10020

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions and pursuant to Rule 415.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [X]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Asset-Backed/Mortgage-Backed Securities	$1,000,000	100%	$1,000,000	$136.40*

(1)	Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(2)	$52,674,709,279.00 aggregate principal amount of Asset-Backed/Mortgage-Backed Securities registered by the Registrant under Registration Statement No. 333-165667 on Form S-3 referred to below and not previously sold are consolidated into this Registration Statement pursuant to Rule 429 and Rule 457. All registration fees in connection with such unsold amount of Asset-Backed/Mortgage-Backed Securities have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $52,675,709,279.00. In addition, the registration fee in connection with the $1,000,000.00 aggregate principal amount of Asset-Backed/Mortgage-Backed Securities to be registered by the Registrant under this Registration Statement has been paid by the Registrant in connection with the original filing on September 3, 2013.

* Previously Paid

______________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Registration Statement includes (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Certificates consisting of senior and subordinate certificate classes (“Version 1”) and (iii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes consisting of senior and subordinate note classes (“Version 2”).

Prospectus

Mortgage-Backed/Asset-Backed Securities
(Issuable in Series)

RBS Acceptance Inc.
Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related issuing entity or debt obligations secured by the issuing entity assets.

•	Each series of securities will consist of one or more classes.
•	Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the issuing entity assets.
•	A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.
•	No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Issuing Entity and Its Assets

As specified in the related prospectus supplement, the assets of the issuing entity will include one or more of the following:

•	mortgage loans secured generally by senior liens on one- to four-family residential properties,
•	closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,
•	mortgage loans secured by senior liens on multifamily residential properties,
•	conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing, or
•	home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, RBS Securities Inc.

Consider carefully the risk factors beginning on page 2 of this prospectus.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[___________], 2013

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Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and
•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 219 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

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You may obtain additional information by contacting the depositor. The mailing address of the depositor’s principal executive offices is RBS Acceptance Inc. at 600 Washington Boulevard, Stamford, Connecticut 06901 and the telephone number is (203) 897-2700. For other means of acquiring additional information about us or a series of securities, see “The Issuing Entity — Incorporation of Certain Information by Reference” on page 59 of this prospectus.

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Risk Factors

You should carefully consider the following information, together with the information set forth under “Risk Factors” in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal Prepayments on the Loans May Adversely Affect the Average Life of, and Rate of Return
on, Your Securities	You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•         the extent of prepayments on the loans in the issuing entity or, if the issuing entity is comprised of underlying securities, on the loans backing the underlying securities;

•         how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

•         if any party has an option to terminate the related issuing entity early or to call your securities, the effect of the exercise of the option;

•         the rate and timing of defaults and losses on the assets in the related issuing entity; and

•         repurchases of assets in the related issuing entity as a result of material breaches of representations and warranties made by the originator, sponsor or seller, depositor or master servicer.

The rate of prepayment of the loans included in, or underlying the assets held in, each issuing entity may affect the average life of the securities.

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Only the Assets of the Related Issuing
Entity are Available to Pay Your

Securities	Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related issuing entity, including any applicable credit enhancement, and will not have a claim against the assets of any other issuing entity or any other party. If the assets of the related issuing entity are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the issuing entity may be released to the depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the sponsor, depositor, the master servicer, any servicer or any of their affiliates.

The depositor’s obligations are limited to its representations and warranties concerning the issuing entity assets. Because the depositor has no significant assets, if it is required to repurchase the issuing entity’s assets due to the breach of a representation or warranty, the depositor’s source of funds for the repurchase would be limited to:

•         moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

•         if specified in the related prospectus supplement, funds from a reserve account or other credit enhancement established to pay for asset repurchases.

Credit Enhancement May Not Be Adequate to Prevent Losses on
Your Securities	Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is
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subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Overcollateralization: The loans are expected to generate more interest than is needed to pay interest on the related securities because the weighted average interest rate on the loans is expected to be higher than the weighted average interest rate on the related securities. If the loans generate more interest than is needed to pay interest on the related securities the “excess spread” will be used to make additional principal payments on those securities, which will reduce the total outstanding principal balance of those securities below the aggregate principal balance of the related loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to securityholders by absorbing the security’s share of losses from liquidated loans. However, there can be no guaranty that enough excess spread will be generated on the loans to maintain the required level of overcollateralization. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the loans. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Subordination: This form of credit enhancement uses collections on the loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinate securities, beginning with the class with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the senior securities. Accordingly, if the aggregate

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principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the loans would reduce the amount of funds available for monthly distributions to holders of the senior securities.

The weighted average lives of, and the yields to maturity on the subordinate securities will be progressively more sensitive, based on their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans are higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinate securities. As a result of such reductions, less interest will accrue on such class of subordinated securities than would otherwise be the case. Once a realized loss is allocated to a subordinated security, no interest will be distributable with respect to such written down amount.

Subordinated securities will not be entitled to any principal distributions during any period in which delinquencies or losses on the loans exceed certain levels. As a result, the weighted average lives of the subordinated securities will be longer than would otherwise be the case if distributions of principal were allocated among all of the securities at the same time. As a result of the longer weighted average lives of the subordinated securities, the holders of such securities have a greater risk of suffering a loss on their investments. Further, because such securities might not receive any principal if certain delinquency or loss levels occur, it is possible for such securities to

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receive no principal distributions even if no losses have occurred on the mortgage pool.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

Derivatives: Payments made by certain derivative contract counterparties, if any, will increase the amount of net monthly excess cashflow as described in the prospectus supplement. However, if the derivative contract counterparty defaults on its obligations, then there may be insufficient funds to cover basis risk shortfalls on the bonds or interest on the bonds, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the securities will be subject to the credit risk of the derivative contract counterparty, if any.

Net amounts payable under the derivative contracts are based on the parameters described in the prospectus supplement, and to the extent the actual performance of the loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

Net Monthly Excess Cashflow: Net monthly excess cashflow, if any, including amounts from certain derivative contracts, will provide some protection against any basis risk shortfalls on the securities, subject to the priorities described in the prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the interest rate on a class of securities is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

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The Interest Accrual Period May
Reduce the Effective Yield

on Your Securities	Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher
Expected Delinquencies	If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant

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portion of the mortgage loans in the issuing entity may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest- only mortgage loans, loans with balloon payments and loans which provide for negative amortization.

Consequently, non-conforming mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

If specified in the related prospectus supplement, the issuing entity may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt- A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to- value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the issuing entity contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a

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description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.
Aspects of the Mortgage Loan Origination Process May Result
in Higher Expected Delinquencies	Various factors in the process of originating the mortgage loans in the issuing entity may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. Some mortgage loan originators allow for “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the issuing entity.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting

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guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower, either on his own or through a broker, may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for or an appraiser may fraudulently value a property too high. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the issuing entity includes any mortgage loans originated electronically over the Internet, these originations may be more likely to be fraudulent. In recent years, there has been a marked increase of instances of mortgage fraud. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your

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securities. Investors should review the representations and warranties regarding the mortgage loans set forth in the prospectus supplement under “The Pooling Agreement—Assignment of Mortgage Loans” or “Assignment of the Mortgage Loans”, as applicable, to determine whether such representations and warranties adequately cover fraud in the origination of the mortgage loans and if so, whether such representation and warranty is limited to the knowledge of the seller or the originator.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the issuing entity.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the issuing entity, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

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Information Regarding Historical

Performance of Loans May Not Be

Indicative of the Performance of the

Loans in the Trust Fund	A variety of factors may affect the performance of any pool of loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of loans, prospective investors should consider, among other things:

•         differences in loan type;

•         the relative seasoning of the pools;

•         differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•         the extent to which the loans in a pool have prepayment penalties;

•         whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•         whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of loans and of the loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Legal and Other Factors Could Reduce the Amount and Delay the Timing of Recoveries
on Defaulted Loans	The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:
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•         an overall decline in the residential real estate markets where the properties are located,

•         failure of borrowers to maintain their properties adequately, and

•         natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the borrower’s property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

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Risks Related to Loans

With Interest-Only Payments	If specified in the related prospectus supplement, some of the loans to be included in the issuing entity may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these loans will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these loans in the issuing entity will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the issuing entity. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related loan, delinquency or default may be more likely.

Risks Related to Mortgage Loans That Provide for Negative
Amortization	If specified in the related prospectus supplement, the issuing entity may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.
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At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

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In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Loans Secured by Junior Liens are
Subject to Additional Risks	If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the issuing entity will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the issuing entity’s ability as a
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practical matter to foreclose on any junior lien will be limited.

Risks Related to Interest
Rate Swap Agreements	If the related prospectus supplement specifies that the issuing entity or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the issuing entity makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings
of Securities	If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, in the event that the issuing entity, after application of all interest and principal received on the related loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its

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obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

Recently, swap counterparties and credit support providers have experienced serious financial difficulties which have adversely affected the ability of such entities to make required payments under the swap agreement or credit support agreement, as applicable.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain
Classes of Securities	The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—-the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the loans in the issuing entity; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the loans in the issuing entity.

Prepayments on the loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the loans may occur as a result of solicitations of the borrowers by loan providers, including the seller and its affiliates and any master servicer or servicer.

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Exercise by a party that has a right to purchase the loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Servicer Collections Procedures May Affect the Timing of Collections
on the Loans	In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of loans. The servicers may, in accordance with the terms of the related pooling and servicing or servicing agreement, waive, modify or vary any term of any loan, or postpone strict compliance by the borrower with any term of any loan, so long as that waiver, modification or postponement is not materially adverse to the securityholders. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the issuing entity’s receipt of interest or principal payments. See “Risk Factors—Modifications of the mortgage loans may affect the yield of the certificates” in the prospectus supplement.

Conflicts of Interest Between the
Servicer and the Issuing Entity	As of the closing date, if the servicer or an affiliate of the servicer owns any interest in the securities, there may be a conflict of interest in servicing the loans. The timing of loan foreclosures and other servicing decisions, which will be under the control of the servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the pooling and servicing or servicing agreement will generally obligate the servicer to service the loans without regard to the ownership or non-ownership of the securities by the servicer or any of its affiliates, there is a possibility that the timing of foreclosures, and other loss mitigation actions may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the pooling and servicing agreement or servicing agreement to resolve or minimize potential conflicts of interest of this sort.

If a servicer modifies loans under the HAMP, such servicer will be compensated by the federal government
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for certain servicing actions which may influence such servicer’s decision making. Further, the pooling and servicing or servicing agreement may provide for payment to the servicer of an incentive fee for successful completion of loan workouts or liquidations which may also affect how a servicer services the related loans. In addition, future regulatory oversight, legislation and/or governmental intervention designed to protect consumers may impose additional requirements or limitations on a servicer which could have an adverse impact on such servicer or influence such servicer’s decision-making.

Risks Relating to Defaults, Resignation or Insolvency of the
Master Servicer or Servicer	If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the loans.

The master servicer or a servicer may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”). If the master servicer or a servicer were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement or the related servicing agreement provides that such an event would be an event of default entitling the trustee to terminate the master servicer or servicer, that provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement or servicing agreement by the master servicer or servicer in a

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bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement or servicing agreement and give the trustee a claim for damages and the ability to appoint a successor. An assumption under the Bankruptcy Code would require the master servicer or servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or servicer to assume the pooling and servicing agreement or servicing agreement and assign it to a third party. We cannot assure you that a bankruptcy or receivership of the master servicer or servicer would not adversely impact the servicing of the loans or that the trustee would be entitled to terminate the master servicer or servicer in a timely manner or at all.

If the master servicer or any servicer becomes the subject of bankruptcy or similar proceedings, the issuing entity’s or trust fund’s claim to collections in that master servicer’s or servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your securities may be delayed or reduced.

If the master servicer or servicer resigns or is in default and the cost of servicing the loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from issuing entity to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the issuing entity. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

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Risk of Delinquencies Due

to Servicing Transfers	Servicing of loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments
on the Securities	Each transfer of a loan to RBS Financial Products Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed securities, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that loan by the insolvent party as a borrowing secured by a pledge of the loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.
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Loans to Lower Credit Quality
Borrowers are More Likely

to Experience Late Payments
and Defaults and Increase Your

Risk of Loss	Issuing entity assets may have been made to lower credit quality borrowers who fall into one of two categories:

•         customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

•         customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses
in the Future	As specified in the related prospectus supplement, a certain number of loans included in the issuing entity may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates. As much as 20% (by principal balance) of the issuing entity assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by loans whose borrowers have more favorable payment histories.

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Loans With High Original
Loan-to-Value Ratios May Present

a Greater Risk of Loss	As specified in the related prospectus supplement, some of the loans included in the issuing entity may have original loan-to-value ratios of greater than 80%. Loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than loans with low original loan-to-value ratios.

Moreover, loans with high original loan-to- value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Geographic Concentration of
Loans	The loans to be included in the issuing entity may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the loans may be higher than if fewer of the loans were concentrated in those states because the following conditions will have a disproportionate impact on the loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

• Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related loans.

• Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

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• Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on loans in those regions, or in insurance payments that will constitute prepayments of principal of those loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the issuing entity, see the geographic distribution table or tables in the prospectus supplement.

Failure to Perfect Security Interests in Manufactured Homes May Result in Losses
on Your Securities	Each manufactured housing conditional sales contract or installment loan agreement that is included in a issuing entity will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the issuing entity, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee’s interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

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The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the issuing entity could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily and Mixed Use Loans Generally are Riskier Than Single
Family Loans	Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

•         Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.

•         Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.

•         Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.

•         Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.

In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Default Risk on High Balance
Loans	If specified in the related prospectus supplement, a certain percentage of the loans included in the issuing entity may have a principal balance as of the cut-off date in excess of
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$l,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the issuing entity as a whole.

Loans With Balloon Payments
May Increase Your Risk of Loss	Certain loans may not be fully amortizing and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable
Rate Securities	The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the loans in the issuing entity or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the issuing entity and any payments owed on derivative instruments. The loans to be included in the issuing entity will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate loans in the issuing entity may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

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•         The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the loans to be included in the issuing entity may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•         The interest rates on adjustable rate loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•         To the extent that fixed rate or adjustable rate loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related loans.

If Amounts in Any Pre-Funding Account are Not Used to Purchase Issuing Entity Assets, You Will Receive a Prepayment on the
Related Securities	The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case,
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the transferred funds may be used only to acquire additional assets for the issuing entity during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of Applicable Federal
Laws May Reduce or Delay

Loan Collections	The loans may also be subject to federal laws relating to the origination and underwriting. These laws:

•         require certain disclosures to the borrowers regarding the terms of the loans;

•         prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•         regulate the use and reporting of information related to the borrower’s credit experience; and

•         require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the issuing entity) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from

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defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the issuing entity) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The issuing entity also could be subject to damages and administrative enforcement.

Originators and Servicers May Be Subject to Litigation, Governmental Proceedings or
Adverse Economic Conditions	The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. The prevalence of such actions has increased dramatically in recent years, including class actions and regulatory investigation, as originators and servicers have been named in law suits concerning defaulted loans. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective loans, could be impaired.

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In particular, the yield on your securities may be adversely affected if such events impact an originator of loans in the related trust fund. To the extent described in your prospectus supplement, an originator may be required to repurchase or substitute for loans for material breaches of representations and warranties made by it with respect to the loans, or if described in your prospectus supplement, in the event of early payment defaults. The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the loans to experience higher rates of delinquencies, defaults and losses.

Any required risk retention by the originator, sponsor or seller or any other person, as required under the applicable regulations (if any), will be disclosed in the related prospectus supplement.

Proceeds of Liquidated Loans Generally are Paid First to
Providers of Trust Services	There is no assurance that the value of the issuing entity assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series. If issuing entity assets have to be sold because of an event of default or otherwise, providers of services to the issuing entity (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

Mortgaged Properties May Be Subject to Environmental Risks
That Could Result in Losses	Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a issuing entity. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the issuing entity as owner of the related property.
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In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the issuing entity is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You May Have Difficulty Selling Your Securities or
Obtaining Your Desired Price	No market will exist for the securities before they are issued. In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the Securities Do Not Address All Investment Risks and
Must be Viewed With Caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the issuing entity assets and any credit enhancement for that class and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. In recent years, residential mortgage and asset backed securities have increasingly been subject to rating agency downgrades. The rating agency could lower or withdraw its rating due to:

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•         any decrease in the adequacy of the value of the issuing entity assets or any related credit enhancement,

•         an adverse change in the financial or other condition of a credit enhancement provider, or

•         a change in the rating of the credit enhancement provider’s long-term debt.

The Securities May Not Be

Suitable Investments	The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the loans in the issuing entity may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment loans, interest-only loans, and for the other factors relating to the loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Credit Scoring Models May Not
Provide an Accurate Risk

Assessment of Borrowers	Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information
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utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Government Action May
Affect Foreclosure	In addition to the limitations on foreclosure described in this prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan. Various jurisdictions have enacted, or have considered or are currently considering, such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the securities.
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Delays and Expenses Associated

with Foreclosure Proceedings

Could Delay Distributions to

You or Result in Losses	Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to an issuing entity or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses, particularly if defenses or counterclaims are made. In addition, the increased number of mortgage loan delinquencies and foreclosures has resulted in additional delay in some states and extensions of the foreclosure process, either due to delay or judicial rulings. Additional rules or regulations may be passed that may further delay the foreclosure process. For instance, the Protecting Tenants at Foreclosure Act, enacted in 2009, provides that in the case of certain mortgage loans, the party taking title to the property pursuant to a foreclosure assumes the property subject to the rights of any bona fide tenant and provides for a notice period for the tenant to vacate. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to an issuing entity or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.
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Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee’s interest in a property and, thus, reduce proceeds payable to the securityholders.

The Yield of the Offered Securities May be Adversely Affected by Economic, Geographic, Social
and Other Factors	The yield on a class of offered securities will be largely dependent on prepayment speeds with respect to the related mortgage loans. The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. For example, regional growth patterns and increased employment opportunities in a particular geographic area could lead to an increase in home values for such area and an increase in prepayment speeds, as more homes in such area are sold and existing borrowers borrow against the increased equity in their homes. Conversely, to the extent that a geographic area is burdened by residential overbuilding or a decrease in employment, prepayment speeds would be likely to decrease with respect to mortgage loans on mortgaged properties located in such area.

Significant changes in regional climate conditions could have effects that are difficult to foresee. To the extent that a locality becomes more susceptible to extreme temperatures or weather events or otherwise becomes less desirable as a place to live, property values, and rates of default, could be adversely affected.

Combination or Layering of Multiple Risk Factors May Significantly Increase Your
Risk of Loss	Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors. Where more than one significant risk
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factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Terrorist Attacks and Military Action Could Adversely Affect the
Yield on the Offered Securities	The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, the military conflicts with Iraq and Afghanistan have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”)

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or state laws providing for similar relief. See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in this prospectus. Shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the master servicer, any servicer or any subservicer.

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The Issuing Entity

The issuing entity for each series of securities will be a trust fund held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each issuing entity will consist of one or more pools of the following asset types:

•	Single Family Loans,
•	Home Equity Loans,
•	Multifamily Loans,
•	Manufactured Housing Contracts, or
•	Home Improvement Contracts.

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

Whenever the terms “pool,” “certificates” and “notes” are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular issuing entity consisting primarily of the loans in that pool. Similarly, the term “pass-through rate” refers to the pass-through rate borne by the certificates of a particular series, the term “interest rate” refers to the coupon borne by notes of a particular series and the term “issuing entity” refers to the related issuing entity.

Unless the context indicates otherwise, the term “loan” includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts.

The securities will be entitled to payment from the assets of the related issuing entity as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other issuing entity established by the depositor.

The loans will be acquired by the depositor, either directly or through affiliates, from sellers and conveyed by the depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading “Loan Program— Underwriting Standards” and as more specifically provided in a related prospectus supplement.

The master servicer named in the related prospectus supplement will service the issuing entity’s assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the

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form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

The following sections contain a brief description of the assets expected to be included in the issuing entity. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Mortgage Loans—General

The loans in each issuing entity are secured by the related mortgaged properties or manufactured housing installment sale contracts or installment loan agreements. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•	Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;
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•	Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;
•	Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;
•	Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;
•	Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;
•	Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these
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mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•	Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;
•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;
•	Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or
•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

•	Interest may be payable at
•	a fixed rate,
•	a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,
•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,
•	a rate that otherwise varies from time to time, or
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•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

•	Principal may be
•	payable on a level debt service basis to fully amortize the loan over its term,
•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or
•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a “balloon” payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may
•	be fixed for the life of the loan,
•	increase over a specified period of time, or
•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.
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Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,
•	the type of mortgaged property securing each loan,
•	the original terms to maturity of the loans,
•	the largest principal balance and the smallest principal balance of the loans,
•	the earliest origination date and latest maturity date of the loans,
•	the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,
•	the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and
•	the geographical location of the related mortgaged properties on a state-by-state basis.

The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

•	a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the “manufacturer invoice price”),
•	the actual cost of any accessories depending on the size of the unit, and
•	the cost of state and local taxes, filing fees and up to three years’ prepaid hazard insurance premiums.

The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers’ Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

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The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

•	excessive building resulting in an oversupply of rental housing stock,
•	a decrease in employment reducing the demand for rental units in an area,
•	federal, state or local regulations and controls affecting rents, prices of goods and energy,
•	environmental restrictions,
•	increasing labor and material costs, and
•	the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor’s rights with respect to those representations and warranties. See “Operative Agreements—Assignment of Issuing Entity Assets” in this prospectus.

The obligations of the master servicer with respect to the mortgage loans will consist principally of:

•	its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings “Mortgage Loan Program—Representations by Sellers; Repurchases” and “Operative Agreements— Sub-Servicing by Sellers” and “—Assignment of Issuing Entity Assets”; and
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•	its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading “Description of the Certificates—Advances.”

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have principal balances at origination and original terms to stated maturity as set forth in the related prospectus supplement.

If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

Home Equity Loans

Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the issuing entity will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available

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for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for the cooperative’s mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

When we use the term “manufactured home” in this prospectus, we mean, as stated in 42 U.S.C. § 5402(6), “a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis

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and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related issuing entity, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related issuing entity, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Incorporation of Certain Information by Reference

We incorporate in this prospectus by reference all documents and reports, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor, RBS Acceptance Inc. (RBSAI), with respect to an issuing entity pursuant to the requirements of Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series; provided, however, this prospectus does not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to an issuing entity. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the depositor will provide without charge a copy of any such reports incorporated herein by reference, in each case to the extent that the reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Mark Hagelin, RBS Acceptance Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700. The depositor has determined that its financial statements are not material to the offering of any of the securities.

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Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each issuing entity, that file electronically with the SEC.

Static Pool Information

For each issuing entity discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be included as an annex in the related prospectus supplement.

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of issuing entity assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Sponsor

The sponsor will be RBS Financial Products Inc. for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of RBS Holdings USA Inc. and is an affiliate of the depositor. The sponsor was organized for the purpose of issuing securities through its affiliates RBS Acceptance Inc., private secondary mortgage market conduits.

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The sponsor maintains its principal office at 600 Washington Boulevard, Stamford Connecticut 06901. Its telephone number is (203) 897-2700.

From January 2003 through and including December 2008, the Sponsor has securitized loans with an aggregate principal balance of approximately $148.19 billion. During the calendar years 2003, 2004, 2005, 2006, 2007 and 2008, the sponsor securitized mortgage loans with an aggregate principal balance of approximately $10.7, $30.4, $47.9, $39.9, $18.31 and $0.98 billion, respectively. The Sponsor did not securitize any loans in 2009. Prior securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties. Products purchased include both fixed rate and ARM programs for Alt-A, jumbo (prime) and subprime mortgages as well as fixed rate second liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker Price Opinions (BPOs) are also obtained on a selective basis. See “The Originators—Underwriting Guidelines” in the prospectus supplement for additional information.

The sponsor has been securitizing residential mortgage loans since 1990.

The Depositor

RBS Acceptance Inc. is a Delaware corporation organized on April 23, 1987, for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. The depositor is a limited purpose finance subsidiary of RBS Holdings USA Inc. and an affiliate of RBS Securities Inc. RBS Securities Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. The depositor maintains its principal office at 600 Washington Boulevard, Stamford, Connecticut 06901 and the telephone number is (203) 897-2700.

The depositor does not have, nor are they expected in the future to have, any significant assets.

From January 2003 through and including December 2008, the depositor or an affiliate depositor has securitized mortgage loans with an aggregate principal balance of approximately $179.39 billion. During the calendar years 2003, 2004, 2005, 2006, 2007 and 2008, the depositor or an affiliate depositor has securitized mortgage loans with an aggregate principal balance of approximately $14.2, $32.6, $54.3, $59.0, $18.31 and $0.98 billion, respectively. The Depositor did not securitize any loans in 2009. Prior issuances were publicly offered and have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

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In conjunction with RBS Financial Products Inc.’s acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

Neither the depositor nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

Loan Program

The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading “—Underwriting Standards” below.

Underwriting Standards

Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower’s employer. The verification reports the borrower’s length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

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In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project’s cashflow, expenses, capitalization and other operational information in determining the property’s value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

•	to meet the borrower’s monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and
•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

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FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators or Sellers

Unless otherwise specified in the related prospectus supplement, each originator and mortgage loan seller of mortgage loans will be required to satisfy the qualifications set forth below. Each originator of mortgage loans must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. In addition, each originator and mortgage loan seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by Sellers; Repurchases or Substitutions

Each originator or seller will have made representations and warranties in respect of the loans sold by that originator or seller and evidenced by a series of securities. The material representations and warranties will be set forth in the prospectus supplement.

If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in an issuing entity if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

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The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the issuing entity with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller or originator cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

•	to repurchase that loan from the issuing entity at a purchase price equal to 100% of the loan’s unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or
•	substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation (and, if provided for in the related operative agreements, any indemnity of the Trust Fund by the seller or originator) will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

If a REMIC election is to be made with respect to an issuing entity, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related issuing entity or from any holder of the related residual certificate. See “Description of the Securities—General” in this prospectus.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master

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servicer may have a repurchase or substitution obligation as described under the heading “Operative Agreements—Assignment of Issuing Entity Assets” in this prospectus.

Description of the Securities

RBS Acceptance Inc., as depositor, will establish an issuing entity for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual	A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.
Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component	A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
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Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.
Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate	A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.
Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
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Scheduled Principal	A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.
Senior Support	A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.
Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.
Super Senior	A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.
Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate	A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the

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issuing entity includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related issuing entity. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related issuing entity and the trustee named in the prospectus supplement for that series. If the issuing entity includes loans, the issuing entity and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to RBS Acceptance Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: Asset Backed Finance Group.

General

The securities of each series will

•	be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,
•	evidence specified beneficial ownership interests in the issuing entity’s assets, in the case of a series of certificates, or be secured by the pledge of the issuing entity’s assets, in the case of a series of notes, and
•	not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

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To the extent provided in the related operative agreements, each issuing entity will consist of the following:

•	the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as “retained interest”;
•	those assets as from time to time are required to be deposited in the related security account as defined under the heading “Operative Agreements—Payments on Loans; Deposits to Security Account” in this prospectus;
•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and
•	primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, an issuing entity may also include one or more of the following:

•	reinvestment income on payments received on the issuing entity’s assets,
•	a reserve fund,
•	a pool insurance policy,
•	a special hazard insurance policy,
•	an interest rate swap or yield supplement agreement,
•	a currency swap,
•	a market value swap,
•	a bankruptcy bond,
•	one or more letters of credit,
•	a surety bond,
•	guaranties, or
•	similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage – which may be 0% – of future interest payments and a specified portion or percentage – which may be 0% – of future principal payments on the assets in the related issuing entity. A series of securities may

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include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the issuing entity’s assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code may result in “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code. See “ERISA Considerations” in this prospectus.

As to each series of securities, an election may be made to treat the related issuing entity, or designated portion of the issuing entity, as a “real estate mortgage investment conduit” (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC

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election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the issuing entity or from any holder of the related residual certificate.

Book-Entry Securities

The offered securities will be book-entry securities (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) will hold such securities through The Depository Trust Company (“DTC”) in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates or notes which equal the aggregate principal balance of such securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Securities in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that offered securities must be purchased in minimum total investments of $100,000 per class. Except as described below, no Security Owner acquiring a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such security (a “Definitive Securities”). Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC. Security Owners will not be securityholders as that term is used in the pooling and servicing agreement. Security Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Security Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Security Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Security Owners will receive all distributions or payments of principal of and interest on the Book-Entry Securities from the Trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the

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“Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions or payments of principal of, and interest on, the Book-Entry Securities. DTC Participants and indirect participants with whom Security Owners have accounts with respect to Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess securities representing their respective interests in the Book-Entry Securities, the Rules provide a mechanism by which Security Owners will receive distributions and payments and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive securities representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until definitive securities are issued, Security Owners who are not DTC Participants may transfer ownership of Book-Entry Securities only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each, as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Consequences” in this prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures

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and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the Rules, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, “IML,” the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the

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“Euroclear Operator”). The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Securities through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in the Book-Entry Securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such distributions to the Security Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Security Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Security Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—REMICS” in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical securities for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may

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reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports on the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such Security Owners are credited.

DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive securities will be issued to Security Owners of the Book-Entry Securities, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Depositor or the Trustee is unable to locate a qualified successor or (b) after the occurrence of a Servicer Event of Termination (as defined in the pooling and servicing agreement), Security Owners having percentage interests aggregating not less than 51% of the Book-Entry Securities advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Security Owners of the occurrence of such event and the availability through DTC of definitive securities. Upon surrender by DTC of the global securities or securities representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue definitive securities, and thereafter the Trustee will recognize the holders of such definitive securities as securityholders under the pooling and servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

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None of the depositor, the servicer, the sponsor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See “Credit Enhancement and Other Support” in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term “Available Funds” for each distribution date will equal the sum of the following amounts:

(i)	the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related issuing entity (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:
•	all payments which were due on or before the cut-off date;
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•	all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;
•	all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;
•	amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;
•	amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading “—Advances” immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and
•	that portion of each collection of interest on a particular loan in the issuing entity which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;
(ii)	the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under “—Advances” immediately below and deposited by it in the security account;
(iii)	if applicable, amounts withdrawn from a reserve account;
(iv)	any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and
(v)	if applicable, the amount of any prepayment interest shortfall.

Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in

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the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the issuing entity will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

•	the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

•	all distributions reported to securityholders of that class as allocable to principal increased by

•	in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

•	in the case of adjustable rate certificates, the effect of any negative amortization.
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The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement and Other Support—Subordination” in this prospectus.

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal – including principal prepayments – on the issuing entity’s assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the

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aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer’s determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee or a successor servicer appointed by the trustee pursuant to the terms of the pooling and servicing agreement or servicing agreement, as applicable, will be obligated to make the advance in its capacity as successor to the servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See “—Distributions on Securities” above.

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Purchase Obligations

Some types of issuing entity assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

A purchase commitment is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified issuing entity assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing agent to sell specified issuing entity assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to issuing entity assets may apply to those issuing entity assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to issuing entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Exchangeable Securities

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an

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administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•	the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;
•	the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and
•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•	A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index
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would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•	An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.
•	Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes and interest payments. The principal balance of the principal and interest class would be equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•	A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.
•	A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable

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securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;
•	the total cash flows received and the general sources thereof;
•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;
•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;
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•	the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;
•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);
•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;
•	interest rates, as applicable, to the pool assets and securities;
•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;
•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;
•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;
•	number and amount of pool assets, together with updated pool composition information;
•	the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;
•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;
•	material breaches of pool asset representation or warranties or transaction covenants;
•	information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;
•	information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;
•	any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;
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•	the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;
•	the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;
•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;
•	the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;
•	the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;
•	the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;
•	the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;
•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;
•	if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and
•	the pass-through rate as of the day prior to the immediately preceding distribution date.

Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

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•	other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

Reports, whether monthly or annual, will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

Credit Enhancement and Other Support

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related issuing entity fund. In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action. Credit enhancement may take the form of one or more of the following:

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,
•	the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,
•	the establishment of one or more reserve accounts,
•	an interest rate swap (or cap, floor or collar) or a yield supplement agreement,
•	a currency swap,
•	a market value swap,
•	the use of a cross-support feature, or
•	a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be

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accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

•	reducing the ownership interest of the holders of the related subordinated securities,
•	a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or
•	as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

The related prospectus supplement may also limit the following:

•	the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,
•	the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and
•	the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

•	on each distribution date,
•	for specified periods, or
•	until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise,
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thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

•	in the order of their scheduled final distribution dates,
•	in accordance with a schedule or formula,
•	in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

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•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;
•	hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
•	if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and
•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

•	to purchase the property securing the defaulted loan at a price equal to the loan’s principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or
•	to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and
•	the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or
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•         failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan’s servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Primary Mortgage Insurance Policies

The related prospectus supplement may specify a mortgage loan (the “PMI Mortgage Loan”) is backed by a primary mortgage insurance policy (the “PMI Policy”). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the “PMI Insurer”). The PMI Policy covers loss by reason of default in payment on the insured’s mortgage loan. A PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

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No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner’s insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

Unless otherwise specified in the related prospectus supplement, the PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA Insurance; VA Guarantees

Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original

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principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor’s control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures’ interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture’s principal amount.

The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon

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assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan’s assignment to the VA.

With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

•	loss by reason of damage to mortgaged properties caused by certain hazards – including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement – not insured against under the
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standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

•	loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See “Operative Agreements—Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

•	the cost to repair or replace the mortgaged property, and
•	upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide

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that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See “Material Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.

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Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related issuing entity.

The reserve account for a series of securities will be funded in one of the following ways:

•	by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;
•	by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or
•	in such other manner as the prospectus supplement may specify.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, “permitted investments” will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be

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issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same issuing entity. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the related prospectus supplement, an issuing entity may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

•	to maintain timely payments or provide additional protection against losses on the assets included in the issuing entity,
•	to pay administrative expenses, or
•	to establish a minimum reinvestment rate on the payments made in respect of the assets included in the issuing entity or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner

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that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the issuing entity, and in some cases by the issuing entity to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as

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strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the issuing entity on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related issuing entity. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional

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first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related issuing entity may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

•	make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or
•	make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “Operative Agreements—Collection Procedures” and “Material Legal Aspects of the Mortgage Loans” in this prospectus for a description of certain provisions of each

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operative agreement and certain legal matters that may affect the prepayment experience of the loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

•	30 days’ interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer’s servicing fee accrues, over
•	the amount of interest actually received on that loan during the due period, net of the master servicer’s servicing fee.

If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans

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bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of an issuing entity to effect early retirement of the related series of securities. See “Operative Agreements—Termination; Optional Termination; Optional Calls” in this prospectus.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of issuing entity’s assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an “insolvency trustee”) is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average “strip rate” as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

Operative Agreements

Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under Regulation AB, will be filed with the Commission in a current report on Form 8-K simultaneously with or prior to the filing of the final prospectus. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements.

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Assignment of Issuing Entity Assets

Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor will cause the loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related issuing entity will be registered electronically through the MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related issuing entity:

•	the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;
•	in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage (if on the MERS® System, noting the presence of the mortgage identification number of the mortgage loan and language indicating if MERS is acting as the mortgagee of such loan as nominee for the related originator), deed of trust or similar instrument (each, a “mortgage”) with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;
•	in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;
•	an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS® System; and
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•	any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.

With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

•	the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,
•	the original security agreement,
•	the proprietary lease or occupancy agreement,
•	the recognition agreement,
•	an executed financing agreement and the relevant stock certificate,
•	related blank stock powers, and
•	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller’s obligation to the extent described in this prospectus under “Mortgage Loan Program—Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller

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defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller’s obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the provisions of the foregoing two paragraphs, with respect to an issuing entity for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

Payments on Loans; Deposits to Security Account

The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related issuing entity a security account which is a separate account or accounts for the collection of payments on the assets in the issuing entity. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

•	It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.
•	It must be an account the deposits in which are fully insured by the FDIC.
•	It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.
•	It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a

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Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under “—Sub-Servicing by Sellers,” less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each issuing entity, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

•	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;
•	all payments on account of interest on the loans, net of applicable servicing compensation;
•	Insurance Proceeds;
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•	Liquidation Proceeds;
•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;
•	all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under “Loan Program—Representations by Sellers; Repurchases or Substitutions” or “— Assignment of Issuing Entity Assets” above and all proceeds of any loan repurchased as described in this prospectus under “—Termination; Optional Termination” below;
•	all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under “—Hazard Insurance” below;
•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and
•	all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related issuing entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

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Sub-Servicing of Loans

Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

•	collecting payments from borrowers and remitting collections to the master servicer;
•	maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer’s right to approve settlements in advance;
•	maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;
•	processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;
•	attempting to cure delinquencies;
•	supervising foreclosures;
•	inspecting and managing mortgaged properties under certain circumstances;
•	maintaining accounting records relating to the loans; and
•	to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under “—Payments on Loans; Deposits to Security Account” above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

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As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See “— Servicing and Other Compensation and Payment of Expenses” below.

Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer or servicing rights owner, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related issuing entity. Consistent with the preceding sentence, the master servicer may, in its discretion,

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•	waive any assumption fee, late payment or other charge in connection with a loan; and
•	to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

With respect to residential mortgage loans, the master servicer or sub-servicer may be required to service the mortgage loans in compliance with HAMP and HASP, which may increase the number of modifications. HAMP and HASP set forth detailed parameters with respect to the decision as to whether a modification is in the best interest of the trust fund. To the extent these or other criteria apply with respect to modifications, they will be included in the related prospectus supplement. In addition, in certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related issuing entity, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related issuing entity. See “Pooling and Servicing Agreement—Modifications” in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the

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master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See “Material Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Material Legal Aspects of the Loans” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of an issuing entity, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A

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blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage – generally 80% to 90% – of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and
•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See “Credit Enhancement and Other Support—Special Hazard Insurance Policies” in this prospectus.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the

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cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

•	all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,
•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,
•	amounts expended but not approved by the issuer of the related primary mortgage insurance policy,
•	claim payments previously made by the primary insurer, and
•	unpaid premiums.

Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

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•	fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,
•	failure to construct the related mortgaged property in accordance with specified plans,
•	physical damage to the mortgaged property and
•	lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

•	to advance or discharge all hazard insurance policy premiums;
•	to advance
•	real estate property taxes,
•	all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,
•	mortgaged property sales expenses,
•	any outstanding liens on the mortgaged property (as defined in the policy) and
•	foreclosure costs, including court costs and reasonable attorneys’ fees,
•	in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;
•	in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and
•	to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with

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respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and
•	the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the issuing entity will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the issuing entity may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted loan together with accrued interest. See “Credit Enhancement and Other Support” in this prospectus supplement.

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Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

•	payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;
•	payment of the fees and disbursements of the trustee and independent accountants;
•	payment of expenses incurred in connection with distributions and reports to securityholders; and
•	payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

The operative agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

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Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one operative agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer’s resignation become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related issuing entity or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

•	any loss, liability or expense related to any specific loan in the issuing entity or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and
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•	any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related issuing entity and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under each agreement:

•	any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment – other than an advance – which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;
•	any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;
•	any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days
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after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the issuing entity in the event that payments are insufficient to make the payments required under the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the issuing entity and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement.

Pending the appointment, the trustee or the terminated servicer may be obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

•	the holder has previously given to the trustee written notice of default;
•	the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and
•	the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under the indenture for each series of notes:

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•	failure of the issuing entity to pay all interest on and principal of any note in full by its final maturity date;
•	failure by the issuing entity to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;
•	the material breach of any representation or warranty made by the issuing entity in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;
•	events of bankruptcy insolvency, receivership or liquidation of the issuing entity; or
•	any other event of default specified in the indenture.

If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

•	the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;
•	the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or
•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.
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Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee’s costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

•	to cure any ambiguity,
•	to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or
•	to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to an issuing entity, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be

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necessary to maintain the qualification of the issuing entity as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

•	reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or
•	reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the issuing entity to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

•	the final payment or other liquidation of the last of the assets of the issuing entity subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the issuing entity, and
•	the purchase from the issuing entity by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining issuing entity assets and all property acquired in respect of those assets.

See “Material Federal Income Tax Consequences” in this prospectus.

Unless otherwise specified in the related prospectus supplement, any purchase of issuing entity’s assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in

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accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the issuing entity, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

If specified for the notes of any series, the indenture will provide that the related issuing entity will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word “Callable.” With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word “Callable.” In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the

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outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) will pass to and be vested in the trustee. The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer) will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement

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arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer. The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies. Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the issuing entity).

If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

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Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may at any time resign and be discharged from the trust fund by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans. Certain of the loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A

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mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. e cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share

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loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

•	the obligation of the borrower to repay the loan it represents, and
•	the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states

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have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the

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manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls

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the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See “—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to

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the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

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Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be save. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

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Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the

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borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

•	reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,
•	reduce the monthly payments due under the mortgage loan,
•	change the rate of interest of the mortgage loan, and
•	alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

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The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the issuing entity, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

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The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the issuing entity.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

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Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

•	the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and
•	the seller, the depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

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In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen

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states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any issuing entity if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. n addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

Some states, such as California, provide similar protection to National Guard members called up to active service and reservists called to active duty as that provided by the Relief Act. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act or a similar state law could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where

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the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of “owner” or “operator” those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner” or “operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long

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as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the issuing entity generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the issuing entity, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the issuing entity, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable

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environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

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Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

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Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the issuing entity for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the issuing entity (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the issuing entity. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of

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trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General. Certain of the loans contained in an issuing entity may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an

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insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

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The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

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The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a

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demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. The “claimable amount” means an amount equal to 90% of the sum of:

•	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;
•	the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;
•	the uncollected court costs;
•	the attorney’s fees not to exceed $500; and
•	the expenses for recording the assignment of the security to the United States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Home Affordable Modification Program

In March 2009, the U.S. Department of the Treasury (“U.S. Treasury”) announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under HAMP, which is part of the Homeowner Affordability and Stability Plan (now known as the “MHA Program”). Modifications under HAMP are potentially available to mortgagors whose mortgage loans meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New mortgagors may be accepted under the program until December 31, 2013.

On March 26, 2010, the U.S. Treasury announced an expansion of HAMP to (i) require servicers to offer eligible unemployed mortgagors forbearance in the form of reduced or skipped payments during a period ranging from three to six months (the “Home Affordable Unemployment Program”), (ii) require servicers and owners of mortgage loans to look into optional principal reductions during the servicer’s HAMP evaluations, with incentives based on the amount of principal reduced and (iii) provide incentive payments to mortgage loan owners

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providing write-downs on underwater second liens. In addition, the U.S. Treasury announced increased incentives under the HAFA Program (discussed below).

On January 27, 2012, the U.S. Treasury further expanded HAMP to encompass mortgagors (i) applying for a modification on a home that is not their primary residence, but is currently rented or the mortgagor intends to rent it, (ii) who previously did not qualify for HAMP because their debt-to-income ratio was 31% or lower, (iii) who previously received a HAMP trial period plan, but defaulted in their trial payments and (iv) who previously received a HAMP permanent modification, but defaulted in their payments. This second level is known as “HAMP Tier 2” and the original HAMP review is now known as “HAMP Tier 1.” Additionally, servicers were required to extend the forbearance period under the Home Affordable Unemployment Program to twelve months. Finally, the U.S. Treasury tripled the financial incentives to investors for forgiving principal and notified Fannie Mae’s and Freddie Mac’s regulator that it would pay principal reduction incentives if Fannie Mae and Freddie Mac would permit servicers to forgive principal in conjunction with a HAMP modification. These changes were effective as of June 1, 2012.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Under HAMP, mortgagors with loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under HAMP, servicers first determine a proposed modification under a specified protocol referred to as the “waterfall,” and then evaluate the proposed modification based on a net present value or “NPV” model developed by the U.S. Treasury (now version 5.0). For HAMP Tier 1, the objective of the waterfall is to determine a proposed loan modification that would reduce a mortgagor’s monthly mortgage payment to 31% of the mortgagor’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the HAMP Tier 1 waterfall, in order to achieve a DTI of 31%, servicers are to take the following steps after having capitalized any arrearages and certain servicing advances: first, reduce the mortgage interest rate for the related mortgage loan (to as low as 2% per annum); second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification; and third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. Any deferred principal would not accrue interest. Under HAMP Tier 2, a servicer follows the same steps as HAMP Tier 1, but the interest rate in the first step is reduced to a specified “Tier 2 Rate,” which is a fixed rate based on Freddie Mac’s survey of 30-year fixed conforming rate loans, rounded up to the nearest 0.125% plus a risk adjustment (currently 50 basis points). HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines. Any HAMP Tier 2 modification must result in at least a 10% reduction in the monthly payment for the mortgagor and post-modification DTI of no less than 25% and no greater than 42%.

Each mortgagor who seeks to have a modification completed is screened for “hardship” based on a change in circumstance which may result in a decreased ability to make payments. Based on this review, the servicer will determine whether the loan is in danger of imminent default. In the case of mortgage loans which are in imminent danger of default or which are past-due for 60 days or more, once the proposed modification terms are set, the servicer will

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perform the NPV analysis for both HAMP Tier 1 and HAMP Tier 2 for mortgagors who meet the eligibility criteria for HAMP Tier 1 or just HAMP Tier 2 for other mortgagors, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the loan is NPV positive for HAMP Tier 1, a HAMP Tier 1 trial plan must be offered (regardless of the results under HAMP Tier 2). If the loan is NPV positive for HAMP Tier 2, a HAMP Tier 2 trial plan must be offered. If the modification is NPV negative, the modification is optional, unless prohibited under the applicable servicing agreement.

For each modification that is made under HAMP Tier 1, the owner of the loan will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI and the U.S. Treasury will pay to the owner of the loan, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI. For HAMP Tier 2 modifications, the owner of the loan is eligible for monthly payments for the first five years following permanent modification equal to the lesser of 50% of the difference between the monthly principal and interest payment before and after modification or 15% of the monthly principal and interest payment before modification.

HAMP also includes additional financial incentives for servicers, mortgagors and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive an amount ranging from $400 to $1,600 (depending on the number of days delinquent at the trial period plan effective date) for loans that successfully complete the trial period and, other than with respect to HAMP Tier 2 modifications, “pay for success” payments annually for the first three years of the permanent modification accruing monthly at the lesser of $83.33 and the difference between the pre-modification and post-modification housing expense. In addition, the owner of a mortgage loan modified under HAMP will receive a payment of $1,500 in the first month of the permanent modification. To the extent that a mortgagor stays current under the terms of the modified mortgage loan under HAMP Tier 1, he or she will be entitled to “pay for success” payments annually for the first five years of the permanent modification accruing monthly at the lesser of $83.33 and the difference between the pre-modification and post-modification housing expense, which will be payable to the owner as principal balance reductions. Additionally, investors are eligible annual payments for the first two years following permanent modification based on housing price declines.

Any such amounts received by the servicer that are payable to the beneficial owner of a mortgage loan or as a monthly principal balance reduction, will be distributed as part of available funds as set forth in the related prospectus supplement and any such amounts payable to the servicer will be retained as additional servicing compensation.

The Home Affordable Foreclosure Alternatives Program (“HAFA”) is part of HAMP and provides incentives to mortgagors, servicers and investors to encourage short sales and deeds-in-lieu of foreclosure as alternatives to avoid the foreclosure process, to help preserve the condition and value of the property and to help the mortgagor transition to more affordable housing. Mortgagors will be eligible for HAFA if they meet the eligibility criteria for a modification under HAMP but do not qualify for a modification based upon the waterfall and NPV analysis described above or are unable to sustain payments during a trial period relating to a modification.

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Prior to proceeding to foreclosure, participating servicers must evaluate each eligible borrower to determine if a short sale is appropriate. Considerations in this determination include the condition and value of the mortgaged property, average marketing time in the community where the mortgaged property is located, the condition of the title (including the presence of junior liens) and whether the net sales proceeds of a short sale are expected to exceed the investor’s recovery through foreclosure.

Incentive payments under the HAFA include compensation to servicers of up to $1,500 for successful completion of a short sale or deed-in-lieu of foreclosure, incentive compensation to borrowers of up to $3,000 to assist with relocation expenses, and up to $2,000 contributed by the Treasury to the owner of the mortgage loan to share in the cost of paying junior lien holders to release their claims, with the Treasury contributing $1 for every $3 paid by the owner. The “owners’ share” of any such payment to a junior lien holder generally will be made out of proceeds from such a short sale or deed-in-lieu of foreclosure that would otherwise be allocated as a payment in respect of the first lien and, as a result, could result in losses borne by the holder of such first lien..

Helping Families Save Their Homes Act of 2009

On May 20, 2009, the President of the United States signed into law the “Helping Families Save Their Homes Act of 2009” (the “HFSTH”). Among other provisions, the law provides a safe harbor within which servicers may modify and/or refinance mortgage loans and engage in other loss mitigation activities with limited to no liability to investors and other parties for any resulting failure to maximize the net present value of the mortgages that they service. Under the HFSTH, a servicer is deemed to have met their duty to investors and other parties if the servicer’s loss mitigation plan with respect to a mortgage loan meets the following criteria: (i) default on the mortgage loan has occurred, is imminent or is reasonably foreseeable, (ii) the property securing the mortgage loan is the mortgagor’s primary residence and (iii) the servicer reasonably determines that modifying the mortgage loan in accordance with its loss mitigation plan will provide a higher recovery of the outstanding principal balance of the mortgage loan than would be gained by foreclosing on the property. You should consider that the Helping Families Save Their Homes Act of 2009 may cause the related servicers to increase their modification activities in such a manner that may be beneficial to the transaction in the aggregate, but may be adverse to your investment in the certificates or notes.

HOPE for Homeowners Act of 2008

The HOPE for Homeowners Act of 2008 provides for FHA guaranteed refinancing of residential mortgage loans for qualified borrowers who cannot afford their current payments. This FHA program, which will expire on September 30, 2011, will rely on voluntary participation by servicers acting on behalf of securitization trusts, including the Master Servicer or sub-servicer on behalf of the issuing entity or trust fund. A loan will be an “eligible mortgage” under this FHA program if: the loan was originated on or before January 1, 2008; the borrower occupies the related mortgaged property as his or her principal residence; and the borrower had a mortgage debt to income ratio greater than 31%. Eligible borrowers may own no more than one residence. Although it is uncertain what effect, if any, the HOPE for Homeowners Act will have on the mortgage loans in a issuing entity or trust fund, particularly since the program relies on

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the voluntary participation of servicers, it is possible that some of the mortgage loans may be refinanced under this program, which may lead to an increase in prepayments on such mortgage loans and ultimately a decrease in the distributions on your certificates or notes.

Impact of Protecting Tenants at Foreclosure Act

On May 20, 2009, President Obama signed into law the Helping Families Save Their Homes Act of 2009, which includes Title VII, Protecting Tenants at Foreclosure Act (the “Tenant Foreclosure Act”). The Tenant-Foreclosure Act provides that in the case of any foreclosure on a federally-related mortgage loan or on any dwelling or residential real property, the party taking title to property pursuant to the foreclosure (“Foreclosing Party”) assumes the property subject to the rights of any bona fide tenant. If the Foreclosing Party wishes to evict the tenant, the Foreclosing Party must provide the tenant with 90-days notice to vacate. However, if a bona fide lease was entered into before the date of the foreclosure, the tenant has the right to remain at the property until the end of the lease term, except that the lease may be terminated prior to the expiration of such lease term upon the sale of the property to a purchaser who will occupy the property as a primary residence, subject to the 90-days notice. In the case of a tenant without a lease or if there is a lease terminable at-will, the tenant must be given the 90-day termination notice. The Tenant-Foreclosure Act also includes a provision stating that any state or local law providing for longer time periods or other additional protections for tenants shall not be affected by the Tenant-Foreclosure Act. The Tenant-Foreclosure Act may impede the servicer’s ability to liquidate a mortgage loan upon foreclosure and thus may adversely affect the yield on the certificates or notes.

Material Federal Income Tax Consequences

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, Dentons US LLP. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the issuing entity relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a

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“section” or “sections” shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

If a REMIC election is not made, in the opinion of tax counsel the issuing entity will not be (i) classified as a taxable mortgage pool as defined in 7701(i) of the Code that is taxable as a corporation for federal income tax purposes, (ii) an association taxable as a corporation for federal income tax purposes, or (iii) a “publicly traded partnership” taxable as defined in Treasury Regulation section 1.7704-1 that is taxable as a corporation for federal income tax purposes. A issuing entity that qualifies as a “grantor trust” for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

•	the issuing entity will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and
•	owners of certificates will be treated for federal income tax purposes as owners of a portion of the issuing entity’s assets as described below.

An issuing entity that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

With respect to each issuing entity that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the issuing entity will qualify as a REMIC and the related securities will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (the “IRS”) or any third party.

If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related issuing entity. The issuing entity would then be treated as a partnership and could be a publicly traded partnership. If the issuing entity were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute “qualifying income” not derived in the conduct of a financial business. Nevertheless, if the issuing entity were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the issuing entity’s income but might be subject to certain limitations on their ability to deduct their share of the issuing entity’s expenses.

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Taxation of Debt Securities

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests and the issuing entity is classified as a REMIC, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and
•	securities held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Except to the extent otherwise provided in the related prospectus supplement, if the securities are notes and the issuing entity is not classified as a REMIC, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and
•	securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will not be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

In the opinion of tax counsel, each accrual class, interest only class and principal only class of securities will, and certain of the other debt securities may, be issued with “original issue discount” or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the excess of the stated redemption price at maturity of a debt security over its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into

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account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security generally also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying

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the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,
•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and
•	interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The IRS issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual

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period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of
•	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and
•	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),
•	events that have occurred before the end of the accrual period, and
•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

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The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted

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securities that are stripped securities as described below. See “—Tax Status as a Grantor Trust — —Multiple Classes of Grantor Trust Certificates—Stripped Bonds and Stripped Coupons” below.

Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, the legislative history of the 1986 Act indicates that market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or
•	in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

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Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the debt security. Such adjusted basis generally will equal the seller’s purchase price for the debt security, increased by the OID and market discount included in the seller’s gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the

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debt security has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a debt security will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;
•	the debt security is part of a straddle;
•	the debt security is marketed or sold as producing capital gain; or
•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

•	the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity);
•	the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and
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•	the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding. The master servicer or trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Tax Status as a Grantor Trust

If so specified in the related prospectus supplement, the issuing entity will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the issuing entity’s assets as described below. Tax counsel will deliver its opinion to the depositor confirming the above-stated conclusions for each such issuing entity. This opinion will be based on the assumption that the terms of the applicable pooling and servicing agreement, or trust agreement, and related documents will be complied with.

Single Class of Grantor Trust Certificates

Characterization. The issuing entity may be created with one class of grantor trust certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by that grantor trust certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a grantor trust certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the issuing entity represented by that grantor trust certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the certificateholder’s method of accounting. Under section 162 or 212 of the Code, each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the issuing entity. A certificateholder that is an individual, estate or trust will be entitled to deduct its share of

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expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that certificateholder’s adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans may then be subject to the “coupon stripping” rules of the Code discussed below.

Part or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income generally taxable to that holder under the Code.

Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

•	a grantor trust certificate owned by a “domestic building and loan association” within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is .. . . residential property” within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that grantor trust certificate are of a type described in the section;
•	a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that grantor trust certificate are of a type described in the section; and
•	a grantor trust certificate owned by a REMIC will be an “obligation . . . which is principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect to

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amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a grantor trust certificate. The basis for a grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On December 30, 1997, the IRS issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the issuing entity, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the master servicer or trustee will account for amortizable bond premium in the manner described above. Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury’s OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals)

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originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See “—Multiple Classes of Grantor Trust Certificates—Grantor Trust Certificates Representing Interests in Loans Other than ARM Loans—Accrual of Original Issue Discount” below.

Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount.” Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

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•	the total remaining market discount

times

•	a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

times

•	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the grantor trust certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations may have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquires a grantor trust certificate at a market discount also may be required to defer, until the maturity date of the grantor trust certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the grantor trust certificate in excess of the aggregate amount of interest (including OID) includible in such holder’s gross income for the taxable year with respect to the grantor trust certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the grantor trust certificate for the days during the taxable year on which the holder held the grantor trust certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the grantor trust certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for

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certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or grantor trust certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Grantor Trust Certificates

Stripped Bonds and Stripped Coupons

General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If an issuing entity is created with two classes of grantor trust certificates, one class of grantor trust certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (“stripped bond certificates”), while the second class of grantor trust certificates will represent the right to some or all of the interest on such portion (“stripped coupon certificates”).

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the

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Code. See “—Single Class of Grantor Trust Certificates—Original Issue Discount” above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

•	the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or
•	no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the issuing entity’s mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a grantor trust certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the grantor trust certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the issuing entity. With respect to these sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of grantor trust certificates should be considered to represent “real estate assets”

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within the meaning of section 856(c)(4)(A) of the Code and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to grantor trust certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in grantor trust certificates is material are encouraged to consult their own tax advisors regarding the characterization of the grantor trust certificates and related income. Grantor trust certificates will be “obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Part or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income generally taxable to that holder under the Code.

Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans. OID on each grantor trust certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under “—Accrual of Original Issue Discount” below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the grantor trust certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a grantor trust certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

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Under the Code, the mortgage loans underlying each grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under “—Accrual of Original Issue Discount” below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer or trustee intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on that certificate for each day on which it owns the grantor trust certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows. A calculation will be made by the master servicer or trustee or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

•	the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and
•	any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The “adjusted issue price” of a grantor trust certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a grantor trust certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately

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preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

Grantor Trust Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates (if the related issuing entity includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer or trustee will report OID on grantor trust certificates attributable to ARM loans (“stripped ARM obligations”) to holders in a manner it believes to be consistent with the rules described under the heading “—Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans” above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the grantor trust certificates.

Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

Final regulations issued on June 11, 1996 with respect to OID under section 1275 include “contingent payment regulations” covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan may be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the

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borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor’s capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

Applying these principles to the grantor trust certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of grantor trust certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the grantor trust certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

In the event that payments on a grantor trust certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading “—Multiple Classes of Grantor Trust Certificates—Stripped Bonds and Stripped Coupons” above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the “applicable Federal rate” (AFR), in effect at the time of purchase of the grantor trust certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder’s adjusted basis in the grantor trust certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the grantor trust certificate (or to zero if the certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the grantor trust certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID and market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a grantor trust certificate is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the grantor trust certificate has been owned for the long-term capital gain holding period (currently more than one year).

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Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of the grantor trust certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;
•	the grantor trust certificate is part of a straddle;
•	the grantor trust certificate is marketed or sold as producing capital gain; or
•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Grantor trust certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

Generally, to the extent that a grantor trust certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans issued after July 18, 1984, if

•	the certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity);
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•	the certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and
•	the certificateholder complies with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Backup Withholding

If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Grantor Trust Reporting

The master servicer or trustee, or its designated agent, will be responsible for income tax reporting in respect of each grantor trust. The master servicer or trustee, or its designated agent, will furnish or make available, within a reasonable time after the end of each calendar year, to each securityholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable securityholders to make the information available to owners or other financial intermediaries of securityholders that hold the certificates as nominees, and will furnish comparable information to the IRS as and when required by law to do so. There is no assurance the IRS will agree with the master servicer or trustee’s information reports.

On January 24, 2006, the Treasury published final regulations, which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

The master servicer or trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The master servicer or trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Tax Status as a Partnership

If so specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor that the issuing entity will not be (i) classified as a taxable mortgage pool as

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defined in 7701(i) of the Code that is taxable as a corporation for federal income tax purposes, (ii) an association taxable as a corporation for federal income tax purposes, or (iii) a “publicly traded partnership” taxable as defined in Treasury Regulation section 1.7704-1 that is taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable pooling and servicing agreement, or trust agreement, and related documents will be complied with, and on tax counsel’s conclusion that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the certificates and certificateholders could be liable for any tax that is unpaid by the issuing entity.

Partnership Certificates

Characterization. Except to the extent otherwise provided in the related prospectus supplement, in the opinion of tax counsel:

•	certificates held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and
•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code based on the real estate investment trust’s proportionate interest in the assets and income of the issuing entity qualifying for such treatment. For this purpose, the real estate investment trust’s interest in the assets and income of the issuing entity will generally be determined in accordance with its capital interest in the issuing entity.

Treatment of the Issuing Entity as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the issuing entity, the certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

A variety of alternative characterizations are possible. For example, because one or more of the classes of certificates have certain features characteristic of debt, the certificates may be considered debt of the depositor or the issuing entity. An alternative characterization is not anticipated to result in materially adverse tax consequences to certificateholders as compared to

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the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the issuing entity. It is anticipated that the issuing entity’s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “—Tax Status as a Grantor Trust—Single Class of Grantor Trust Certificates—Original Issue Discount”, “—Market Discount” and “—Premium”, and any gain upon collection or disposition of mortgage loans. The issuing entity’s deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement, or trust agreement, and related documents. The master servicer or trustee will allocate tax items of the issuing entity as described in the related prospectus supplement and as set forth in the pooling and servicing agreement, or trust agreement. No assurance can be given that the IRS would agree with any such allocation. Moreover, even under the method of allocation that is described in the related prospectus supplement and that is set forth in the pooling and servicing agreement, or trust agreement, certificateholders may be allocated amounts of taxable income even though the issuing entity may not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders may in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay these taxes.

Part or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income generally taxable to that holder under the Code.

A share of expenses of the issuing entity, including fees of the master servicer or trustee but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under “—Tax Status as a Grantor Trust—Single Class of Grantor Trust Certificates—Characterization.” Accordingly, deductions for these expenses may be disallowed to the individual in whole or in part and may result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “—Tax Status as a Grantor Trust—Single Class of Grantor Trust Certificates.” Notwithstanding this description, it is intended that the master servicer or trustee will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the issuing entity rather

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than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the issuing entity may be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, it is not anticipated that the issuing entity will have any original issue discount income. However, the purchase price paid by the issuing entity for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “—Tax Status as a Grantor Trust—Single Class of Grantor Trust Certificates—Market Discount” and “Premium.” As stated in the previous paragraph, the master servicer or trustee intends to make any calculation of original issue discount on an aggregate basis, but may be required to recompute it on a mortgage loan-by-mortgage loan basis.

If the issuing entity acquires the mortgage loans at a market discount or premium, the issuing entity may elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a issuing entity, the old partnership, to a new issuing entity, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The issuing entity may not comply with certain technical requirements that may apply when such a constructive termination occurs. As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity may not be able to comply due to lack of data.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of issuing entity income includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of any liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

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Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to such special reporting considerations. To avoid those special reporting requirements, the issuing entity may elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees. In general, and if so specified in the related prospectus supplement, the issuing entity’s taxable income and losses will be determined each due period and the tax items for a particular due period will be allocated among the certificateholders as of the close of the last day of such due period. As a result, a holder purchasing certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the issuing entity may be reallocated among the certificateholders. The depositor will be authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions. In the case of any distribution to a certificateholder, no gain generally will be recognized to that certificateholder to the extent that the amount of any money and marketable securities distributed with respect to the certificate does not exceed the adjusted basis of the certificateholder’s interest in the certificate. To the extent that the amount of money and marketable securities distributed exceeds the certificateholder’s adjusted basis, gain generally will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder’s interest. Any gain or loss recognized by a certificateholder generally will be capital gain or loss.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets would not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make such an election. As a result, a certificateholder may be allocated a greater or lesser amount of issuing entity income than would be appropriate based on its own purchase price for certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s

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interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters. The master servicer or trustee is required to keep or have kept complete and accurate books of the issuing entity. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The master servicer or trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The master servicer or trustee will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the master servicer or trustee information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

Unless otherwise described in the related prospectus supplement or as otherwise set forth in the pooling and servicing agreement, or trust agreement, the depositor will be designated as the tax matters partner and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an

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audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuing entity.

Tax Consequences to Non-U.S. Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the issuing entity may withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity may withhold on the portion of its taxable income that is allocable to certificateholders that are non-U.S. Persons pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the non-U.S. certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder’s withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-U.S. status signed under penalties of perjury.

To the extent specified in the related prospectus supplement, (i) each non-U.S. holder may be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the issuing entity’s income, (ii) each non-U.S. holder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on Form W-8BEN in order to assure appropriate crediting of the taxes withheld and (iii) a non-U.S. holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. Notwithstanding the foregoing, interest payments made or accrued to a certificateholder who is a non-U.S. Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest generally will not be considered portfolio interest. As a result, certificateholders who are non-U.S. Persons generally will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.

Backup Withholding. If a certificateholder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

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REMIC Certificates

General

The issuing entity relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, “—Prohibited Transactions and Other Taxes”) below, if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under “—Residual Certificates” below), the Code provides that an issuing entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each issuing entity that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the issuing entity will qualify as a REMIC and the related certificates will be considered to be regular interests (“regular certificates”) or residual interests (“residual certificates”) in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the issuing entity will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in section 7701(a)(19)(C) of the Code;
•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and
•	interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of “buydown” mortgage loans contained in “—Tax Status as a Grantor Trust—Single Class of Grantor Certificates” above. REMIC certificates held by a real estate investment trust will not constitute “Government

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Securities” within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code.

A “qualified mortgage” for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are “single family residences” under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

For certain series of certificates, two separate elections may be made to treat designated portions of the related issuing entity as REMICs (respectively, the “subsidiary REMIC” and the “master REMIC”) for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

•	whether the REMIC certificates will be (i) “real estate assets” within the meaning of section 856(c)(4)(A) of the Code or (ii) “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code; and
•	whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.
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Regular Certificates

General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the “stated redemption price at maturity” of a regular certificate and its “issue price.” Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.” The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate

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appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

•	the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

•	a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to an issuing entity may provide for certain regular certificates to be issued as “super-premium” certificates at prices significantly exceeding

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their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under “—Accrued Interest Certificates” below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under “—Premium” below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under “—Premium” below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

•	the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the
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Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

•	any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the “adjusted issue price” of the regular certificates at the beginning of the accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

•	the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

•	any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

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•	the interest is unconditionally payable at least annually;
•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and
•	interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

•	the regular certificate’s stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

over

•	the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount)

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and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “—Original Issues Discount and Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. The legislative history of the Tax Reform Act provides that, until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

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•	the total remaining market discount

multiplied by

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It

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is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or

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reductions in income are uncertain. Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder’s adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in such holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

•	the amount actually includible in the holder’s income.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

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Regular certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates. Regular certificates that are “payment lag” certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

Non-Interest Expenses of the REMIC. Under Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are “pass-through interest holders.” Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a

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deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “applicable amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

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Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

•	the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity or the beneficial owners of the related residual certificates);
•	the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and
•	the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding. The master servicer or trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

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Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See “—Sale or Exchange of Residual Certificates” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

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Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under “—Non-Interest Expenses of the REMIC” below, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets. See “—Sale or Exchange of Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see “— Allocation of the Income of the REMIC to the Residual Certificates” above.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC’s taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of

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residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a “negative value” residual interest.

Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Non-Interest Expenses of the REMIC. The REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are “pass-through interest holders.” Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual’s adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed

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as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See “— Regular Certificates—Non-Interest Expenses of the REMIC” above.

Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;
•	will be treated as “unrelated business taxable income” within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see “Tax-Exempt Investors” below); and
•	is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See “—Non-U.S. Persons” below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

•	the income of the residual certificateholder for that calendar quarter from its residual certificate over

•	the sum of the “daily accruals” for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual certificate at the beginning of the calendar quarter and 120% of the “Federal long-term rate” in effect at the time the residual certificate is issued. For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The “Federal long-term rate” is an

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average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a “single class REMIC,” however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise

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stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the “wash sale” rules described below). A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder’s adjusted basis in the newly acquired asset.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

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It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer or trustee.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of

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section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an “excess inclusion.” See“—Residual Certificates— Excess Inclusions” above.

Non-U.S. Persons

Amounts paid to residual securityholders who are not U.S. Persons (see “—Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See “— Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See “—Residual Certificates—Excess Inclusions” above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see “—Tax-Related Restrictions on Transfers of Residual Certificates” below.

Effective August 1, 2006, regulations issued by the IRS have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a Foreign Person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular Foreign Person, if the first allocation of income from the residual interest to the Foreign Person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the regulations, in the case of REMIC residual interests held by a Foreign Person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the

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foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a Foreign Person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the Foreign Person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the regulations, excess inclusions allocated to a Foreign Person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a Foreign Person as a partner, the regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

•	an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer multiplied by

•	the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means

•	the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its
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activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

•	any organization (other than certain farmers’ cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income,”
•	a rural electric or telephone cooperative, and
•	electing large partnerships.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

•	the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and
•	the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means

•	a regulated investment company, real estate investment trust or common trust fund,
•	a partnership, trust or estate, and
•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer or trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed

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transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A “non-economic residual certificate” is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents,

•	the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and
•	the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

•	the transferor conducted a reasonable investigation of the transferee’s financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and
•	the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

•	the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and
•	the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.
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A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:

•	at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;
•	the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and
•	a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

•	any consideration given to the transferee to acquire the interest (the inducement payment),
•	future distributions on the interest, and
•	any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee’s cost of borrowing.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

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If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Taxation of Classes of Exchangeable Securities

General. If so specified in the related prospectus supplement, the arrangement pursuant to which one or more classes of exchangeable securities (the “ES Classes”) of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in securities on deposit in an exchangeable security trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the ES Classes, for federal income tax purposes, will be the same as that of the securities on deposit in the exchangeable security trust fund. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each ES Class should be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “loans .. . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and

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interest income attributable to each ES Class should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the securities on deposit in an exchangeable security trust fund and interest on such securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in ES Classes is material are encouraged to consult their own tax advisors regarding the characterization of the ES Classes and related income. The ES Classes will be “obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Tax Accounting for Exchangeable Securities. An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under “REMIC Certificates—Regular Certificates” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. The master servicer or trustee intends to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor

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is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). The master servicer or trustee intends to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single ES Class, an “Exchanged ES Class,” for several ES Classes, each, a “Received ES Class,” and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities. An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is

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treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Non-U.S. Persons. Unless otherwise specified in the related prospectus supplement, a holder of an ES Class who is a non-U.S. Person is subject to taxation in the same manner as Non-U.S. holders of REMIC Regular Certificates as described above under “—REMIC Certificates—Regular Certificates—Non-U.S. Persons.”

Backup Withholding. Unless otherwise specified in the related prospectus supplement, a holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates as described above under “—REMIC Certificates—Regular Certificates—Information Reporting and Backup Withholding.”

Reporting and Administrative Matters. Reports will be made to the IRS and to holders of record of ES Classes as described above under “—Grantor Trust Reporting.”

Reportable Transactions

A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

State Tax Considerations

In addition to the federal income tax consequences described in this prospectus under “Material Federal Income Tax Considerations” above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

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ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan, which regulations have been modified by section 3(42) of ERISA (DOL Reg. Section 2510.3-101). Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security,” or if equity participation

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by “benefit plan investors” is not “significant.” In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which consist of Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code, as well as entities the underlying assets of which include assets of such Plan by reason of investment in the entity by the Plan.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans and other assets held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. These PTCEs provide an exemption for the acquisition and holding of securities. In addition, certain PTCEs provide an exemption for transactions incident to the operation of the trust. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest (as defined in Section 3(14) of ERISA), on the other hand:

•         PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

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•         PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•         PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•         PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•         PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuer cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between Plan and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such Plan (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•         PTCE 95-60, which exempts certain transactions involving insurance company general accounts, applies to the acquisition and holding of a security and the transactions that may result from transactions incident to the operation of the trust.

•         PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. PTCE 83-1, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage

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pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•	the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;
•	the trustee may not be an affiliate of the depositor;
•	and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;
•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;
•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;
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•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and
•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

On September 6, 1990 the DOL issued to RBS Securities Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, at 55 Fed. Reg. 36724 (1990) as amended by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); PTE 2002-41, 67 Fed. Reg. 54487 (2002) and PTE 2007-05 at 72 Fed. Reg. 13130 (2007); and PTE 2013-08, Application No. D-11718, at 72 Fed. Reg. 13130 (2013)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which RBS Securities Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded, provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

•	the investment pool consists only of assets of a type which have been included in other investment pools;
•	securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and
•	securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by a credit rating agency described below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at

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least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be subordinated to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of a credit rating agency that (i) is recognized by the U.S. Securities and Exchange Commission as a nationally recognized statistical ratings organization (“NRSRO”) at the time the securities are acquired, (ii) has indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and (iii) has had within the period not exceeding 12 months prior to the initial issuance of the securities at least three (3) “qualified underwriting engagement.” A “qualified underwriting engagement” is one (i) requested by an issuer or underwriter of securities in connection with an initial offering of the securities, (ii) for which the credit rating agency is compensated for providing ratings, (iii) which is made public to investors generally, and (iv) which involves the offering of securities of the type that would be granted relief by the Exemption. The loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, provided that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the rating agencies described above. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies described above that is rating the securities if both of the following conditions are met:

•	the obligations are residential or home equity loans, and
•	the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.
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Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;
•	the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;
•	the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and
•	immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by any member of the “Restricted Group,” which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the issuing entity within a specified period following the closing date (the “DOL Pre-Funding Period”), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

The Exemption, as amended, extends exemptive relief to certain mortgage-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from rating agencies described above that is rating the securities, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

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The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available for the purchase of certificates in such circumstances.

ERISA Considerations Relating to Notes

Under the Plan Assets Regulation, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if “benefit plan investors” acquire “equity interests” of 25% or more of any class of equity securities in the trust fund and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that securities which are notes are treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, then such notes will be eligible for purchase by Plans. However, as described above, without regard to whether notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or certain of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. One or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23 and section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code However, even if the conditions specified in these exemptions are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

The Exemption may apply to trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets.

There can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The related prospectus supplement may include required representations or restrictions on transfer for plan investors.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Section 4975 of the Code. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

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EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON, THE EXEMPTION, ANY CLASS EXEMPTION OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

There can be no assurance that any exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

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SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” (“TB 73a”), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches

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with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application

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and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the certificates of any series.

Method of Distribution

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by RBS Securities Inc. (RBS) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190.

Alternatively, the related prospectus supplement may specify that the certificates will be distributed by RBS acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If RBS acts as agent in the sale of certificates, RBS will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that RBS elects to purchase certificates as principal, RBS may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

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The depositor will indemnify RBS and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments RBS and any underwriters may be required to make in respect of those liabilities.

In the ordinary course of business, RBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Dentons US LLP, 1221 Avenue of the Americas, New York, New York 10020.

Financial Information

A new issuing entity will be formed with respect to each series of certificates and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any issuing entity will be included in this Prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N. E., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC. Information about the operation of the Public Reference Room may be obtained by calling the

Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to provide any financial reports to securityholders.

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The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance,” required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site of the trustee for the related transaction as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission.

Reports to Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Operative Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Ratings

It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

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Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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Glossary of Terms

HAMP: The Home Affordable Modification Program.

HASP: The Home Affordability and Stability Plan.

Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer’s normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

Multifamily Loans: First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

Single Family Loans: First lien mortgage loans, secured by one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;
•	a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);
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•	an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or
•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

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The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated [________], 20[__] [Version 1]

PROSPECTUS SUPPLEMENT dated [__] (to Prospectus dated [__])

$[ ] (Approximate)

[__________] Trust [20__-___]

ASSET-BACKED CERTIFICATES, SERIES [SERIES]

[__________] Trust [20__-___]

Issuing Entity

Consider carefully the risk factors beginning on page S-[__] in this prospectus supplement and on page [__] in the prospectus.

The certificates represent obligations of the Issuing Entity only and do not represent an interest in or obligation of the sponsor, RBS Acceptance Inc. [________] or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

Distributions on the offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__]

RBS ACCEPTANCE INC.

Depositor

[__________]

Servicer

RBS FINANCIAL PRODUCTS INC.

Sponsor

Only the [__] classes of certificates identified below are being offered by this prospectus supplement and the accompanying prospectus.

The Offered Certificates

•       Represent ownership interests in an Issuing Entity consisting of a pool of first lien, fixed-rate and adjustable-rate residential mortgage loans.

•       The offered certificates will accrue interest at a rate equal to one-month LIBOR plus the related fixed margin, subject to certain limitations described in this prospectus supplement.

Credit Enhancement

•       Subordination as described in this prospectus supplement under “Description of the Certificates Subordination.”

•       Overcollateralization as described in this prospectus supplement under “Description of the Certificates—Overcollateralization Provisions.”

•       Excess Interest as described in this prospectus supplement under “Description of the Certificates—Overcollateralization Provisions.”

Class	Original Certificate Principal Balance(1)		Pass-Through Rate(2)
Class [__]	$	[__]	Variable
Class [__]	$	[__]	Variable
Class [__]	$	[__]	Variable
Class [__]	$	[__]	Variable

(1)     Approximate.

(2)     Calculated at the per annum rate of one-month LIBOR plus the related margin as set forth in “Summary of Terms—Distributions on the Certificates” and as described under “Description of the Certificates—Pass-Through Rates” in this prospectus supplement and subject to limitation or increase under certain circumstances.

[__________] (the “Underwriter”) will offer the offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the offered certificates, before deducting expenses and underwriting fees, will be approximately $[__]. The Underwriter’s commission will be any positive difference between the price it pays to the Depositor for the offered certificates and the amount it receives from the sale of such certificates to the public. See “Method of Distribution” in this prospectus supplement.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System, on or about [_____].

[LOGO]

PROSPECTUS SUPPLEMENT

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ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	I-1
ANNEX II ASSUMED MORTGAGE LOAN CHARACTERISTICS	II-1
ANNEX III	III-2
STATIC POOL INFORMATION	III-2

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European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining prior consent of the Initial Purchaser nominated by the Issuer for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of the certificates pursuant to clauses (a) to (c) above shall require the Issuing Entity or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and
(b)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.
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SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.
•	This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Offered Certificates

On the Closing Date, [__________] Trust [20__-___] will issue [__] classes of certificates, [______] of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the Issuing Entity that will support the certificates will consist of a pool of fixed-rate and adjustable-rate, first lien mortgage loans having the characteristics described in this prospectus supplement. The Class [__] Certificates, Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates are the only classes of offered certificates.

The offered certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of [$25,000; provided that offered certificates must be purchased in minimum total investments of $100,000 per class].

Other Certificates

The Issuing Entity will issue [___] additional classes of certificates. These certificates will be designated as the Class [__] Certificates and the Class [__] Certificates and are not being offered to the public by this prospectus supplement and the prospectus.

The Class [__] Certificates will have an initial certificate principal balance of approximately $[__], which is approximately equal to the initial overcollateralization required by the pooling agreement. The Class [__] Certificates initially evidence an interest of approximately [__]% in the Issuing Entity. The Class [__] Certificates will be delivered to the Sponsor or its designee as partial consideration for the mortgage loans.

The Class [__] Certificates and the Class [__] Certificates will not have original certificate principal balances and are the classes of certificates representing the residual interests in the Issuing Entity. The Class [__] Certificates and the Class [__] Certificates will be sold to RBS Securities Inc. on the closing date.

We refer you to “Description of the Certificates— General” and “The Mortgage Pool” in this prospectus supplement and “Description of the Securities—Book-Entry Securities” in the prospectus.

Cut-off Date

[__].

Closing Date

On or about [__].

The Issuing Entity

[__________] Trust [20__-___]. We refer you to “[__________] Trust [20__-___]” in this prospectus supplement for additional information.

The Depositor

RBS Acceptance Inc., a Delaware corporation and an affiliate of RBS Securities Inc. We refer you to “The Depositor” in the prospectus and this prospectus supplement for additional information.

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Servicer

[__________, a __________][To be expanded to include all servicers of 10% or more of the asset pool]. Any obligation specified to be performed by the master servicer in the prospectus is an obligation to be performed by the Servicer with respect to the mortgage loans. We refer you to “The Pooling Agreement—The Servicer” in this prospectus supplement for additional information.

Originators

[______, or certain of its correspondents originated the mortgage loans to be included in the Issuing Entity.] Approximately [__]% of the mortgage loans were originated by [______] [and approximately [__]% of the mortgage loans were originated by [______]]. [To be expanded to include all originators of 10% or more of the asset pool]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate. We refer you to “The Originators” in this prospectus supplement for additional information.

Sponsor

[__________, a __________]. We refer you to “The Sponsor” in this prospectus supplement for additional information.

Trustee

[__________, a __________]. We refer you to “The Pooling Agreement—The Trustee and the Custodian” in this prospectus supplement for additional information.

Custodian

[__________, a __________]. We refer you to “The Pooling Agreement—The Trustee and the Custodian” in this prospectus supplement for additional information.

[Credit Risk Manager

[__________, a __________]. We refer you to “The Pooling Agreement—The Credit Risk Manager” in this prospectus supplement for additional information.]

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

•	Offered Certificates

Class A Certificates and Mezzanine Certificates.

•	Subordinate Certificates

Mezzanine Certificates and Class C Certificates.

•	Residual Certificates

Class [__] Certificates and Class [__] Certificates.

Mortgage Loans

On the Closing Date the Issuing Entity will acquire a pool of first lien, fixed-rate and adjustable-rate mortgage loans.

The mortgage loans in the Issuing Entity as of the Closing Date will consist of approximately [__] mortgage loans described in this prospectus supplement and having an aggregate principal balance as of the Cut-off Date of approximately $[__] (the “Mortgage Loans”).

The statistical information in this prospectus supplement reflects the characteristics of the Mortgage Loans as of the Cut-off Date. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the mortgage pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans may vary.

All descriptions of the mortgage loans in this prospectus supplement take into account the results of the Sponsor’s pre-offering review, as described in

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this prospectus supplement under “Pre-Offering Review of the Mortgage Loans.”

The Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Fixed-Rate Mortgage Loans:	[__]%
Adjustable-Rate Mortgage Loans:	[__]%
Modified Mortgage Loans:	[__]%
Underwriting Exception Mortgage Loans:	[__]%
Range of Remaining Term to Stated Maturities:	[__] months to 360 months
Weighted Average Remaining Term to Stated Maturity:	[__] months
Range of Original Principal Balances:	$[__] to $[__]
Average Original Principal Balance:	$[__]
Range of Outstanding Principal Balances:	$[__] to $[__]
Average Outstanding Principal Balance:	$[__]
Range of Current Mortgage Rates:	[__]% to [__]%
Weighted Average Current Mortgage Rate:	[__]%
Weighted Average Teaser Rate:	[__]%
Weighted Average Gross Margin of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Initial Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Time Until Next Adjustment Date for the Adjustable-Rate Mortgage Loans:	[__] months
Type of mortgaged properties Single family: 2-4 family dwellings: Planned unit developments: Condominiums: Owner-occupied:	[__]% [__]% [__]% [__]% [__]%
Loan purpose Purchase: Cash out refinance Rate & term refinance:	[__]% [__]% [__]%
Loan documentation Full documentation: Other documentation:	[__]% [__]%
Previously modified loans:	[___]%
Weighted average FICO score:	[____]
Geographic Concentration in Excess of 5%: [__] [__]	[__]% [__]%

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer, assignment and receipt of the Mortgage Loans to it by the Depositor, subject to further review and any exceptions. If the Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Trustee shall promptly notify the Originator of such defect. The Originator must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Originator fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Originator will, in accordance with the terms of the Pooling Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered) or repurchase the Mortgage Loan.

Distribution Dates

The Trustee will make distributions on the certificates on the 25th day of each calendar month beginning in [______, 20__] (each, a “Distribution Date”) (i) to the holder of record of the certificates as of the business day preceding such date of distribution, in the case of the certificates held in book-entry form or (ii) to the holder of record of the certificates as of the last business day of the month immediately preceding the month in which the distribution occurs, in the case of the certificates held in registered, certificated form. If the 25th day of a month is not a business day, then the distribution will be made on the next business day. The final scheduled distribution date for distributions on the certificates is [_______ __, 20__].

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Distributions on the Certificates

Interest Distributions

The initial pass-through rate for the Offered Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin as set forth below, subject to the limitations set forth in this prospectus supplement.

Margin
Class	(1)	(2)
[__]	[____]%	[____]%
[__]	[____]%	[____]%
[__]	[____]%	[____]%
[__]	[____]%	[____]%
[__]	[____]%	[____]%

(1)	For each Distribution Date up to and including the Optional Termination Date, as defined in this prospectus supplement under “The Pooling Agreement—Termination.”
(2)	On each Distribution Date after the Optional Termination Date.

We refer you to “Description of the Certificates—Pass-Through Rates” in this prospectus supplement for additional information.

Interest distributable on the certificates accrues during an accrual period. The accrual period for the Offered Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first accrual period, from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Offered Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Offered Certificates will accrue interest on their certificate principal balances outstanding immediately prior to each Distribution Date.

The Class C Certificates will accrue interest as provided in the pooling agreement. The Residual Certificates will not accrue interest.

We refer you to “Description of the Certificates” in this prospectus supplement for additional information.

Principal Distributions

Principal will be distributed to the holders of each class of Offered Certificates on each Distribution Date in the amounts described herein under “Description of the Certificates—Allocation of Available Funds.”

Distribution Priorities

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Mortgage Loans will be distributed as follows:

Interest Distributions

to distribute interest on the certificates, but only in the amounts and to the extent described under “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement; and

Principal Distributions

to distribute principal on the certificates, but only in the amounts and to the extent described under “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement.

We refer you to “Description of the Certificates—Allocation of Available Funds” in this prospectus supplement for additional information.

Advances

The Servicer will make cash advances to cover delinquent payments of principal and interest on each Mortgage Loan to the extent it reasonably believes that the cash advances are recoverable from future payments on such Mortgage Loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to “The Pooling Agreement—Advances” in this prospectus supplement and “Description of the Securities—Advances” in the prospectus for additional information.

Servicing Fee

With respect to each Mortgage Loan, the amount of the servicing fee that shall be paid to the servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is

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computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the Monthly Payments collected.

Optional Termination

The Servicer may purchase all of the Mortgage Loans and any REO properties and retire the certificates when the aggregate current principal balance of the Mortgage Loans and REO properties is equal to or less than [__]% of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

We refer you to “The Pooling Agreement —Termination” and “Description of the Certificates—Pass-Through Rates” in this prospectus supplement and “The Agreements—Termination; Optional Termination” in the prospectus for additional information.

Credit Enhancement

[Identify any credit enhancement or other support for the transaction, as referenced in Items 1114(a) and 1115 of Regulation AB][Identify any enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB]

[The following disclosure references typical credit enhancement features]

1. Subordination

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class [___] Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

We refer you to “Description of the Certificates—Subordination” in this prospectus supplement for additional information.

2. Excess Interest

The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and to pay certain fees and expenses of the Issuing Entity. The excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain overcollateralization at required levels as described in the pooling agreement.

We refer you to “Description of the Certificates—Allocation of Available Funds” and “—Overcollateralization” in this prospectus supplement for additional information.

3. Overcollateralization

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Offered Certificates by approximately $[__], which is approximately equal to the initial certificate principal balance of the Class C Certificates. Such amount represents approximately [__]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the approximate amount of initial overcollateralization that will be required to be provided under the pooling agreement. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

We refer you to “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement for additional information.

4. Allocation of Losses

If, on any Distribution Date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates— Overcollateralization Provisions” in this prospectus supplement, then realized losses on the Mortgage Loans in excess of such amounts will be allocated to

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the Mezzanine Certificates, in reverse numerical order, until the certificate principal balances thereof have been reduced to zero. The pooling agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates or the Residual Certificates; however investors in the Class A Certificates should realize that under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which such certificates are then entitled.

If realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of these certificates according to the priorities set forth under “Description of the Certificates— Overcollateralization Provisions” in this prospectus supplement.

We refer you to “Description of the Certificates —Allocation of Losses” in this prospectus supplement for additional information.

Ratings

It is a condition of the issuance of the Offered Certificates that they be assigned the following ratings by Fitch Ratings (“Fitch”), Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Services, Inc. (“Moody’s”):

	Moody’s	S&P	Fitch
Class [__]	[__]	[__]	[__]
Class [__]	[__]	[__]	[__]
Class [__]	[__]	[__]	[__]
Class [__]	[__]	[__]	[__]

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

We refer you to “Ratings” in this prospectus supplement and “Rating” in the prospectus for additional information.

Tax Status

One or more elections will be made to treat designated portions of the Issuing Entity (exclusive of the Net WAC Rate Carryover Reserve Account, as described more fully herein or in the pooling agreement) as real estate mortgage investment conduits for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this prospectus supplement and “Certain Material Federal Income Tax Considerations” in the prospectus for additional information.

Considerations for Benefit Plan Investors

[After the termination of the supplemental interest trust, the Offered Certificates may be purchased by a pension or other employee benefit plan or arrangement (each, a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) so long as certain conditions are met. Prior to termination of the supplemental interest trust, such a plan which meets the requirements of an investor-based class exemption may purchase the Offered Certificates. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. It is expected that a Plan or any person acting on behalf of a Plan or using assets of a Plan will be permitted to purchase the Mezzanine Certificates unless it meets the qualifications set forth in “Considerations for Benefit Plan Investors” in this prospectus supplement.][The Offered Certificates will not be eligible for purchase by a pension or other employee benefit plan or arrangement (each, a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).]

We refer you to “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus for additional information.

Legal Investment

[The Class A Certificates, the Class [__] Certificates and the Class [__] Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) for so long as they are rated lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments

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for certain entities to the extent provided in SMMEA and applicable state laws.]

[The Mezzanine Certificates (other than the Class [__] Certificates and Class [__] Certificates) will not constitute “mortgage related securities” for purposes of SMMEA.]

We refer you to “Legal Investment Considerations” in this prospectus supplement and “Legal Investment” in the prospectus for additional information.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Certificates

Ratings Downgrades

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Certificates. Residential mortgage-backed securities (“RMBS”) backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the Offered Certificates will not be downgraded in the future.

Increases in Defaults and Delinquencies

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. In addition, originators’ underwriting standards generally allowed for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recent recessive economic trends in the United States continue to be a primary indicator of future defaults and delinquencies. The lasting impact of the recent recession could increase the likelihood of additional delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Although economic indicators are beginning to show that the United States has emerged from recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as: persistent, high unemployment rates, high levels of foreclosures and large inventories of unsold properties. In addition, during this period, housing prices and appraisal values have declined, often severely, after extended periods of significant appreciation, and housing inventory for sale generally has increased. As residential real estate values generally or in a particular geographic area decline, often substantially, many mortgagors have little or no equity in their mortgaged properties, and many have negative equity in their mortgaged properties, in all cases hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties, and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

The servicer will have the authority under the Pooling and Servicing Agreement to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the Offered Certificates and subject to the overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values and/or extended timelines to

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complete foreclosure. A significant number of loan modifications could result in a significant reduction in cash flows to the Offered Certificates on an ongoing basis. In addition, pursuant to the Pooling and Servicing Agreement, the servicer is permitted to enter into “short sales” of the mortgaged property related to a mortgage loan that is in default or for which default is reasonably foreseeable. Any such short sale will produce a realized loss that will be allocated to the most subordinate outstanding class of Certificates. Furthermore, as described below under “—Governmental Actions May Limit the Ability of the Servicer to Foreclose,” increased government regulation may limit or delay the foreclosure process and certain servicers, including the servicer, are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.

Increased Sensitivity to Changing Economic Conditions

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market to changes in economic conditions. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing. As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. In connection with the origination of low or no documentation loans, lenders were often willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Home Price Depreciation

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home prices began to depreciate in late 2007. Although home prices in some geographic areas seem to have stabilized, home prices in other geographic areas have continued to depreciate. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in defaults and loss severities above those that would have been realized had property values remained the same or continued to increase.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Inability to Refinance or Sell

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past four years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in

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order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Increase in Proposed Regulations

There are a number of regulatory proposals that have been issued for comment, which give rise to questions about the legal environment for securitizations going forward. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010 which mandates, among other financial reform regulations, the imposition of new requirements on securitization, including requiring that the applicable regulatory agencies prescribe new regulations for risk retention. While the ultimate outcome of these proposals and new regulations remains uncertain, it is possible that these proposals and new regulations could significantly affect the economics or practicability of future securitizations, which in turn could affect the market value and liquidity of structured finance products generally. The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the Issuing Entity, the Sponsor, the Depositor, the Servicer and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the Certificates.

In March 2011, the SEC and other agencies issued a release soliciting public comment on proposed rules pursuant to the Dodd-Frank Act that, if adopted, would require, among other things, that the Sponsor or an affiliate of the Sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit the transfer or hedging, and restrict the pledge, of the retained credit risk. In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities. Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security Issuing Entity’s continued ability to conduct shelf offerings. We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the Certificates. In addition, if the proposed rules are adopted, your Certificates, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.

Additionally, the SEC has proposed rules to remove references to credit ratings from its regulations and to substitute alternative standards of creditworthiness, as required under the Dodd-Frank Act. Among other things, these proposed rules would remove the credit rating requirement in the term “mortgage related security” for purposes of SMMEA, and would require a replacement standard to go into effect on July 21, 2012. While the SEC has not determined an alternative standard of creditworthiness, and the proposed rules have not been finalized, it is possible the Certificates will not constitute “mortgage related securities” for purposes of SMMEA if an alternative standard is adopted in the future. This could have a negative impact on the liquidity of your Certificates.

In addition, federal, state and local authorities have proposed new legislation, rules and regulations relating to the origination, servicing and bankruptcy treatment of mortgage loans. If enacted, these initiatives could result in delayed or reduced collections from mortgagors, higher loss severities upon liquidation, limitations on the foreclosure process, generally increased servicing costs and increased illiquidity in the market for RMBS. Certain of these initiatives could also permit the servicer to take actions, such as with respect to the modification of the mortgage loans, that might otherwise be prohibited by the terms of the Pooling and Servicing Agreement, which may adversely affect the Offered Certificates, without any remedy or compensation to the holders thereof.

Certain governmental entities have recently considered various programs to assist homeowners in certain jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the mortgaged properties, including possible authorization to acquire any such mortgage loans by voluntary purchase or eminent domain and to modify those mortgage loans to allow homeowners to continue to own and

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occupy their homes. Except as noted in the following sentence, there is no certainty as to whether any particular governmental entity will take steps to acquire any mortgage loans under such programs, whether any mortgage loans sought to be purchased will be mortgage loans held in securitization trusts, what purchase price would be paid for any such mortgage loans, and whether any governmental entities may ultimately pass such legislation. On July 30, 2013, the City of Richmond, California announced that it had adopted a plan to acquire certain underwater mortgage loans secured by properties in that city from securitization trusts, and that it would submit offers to purchase such loans at discounted prices to various servicers and trustees, and that it might proceed with such acquisition by eminent domain. [None of the mortgage loans] [Approximately [_______]% of the mortgage loans by stated principal balance as of the cut-off date] are located in Richmond, California. Certain of the mortgage loans may be located in other counties or municipalities in which governmental entities have passed similar legislation or implemented similar programs. There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.. Any such actions could have a material adverse effect on the market value, performance and rating of residential mortgage-backed certificates such as the certificates.

The U.S. Congress and various state and local legislatures are considering or have adopted legislation, which, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your Certificates. We are also unable to predict how changes by federal, state or local authorities to regulations currently in effect relating to assignee liability may affect your Certificates.

Market Exit of Originators and Servicers

Since late 2006, a large number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in many cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of many residual interests retained by sellers of mortgage loans in the securitization market have also been declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. In the event of any financial difficulty on the part of the Sponsor, the Sponsor may be unable to repurchase mortgage loans in the event of [early payment defaults and other] loan representation and warranty breaches which may also affect the value of the Offered Certificates. Financial difficulties may also have a negative effect on the ability of the servicer to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. If the trustee is required to find a successor servicer due to financial difficulties impacting the servicer, any additional costs associated with hiring a successor servicer may result in interest shortfalls that are allocated to the Offered Certificates.

Additional Developments

Fannie Mae and Freddie Mac (the “GSEs”) were placed in conservatorship in September 2008. Since that time, the GSEs’ market share of new and refinanced residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet GSE guidelines has decreased sharply. Moreover, from November 2008 through March 2010, a large portion of newly issued GSE mortgage backed securities was funded by direct purchases under the MBS Purchase Program managed by the Federal Reserve Bank of New York. This program has had the effect of keeping interest rates low, and maintaining the availability of funding, for new and refinanced mortgage loans that meet GSE guidelines. The phasing out of this program may result in higher interest

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rates, and reduced availability to borrowers of mortgage credit. In addition, as a result of more stringent underwriting standards mortgage credit is generally less available to borrowers. This in turn may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent the phasing out of this program will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators, as well as the availability of mortgage credit. In addition, any decline in the value of GSE securities may affect the value and liquidity of RMBS as a whole.

On August 6, 2013, as part of a major policy address on housing finance, President Obama proposed a new housing finance system involving greater participation by private capital and a gradual wind down of the GSEs, and in their place a limited government role involving the provision of government guaranties against “catastrophic” losses on securitized mortgage pools, with private capital being required to bear first losses on such pools, and with affordable housing goals to be addressed through agencies such as FHA, and with a major policy objective being to maintain broad access to 30 year fixed rate mortgages. While these proposals are intended to preserve access to mortgage credit while minimizing risks to taxpayers, investors should consider the uncertainties posed by whatever changes may ultimately be adopted as part of GSE reform.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger or failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments, and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets. In addition, due to perceived flaws in the ability of the rating agencies to accurately assess the level of risk associated with an investment in RMBS, in November 2009 the National Association of Insurance Commissioners, the regulatory body for the insurance industry in the United States comprising the insurance commissioners of the 50 states, appointed PIMCO Advisory, in place of the rating agencies, to assess the holdings of non-agency RMBS by insurance companies in order to determine the appropriate amount of risk-adjusted capital to be held by United States insurers for RMBS on their balance sheets.

Prospective investors should independently assess and determine whether they are directly or indirectly subject to Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)) (“Article 122a”) as implemented by the Member States of the European Union. Any prospective investor that is subject to Article 122a should independently assess and determine their ability to comply with the initial and ongoing obligations imposed by Article 122a and the regulatory capital treatment that is required with respect to the purchase of an Offered Certificate and what impact any such regulatory capital treatment may have on the liquidity or market value of the Offered Certificates, in particular in the event that the minimum risk retention requirement or other obligations imposed by Article 122a are found to be not in compliance. [Although the Sponsor or one or more affiliates will purchase certain of the Offered Certificates on the closing date, the Sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the Offered Certificates in one of the forms prescribed by Article 122a, there is no obligation on the part of the Sponsor to maintain any level of risk retention in a manner that would comply with Article 122a, and none of the Sponsor or affiliates of the Sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Article 122a should consider carefully investing in the Offered Certificates as a failure to comply with one or more of the requirements set out in Article 122a will result in the imposition of a penal capital charge in respect of the Offered Certificates acquired by the relevant investor. The Sponsor has not taken, and does not intend to take, any steps to comply with the requirements of Article 122a. The fact that the offering of the Offered Certificates has not been structured to comply with Article 122a is likely to limit the ability of EU-regulated credit institutions to purchase the Offered Certificates, which may adversely affect the liquidity of the Offered Certificates in the secondary market and therefore the ability of certificateholders to transfer the Offered Certificates or the price they may receive upon their sale of the Offered Certificates.]

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These adverse changes in market and credit conditions collectively have had, and, even if the market stabilizes, may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may increases losses by reducing the amount of principal and interest payments owing by borrowers and/or reducing liquidation proceeds in connection with foreclosures following defaults, and reduce the yield and value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Modifications of the mortgage loans May Affect the Yields of the Certificates

General

The Servicer will be responsible for servicing the mortgage loans regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default. As a result, as delinquencies or defaults occur or are reasonably foreseeable, the Servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the Issuing Entity, the Servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of the mortgage loans implemented by the Servicer in order to maximize ultimate proceeds of such mortgage loans to the Issuing Entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. The Servicer may also permit a “short sale” of the mortgaged property for less than the amount due on the mortgage loans or sell the mortgage loan for less than the amount due on the mortgage loan. Any modified mortgage loan may remain in the Issuing Entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the Offered Certificates, reduced distributions of interest or principal on the Offered Certificates, an extension of the weighted average life of the Offered Certificates or an allocation of a realized loss to the Offered Certificates. In addition, failure by the Servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Certificates. While loan modifications (including short sales) are required to beneficial to the Issuing Entity in the aggregate, they may be adverse to an investor in a particular class of Offered Certificates. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off or sells the mortgage loan, your yield may be reduced.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower net WAC rate and will result in a lower pass-through rate on the Offered Certificates. In the event that the Servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the Servicer to modify the first lien mortgage loan included in the Issuing Entity, and, if the Servicer determines that the modification is in the best interest of the certificateholders in the aggregate, the Servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the Servicer or servicing administrator as a servicing advance.

To the extent the Servicer capitalizes unreimbursed servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the Servicer or servicing administrator will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

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The Servicer’s ability to modify the mortgage loans may be limited by several factors. First, the Servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the Servicer has to consider a large number of modifications, operational constraints may affect the ability of the Servicer to adequately address all of the needs of the borrowers. Investors in each class of Offered Certificates should consider the importance of the role of the Servicer in maximizing collections for the Issuing Entity and the impediments the Servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of the Offered Certificates” in this preliminary offering circular. In some cases, failure by the Servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Certificates.

Investors should note that modifications are designed to maximize collections to the certificateholders in the aggregate but may adversely affect a particular class of Offered Certificates. The Servicer will not consider the interests of individual classes of Offered Certificates. Investors should also note that in connection with considering a modification or other type of loss mitigation, the Servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to the Servicer or servicing administrator from the Issuing Entity as servicing advances and paid from amounts received on the modified mortgage loan or from other mortgage loans but in each case, prior to distributions being made on the Offered Certificates.

The Helping Families Save Their Homes Act of 2009, Public Law 111-22, 123 Stat. 1632, effective as of May 20, 2009 (the “Helping Families Save Their Homes Act”), provides that, notwithstanding any other provision of law, any duty that a securitization servicer has to maximize recoveries on a pool of securitized mortgage loans applies for the benefit of all investors and not “any individual party or group of parties,” and further provides that a servicer will be deemed to have satisfied any duty to investors if the servicer implements a “qualified loss mitigation plan” (which is defined to include a modification made under the Home Affordable Modification Program (“HAMP”) guidelines) that meets certain criteria. These provisions further include protections against liability, that apply to servicers as well as trustees and other parties. Investors should consider that the Helping Families Save Their Homes Act of 2009 may cause the servicer to increase its modification activities in such a manner that may be beneficial to the certificateholders in the aggregate, but may be adverse to an investor in a particular class of Offered Certificates.

The Helping Families Save Their Homes Act also amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a borrower’s principal dwelling to mail or deliver notice to borrowers of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer. The sale of the mortgage loans from the depositor to the Issuing Entity will require that these notices be mailed or delivered reflecting the ownership of the mortgage loans by the Issuing Entity. Failure to comply with these notice requirements may result in civil claims for compensatory and punitive damages against the Issuing Entity. Any judgment against, or settlement by, the Issuing Entity relating to these violations would reduce the funds otherwise available for distribution to investors, and may result in shortfalls or losses on your certificates. The servicing agreement will require the servicer to deliver the required notices to borrowers.

The Home Affordable Modification Program

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012.

[The Servicer will modify delinquent mortgage loans or mortgage loans for which default is reasonably forseeable in accordance with HAMP; provided, that, the Servicer will have the discretion under the Pooling and Servicing Agreement to enter into non-HAMP modifications of such mortgage loans, to the extent such non-HAMP

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modifications will maximize collection on the mortgage loans. For mortgage loans that are not HAMP eligible, the servicer will use streamlined modification procedures which are similar to HAMP to modify such mortgage loans.]

For a detailed description of HAMP, see “Material Legal Aspects of the Loans—Home Affordable Modification Program” in the prospectus. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the Offered Certificates to the extent of the mortgage loans which are eligible for HAMP loan modifications, which are limited to loans originated on or before January 1, 2009, as described above.

[The Servicer has Agreed to Follow the HAMP Guidelines]

The adoption of HAMP by the Servicer may lead to a significant increase in the number of mortgage loan modifications taking place following the Closing Date. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the Offered Certificates.

Appraisals May Not Accurately Reflect the Value or Condition of the Mortgaged Property

In general, appraisals represent the analysis and opinion of the person performing the appraisal at the time the appraisal is prepared and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property, or that different valuations would not have been reached by any originator based on its internal review of such appraisals. Investors are encouraged to make their own determination as to whether an appraisal is an accurate representation of the value of a mortgaged property.

The appraisals obtained in connection with the origination of the mortgage loans sought to establish the amount a typically motivated buyer would pay a typically motivated seller at the time they were prepared. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale. In addition, in many real estate markets property values may have declined since the time the appraisals were obtained, and therefore the appraisals may not be an accurate reflection of the current market value of the mortgaged properties. The mortgage loans were originated between ________ and ________ and the appraisals were generally prepared at the time of origination. The current market value of the mortgaged properties could be lower, and in some cases significantly lower, than the values indicated in the appraisals obtained at the origination of the mortgage loans and included in the original loan-to-value ratios reflected in this prospectus supplement.

Performing valuation and risk analysis of high-cost properties can involve challenges that are not generally present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more average-priced housing. In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different appraisers performing valuations at different points in time.

Loan-to-Value Ratios May Be Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value; Borrowers May Have, or May in the Future Incur, Additional Indebtedness Secured by Mortgaged Properties

As further described below under “The Mortgage Pool—General,” the original loan-to-value ratios that are disclosed in this prospectus supplement are determined, in the case of a purchase money loan, based on the lesser of the selling price of the mortgaged property and its appraised value at origination of such mortgage loan, or, in the case of a refinance loan, based on the appraised value of the mortgaged property at the time of origination of the refinanced mortgage loan. As described above, because appraisals may not accurately reflect the value or condition of the mortgaged property and because property values generally have declined since the time appraisals were obtained, the original loan-to-value ratios that are disclosed in this prospectus supplement may be lower, in some

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cases significantly lower, than the loan-to-value ratios that would be determined if current appraised values of the mortgaged properties were used to determine loan-to-value ratios. Investors are encouraged to make their own determination as to the degree of reliance they place on the original loan-to-value ratios that are disclosed in this prospectus supplement.

In addition, mortgage loan borrowers may have, or may in the future incur, additional indebtedness secured by mortgaged properties. This additional indebtedness could increase the risk that the value of the mortgaged property is less than the total indebtedness secured by the mortgaged property and could increase the risk of default on the affected mortgage loan.

Underwriting Standards May Affect Risk of Loss on the Mortgage Loans

Some of the mortgage loans may not have been originated using underwriting standards that are as stringent as the underwriting standards applied by certain other first lien mortgage purchase programs, such as those of Fannie Mae and Freddie Mac. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will occur and will be allocated to certificateholders.

Mortgage loans originated under the Originators’ underwriting criteria and which illustrate this additional risk include the following:

•	[mortgage loans secured by properties acquired as second homes or investments, which constitute approximately ____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk that the borrower will stop making monthly payments if the borrower’s financial condition deteriorates. This risk may be especially pronounced for borrowers with mortgage loans on more than two properties. Approximately _____% of the mortgage pool by stated principal balance as of the cut-off date are mortgage loans made to borrowers with mortgage loans on two or more properties, approximately _____% and _____% of the mortgage pool by stated principal balance as of the cut-off date are mortgage loans made to borrowers with two mortgage loans and three mortgage loans included in the mortgage pool, respectively;]
•	[mortgage loans made to borrowers who are self-employed, which constitute approximately _____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk that the borrower will default on the mortgage loan than mortgage loans made to salaried or commissioned borrowers because self-employed borrowers frequently have less predictable income, and self-employed borrowers who are small business owners may be personally liable for their business debt;] and
•	[mortgage loans with a stated principal balance over $1,000,000, which constitute approximately _____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk than mortgage loans with a lower principal balance because defaults on a mortgage loan with a larger principal balance may result in greater losses allocated to the certificateholders. A prepayment of these mortgage loans may result in a substantial reduction of the weighted average life of the senior certificates. A loss of the entire principal balance of these mortgage loans may result in a substantial realized loss, which maybe allocated to the Offered Certificates.]

Pre-offering Review of the mortgage loans Underlying the Certificates May Not Reveal Aspects of the mortgage loans Which Could Lead to Losses

The Sponsor has undertaken certain loan review procedures with respect to various aspects of the mortgage loans, including hiring one or more third parties to conduct a review of certain aspects of the mortgage loans. The Sponsor’s pre-offering review does provide the Sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. However, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

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Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the Sponsor’s pre-offering review.

See “Pre-Offering Review of the mortgage loans” in this prospectus supplement.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
•	The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.
•	The Sponsor or the Originator may be required to purchase mortgage loans from the Issuing Entity in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Servicer has the option to purchase mortgage loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the Offered Certificates as a prepayment of the mortgage loans.
•	The Servicer may purchase all of the mortgage loans and any REO properties when the aggregate principal balance of the mortgage loans and REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.
•	If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.
•	As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Offered Certificates and will influence the yield on the Offered Certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the Offered Certificates.
•	The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Offered Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level.
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•	See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Potential Inadequacy of Credit Enhancement for the Offered Certificates

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest Generated by the mortgage loans May Be Insufficient to Maintain Overcollateralization

The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Offered Certificates and to pay certain fees and expenses of the Issuing Entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the Issuing Entity are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the mortgage loans or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•	Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.
•	If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.
•	The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Offered Certificates. In addition, (i) the first adjustment of the rates for approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the Cut-off Date), will not occur until one year after the date of origination, (ii) the first adjustment of the rates for approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the Cut-off Date), will not occur until two years after the date of origination, (iii) the first adjustment of the rates for approximately [__]% of the adjustable rate mortgage loans (by aggregate principal balance of the adjustable rate mortgage loans as of the Cut-off Date), will not occur until three years after the date of origination and (iv) the first adjustment of the rates for approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the Cut-off Date), will not occur until five years after the date of origination. As a result, the pass-through rate on the Offered Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, increases in the pass-through rates on the Offered Certificates would require that more of the interest generated by the mortgage loans be applied to cover interest on the Offered Certificates.
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•	If prepayments, defaults and liquidations occur more rapidly on mortgage loans with relatively higher mortgage rates than on mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, In Some Instances, Limit the Amount That May Be Recovered By the Foreclosing Lender, Resulting in Losses on the mortgage loans That Might Be Allocated to the Offered Certificates

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the Offered Certificates.

Stricter Enforcement of Foreclosure Rules and Documentation Requirements May Cause Delays and Increase the Risk of Loss

Recently courts and administrative agencies have been enforcing more strictly existing rules regarding the conduct of foreclosures, and in some circumstances have been imposing new rules regarding foreclosures. Some courts have delayed or prohibited foreclosures based on alleged failures to comply with hypertechnical requirements. State legislatures have been enacting new laws regarding foreclosure procedures. In some cases, law enforcement personnel have been refusing to enforce foreclosure judgments. At least one county is reported to be refusing to allow foreclosure sales to be conducted on the courthouse steps. In addition, more borrowers are using legal actions, including filing for bankruptcy, to attempt to block or delay foreclosures. As a result, the servicers may be subject to delays in conducting foreclosures and the expense of foreclosures may increase, resulting in delays or reductions in payments on the certificates.

Borrowers have been increasingly successful in challenging or delaying foreclosures based on technical grounds, including challenges based on alleged defects in the mortgage loan documents and challenges based on alleged defects in the documents under which the mortgage loans were securitized. In a number of cases, such challenges have delayed or prevented foreclosures. [Although the Custodian will conduct a review of the mortgage files such measures may not be sufficient to prevent document defects that could cause delays or prevent a foreclosure.] It is possible that there will be an increase in the number of successful challenges to foreclosures by borrowers. Curing defective documents required to conduct a foreclosure will cause delays and increase costs, resulting in losses on the certificates.

Governmental Actions May Limit the Servicer’s Ability to Foreclose

The federal government, state and local governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure and federal, state and local governmental authorities have proposed numerous laws, regulations and rules relating to mortgage loans generally, including the servicing of mortgage loans, and foreclosure actions particularly. If enacted, any of these laws, regulations and rules may provide new defenses to foreclosure or otherwise delay the foreclosure process, insulate the servicer from liability for modification of loans (without regard to the terms of the servicing agreement) or result in limitations on upward adjustment of mortgage interest rates, reduced payments by mortgagors, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and may result in

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reductions in the payments to be made to certificateholders. In addition, several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether. Certificateholders will bear the risk that future regulatory and legal developments may result in situations where principal and interest received on the mortgage loans are insufficient to pay one or more classes of certificates all principal and interest to which they are entitled. The effect on the Offered Certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties.

Investors in the Offered Certificates should note that several major servicers of mortgage loans have recently announced that they were suspending foreclosures or stopping foreclosure sales in certain states pending the resolution of issues related to possible document deficiencies in connection with foreclosure, although some have resumed the foreclosure process in certain states. The deficiencies giving rise to these voluntary suspensions primarily relate to procedures for verification of statements made in affidavits used in connection with foreclosure. However, issues may also be raised as to whether the relevant documentation clearly indicates the ownership (and therefore standing to foreclose) of mortgage loans included in securitization trusts. There can be no assurance that the servicer will not suspend foreclosures for some period of time.

In addition, certain federal regulatory agencies recently announced that enforcement actions may be taken against several financial institutions in connection with their mortgage-servicing practices. A group of state attorneys general and certain federal regulatory agencies have provided a term sheet of a proposed settlement to various financial institutions, requiring changes to mortgage servicing practices and loss mitigation procedures, including mandatory principal forgiveness in cases where forbearance or forgiveness is available under a loss mitigation program. It is uncertain whether a settlement will be reached and what the terms of that settlement would be. It is also uncertain what specific enforcement actions, if any, will be taken if there is no settlement, but these actions may include, among other things, the levying of fines against these financial institutions and the promulgation of new rules and regulations intended to correct deficiencies in the servicing process. These settlement terms or enforcement actions, if implemented, could result in delays in foreclosures by the implicated financial institutions and financial difficulties for such financial institutions, which may include the servicer, and could result in reduced distributions on the Offered Certificates and/or an increase in the allocation of losses thereon. In addition, certain servicers are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.

Any resulting delays in foreclosure proceedings may be significant, and may also reduce the recovery value of foreclosed properties or increase the costs of foreclosure, resulting in increased loss severities. In addition, the amount of servicing advances recoverable by the servicer, if any, from any liquidation may increase as a result of the delay, resulting in a larger realized loss than would otherwise be the case. In addition, the costs of resolving these issues may be allocated to the Issuing Entity. In addition, rating agencies may reduce or withdraw the servicer ratings of the servicer.

In February 2012, 49 States’ Attorneys General reached a settlement with five leading bank mortgage servicers that requires those servicers to implement comprehensive reforms to their mortgage servicing practices. The new servicing standards outlined in the settlement agreement include (i) preventing mortgage servicers from engaging in robo-signing and other improper foreclosure practices, (ii) requiring servicers to offer loss mitigation alternatives to borrowers before pursuing foreclosure, (iii) increasing the transparency of the loss mitigation process, (iv) imposing timelines for servicers to respond to borrowers, and (v) restricting the practice of “dual tracking,” where foreclosure is initiated despite the borrower’s engagement in a loss mitigation process. There can be no assurance as to whether national servicing standards will develop in the future that will require compliance by the master servicer or the servicer, as applicable. Any such standards may or may not be the same or similar to those outlined in the settlement agreement referred to above. In all cases the master servicer or the servicer, as applicable, will be required to service the mortgage loans in accordance with applicable law.

On August 9, 2012, the Consumer Financial Protection Bureau published two notices of proposed rulemakings implementing the Dodd-Frank Act’s amendments to TILA and RESPA. The proposed rulemakings are part of a broader effort to establish minimum national standards for mortgage servicing. Among other things, the proposed rulemaking under RESPA incorporates many of the provisions of the servicing settlement discussed above,

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targets early intervention with borrowers following initial delinquency and imposes detailed requirements applicable in each step of a servicer’s loss mitigation process. We cannot predict what effect the proposed rules will have, if adopted, on the servicer or the value or marketability of the Offered Certificates.

The Value of the mortgage loans May be Affected By, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Result in Losses on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the Offered Certificates.

The mortgage loans Have Variable Payments, Which May Result in Losses with Respect to These mortgage loans

Some of the types of loans included in the mortgage pool may involve additional uncertainties not present in traditional types of loans. Some of the mortgage loans may provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as payments increase and thus the likelihood of default will increase.

Any risks associated with the variable payments of the mortgage loans may affect the yield to maturity of the Offered Certificates to the extent of losses caused by these risks which are not covered by credit enhancement are allocated to the Offered Certificates.

Some of the Mortgage Loans Provide for Balloon Payments at Maturity, Which May Result in a Greater Risk of Loss with Respect to These mortgage loans

Approximately ___% of the mortgage loans are balloon loans. These mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment, although recently enacted regulations require that the mortgagor’s ability to make a balloon payment be taken into account as part of the credit underwriting of the related mortgage loan. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the Offered Certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the Offered Certificates.

Effect of Mortgage Rates on the Offered Certificates

The Offered Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates on the Offered Certificates is based on the interest received on the mortgage loans net of certain fees and expenses of the Issuing Entity.

The adjustable-rate mortgage loans have mortgage rates that adjust based on a six-month LIBOR index. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and substantially all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates

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generally one year, two years, three years or five years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Offered Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates on the Offered Certificates. Some of these factors are described below:

•	The pass-through rates for the Offered Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, substantially all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates one year, two years, three years or five years following their origination. Consequently, the limit on the pass-through rates on the Offered Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.
•	If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Offered Certificates are more likely to be limited.
•	With respect to the Offered Certificates, the index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the Offered Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Offered Certificates may both decline or increase during the same period, but that the pass-through rates on such Offered Certificates may decline more slowly or increase more rapidly.

If the pass-through rates on the Offered Certificates are limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such Distribution Date or future Distribution Dates to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the Issuing Entity.

Risks Associated with the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related Distribution Date, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

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Unless the certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least [__] or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization, a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next Distribution Date. [The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments, but only up to the amount of the Servicer’s servicing fee.] In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Servicer.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class [___] Certificates, and thereafter, to the interest distribution amount with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

The holders of the Offered Certificates will not be entitled to reimbursement for any interest shortfalls resulting from the application of the Relief Act or any state law providing for similar relief or any Prepayment Interest Shortfalls. If these shortfalls are allocated to the Offered Certificates, such shortfalls will be allocated on a pro rata basis, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of mortgage loans

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Geographic Concentration

The chart presented under “Summary of Terms—mortgage loans” lists the states with the highest concentrations of mortgage loans. Mortgaged properties in California may be particularly susceptible to certain

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types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.
•	Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.
•	Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “Loan Program — FICO Scores” in the base prospectus.

Violation of Various Federal and State Laws May Result in Losses on the mortgage loans

Applicable state laws generally regulate interest rates (where rate exportation is not used) and other charges, and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;
•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
•	the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and
•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the Issuing Entity to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the Issuing Entity or subsequent holders of the mortgage loans.

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The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.   Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.    It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  If any such proceeding were determined adversely to the Originator or the Servicer and were to have a material adverse effect on its financial condition, the ability of the Servicer to service the mortgage loans in accordance with the Pooling Agreement, or the ability of the Originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

High Cost Loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”) or any similar applicable state or local law or regulation. See “Material Legal Aspects of the Loans—Home Ownership Act and Similar State Laws” in the prospectus.

In addition to the Homeownership Act, some states and localities have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements more stringent than those in the Homeownership Act. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the Issuing Entity, as an assignee of the mortgage loans, to statutory, punitive, consequential, and actual damages and/or administrative enforcement and could result in, among other things, the borrowers rescinding such mortgage loans against the Issuing Entity. Further, even after the expiration of any applicable statute of limitation for affirmative claims under the Homeownership Act, a borrower may, in certain instances, raise a Homeownership Act violation in a defensive action or recoupment claim, if permitted by state law, for an amount up to the debt owed by the borrower.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law (where applicable to the Originator), in which case the Sponsor will be required to purchase such mortgage loan from the Issuing Entity.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles with respect to the mortgage loans included in the Issuing Entity may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Issuing Entity to statutory, punitive, consequential, and actual damages and/or administrative enforcement. In this event, holders of the certificates may suffer a loss.

In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state debtor relief laws, may also adversely affect the servicer’s ability to collect the principal of or interest on the mortgage loans and holders of the certificates may suffer a loss if the applicable laws result in these mortgage loans being uncollectible.

See “Material Legal Aspects of the Loans—Home Ownership Act and Similar State Laws” in the prospectus.

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The Offered Certificates Are Obligations of the Issuing Entity Only

The Offered Certificates will not represent an interest in or obligation of the Depositor, the Servicer, the Originator, the Sponsor, the Trustee, the Underwriter or any of their respective affiliates. None of the Offered Certificates or the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Trustee, the Underwriter or any of their respective affiliates. Proceeds of the assets included in the Issuing Entity and proceeds from the Net WAC Rate Carryover Account will be the sole source of distributions on the Offered Certificates, and there will be no recourse to the Depositor, the Servicer, the Originator, the Sponsor, the Trustee, the Underwriter or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Offered Certificates.

Lack of Liquidity

[_______] (the “Underwriter”) intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

Recent developments in the residential mortgage market in the United States and credit markets generally, have greatly reduced, and in some time periods, virtually eliminated, any liquidity for mortgage-backed securities, such as the certificates. The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations and structured investment vehicles that contain mortgage-backed securities. Fluctuating investor confidence in the mortgage industry also will continue to contribute to an illiquid market for mortgage-backed securities, generally. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

There is currently no secondary market for the certificates, and a secondary market may never develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market value of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

There have been very few issuances of non-agency residential mortgage-backed securities issued since January 2008, and the outlook for future such issuances is uncertain. The absence of a market for new residential mortgage-backed securities issuances may adversely affect the marketability of the certificates. Many new criteria have been proposed by rating agencies, industry groups, Congress and the Obama Administration with respect to residential mortgage-backed securities issuances going forward. To the extent that this transaction does not conform to those proposals, the market value of the certificates may be adversely affected. In addition, to the extent that legislation or regulations have the effect of significantly reducing the future volume of issuances or non-agency residential, mortgage-backed securities, the liquidity of the certificates may be adversely affected.

Nature of the mortgage loans

Substantially all of the mortgage loans in the Issuing Entity are loans that do not meet the customary credit standards of Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving distributions and losses if the credit enhancement features of the Issuing Entity are insufficient to cover the delays and losses.

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[Some mortgage loans Are Delinquent as of the Cut-off Date, Which May Present a Greater Risk of Loss with Respect to These mortgage loans

Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of _______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _________ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, have a first payment date occurring on or after _________ __, ____ and, therefore, these mortgage loans could not have been delinquent as of ________ __, ____].

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the Offered Certificates that each class of Offered Certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Offered Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Offered Certificate on the date on which the Offered Certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Offered Certificates may be adversely affected.

The ratings of the certificates depend primarily on an assessment of the mortgage loans that are assets of the Issuing Entity, the credit enhancement provided to the certificates by more subordinate certificates and the ability of the servicers to service the mortgage loans. Rating agencies rate debt securities based upon their assessment of the likelihood of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in market value or other factors that may influence the value of debt securities and, therefore, the assigned credit rating may not fully reflect the true risks of an investment in the certificates. Credit rating agencies may change their methods of evaluating credit risk and determining ratings on securities backed by mortgage loans. These changes may occur quickly and often.

The ratings of the certificates by a rating agency:

•	only address the likelihood of receipt by holders of certificates of distributions in the amount of scheduled payments on the mortgage loans;
•	do not take into consideration any of the tax aspects associated with the certificates;
•	do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated; and
•	do not comment as to the market price or suitability of the certificates for a particular investor.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus.

Additional Ratings of the Certificates or a Withdrawal of the Ratings May Adversely Affect Their Value and/or Limit Your Ability to Sell Your Certificates

The Sponsor has hired [___] nationally recognized statistical rating agencies (each a “hired NRSRO”) and will pay each hired NRSRO fees to assign ratings on the Offered Certificates. The Sponsor has not hired any other nationally recognized statistical rating organization (each, a “non-hired NRSRO”) to assign ratings on the certificates. However, under newly effective Securities and Exchange Commission rules, information provided to the hired NRSROs for the purpose of assigning or monitoring the ratings on the certificates is required to be made

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available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the certificates. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings.

NRSROs, including the hired NRSROs, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the certificates, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSROs, which could adversely affect the market value of your certificates and/or limit your ability to sell your certificates. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to the hired NRSROs for the purpose of assigning or monitoring the ratings on the certificates, the hired NRSROs could withdraw their ratings on the certificates, which could adversely affect the market value of your certificates and/or limit your ability to sell your certificates.

Suitability of the Offered Certificates as Investments

The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The Originator, Seller, the Depositor, the Servicer or the Issuing Entity May Become Subject to Litigation

Recently, there has been an increase in litigation against, sponsors, originators, depositors and servicers of mortgage backed securities. If the servicer or the Issuing Entity becomes subject to litigation relating to the mortgage loans, this may increase the costs of the servicer in servicing the mortgage loans or the expenses of the trustee reimbursable from the Issuing Entity. These expenses may be paid from payments on the mortgage loans prior to distribution of such payments to the certificates. In addition, if the servicer is subject to litigation, this may affect the ability of the servicer to perform its obligations under the pooling and servicing agreement, even if such litigation is not related to a mortgage loan. If the seller becomes subject to litigation, this may affect the ability of the seller to perform any of its obligations to repurchase mortgage loans from the Issuing Entity with respect to which there has been a breach of representations and warranties. This could result in a delay in or reduction of distributions on the certificates. No assurance can be made as to the affect such litigation, if any, may have on payments in respect of the mortgage loans or the certificates.

Risks relating to mortgaged properties in foreclosure proceedings

Mortgage loans that become seriously delinquent in payment may be subject to foreclosure proceedings. When a mortgage loan is foreclosed, title to the related mortgaged property passes to the bidder at a foreclosure sale; often, the bidder will be the holder of the related mortgage note. In many cases, real property that passes through foreclosure has been poorly maintained; routine property maintenance such as repair of water leaks or sheetrock damage, painting, replacement of damaged or worn flooring, and landscaping may not have occurred for a significant period of time prior to foreclosure. In addition, borrowers often damage the mortgaged property when they move or are evicted from the premises; this damage may include damage to sheetrock, windows, floors, appliances, and fixtures (including removal of items normally considered to be permanently affixed to the property, such as kitchen appliances, air conditioning or heating units, or pipes). Such damage may not be evident from an observation of the exterior of the property. This type of deferred maintenance or damage is likely to have an adverse effect on the market value of the REO properties when compared to the estimated valuation of any property acquired by the trustee on behalf of the Issuing Entity based upon an appraisal made at the time of origination, a broker’s price opinion based only upon exterior observation and performed prior to foreclosure, or an automated valuation model that assumes average property condition.

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Investors Will Be Dependent on Certain Third Parties Performing Their Responsibilities in an Accurate and Timely Manner

The mortgage loans held by the Issuing Entity are serviced by third-party servicers. The obligation of each servicer to fund advances on behalf of a delinquent borrower is limited to the extent that it does not expect to recover the advances from the ultimate disposition of the mortgaged property securing the mortgage loan, which could therefore affect the timing and amount of payments available for distribution to the certificateholders. In addition, as with any external service provider, investors are subject to the risks associated with inadequate or untimely services for reasons such as errors or miscalculations. In the current economic environment, many servicers are experiencing higher delinquencies and defaults than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process this increased volume. To the extent a servicer fails to fully perform its obligations or is unable to provide any required indemnities to the trust, the certificates could experience losses. In addition, certificateholders generally do not have the right to directly enforce remedies against a servicer or the Issuing Entity and instead must rely on the trustee to enforce their rights or take other actions as may be required under the pooling and servicing agreement. If the trustee is not required to take action under the terms of the pooling and servicing agreement, or if the trustee fails to take action, certificateholders could experience losses.

[INCLUDE IF NO MERS LOANS AND ASSIGNMENTS NOT RECORDED: Non-recordation of Assignments of Mortgage Could Increase Risk of Loss

While assignments of mortgage (other than certain mortgage loans recorded in the name of MERS) will be prepared in blank and delivered to the custodian under the terms of the mortgage loan purchase agreement, no one is required to complete and record these assignments of mortgage unless or until the servicer begins foreclosure proceedings. While the beneficial ownership of the mortgage loans, including the related mortgages, has been transferred to the Issuing Entity, record title to the related mortgages has not been assigned to the Issuing Entity but rather remains in the name of the related mortgagee of record.

Under the Uniform Commercial Code, the recordation of the assignments of the mortgages in favor of the Issuing Entity is not necessary to effect a transfer of the mortgage loans and the related mortgages to the Issuing Entity. However, the failure to record the assignments of the mortgages in the name of the Issuing Entity could result in the loss of the underlying mortgage liens. For example, the mortgage lien could be discharged, if the existing mortgagee of record filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the existing mortgagee of record was not received by the servicer in a timely manner to protect the interests of the certificateholders. Because the seller or an affiliate remains as the mortgagee of record, there is an increased risk that the servicer will not timely receive, if at all, such notices.

In addition, the failure to complete and record assignments of mortgage could impair the ability of the servicer to take timely servicing actions with respect to the mortgage loans, which could have a negative impact on the value realized from such mortgage loans, and thus, the interests of the certificateholders in such mortgage loans. The servicer will have to complete and record the related assignments of mortgage prior to filing a foreclosure proceeding. Failure of the servicer to timely record an assignment of mortgage can interfere with the ability to foreclose. In addition, while it is common practice in transfers of mortgage loans to deliver an assignment of mortgage in blank, signed by the mortgagee of record, with the intent that such assignment can be completed and recorded by the noteholder at a later date as needed in connection with foreclosure proceedings, there can be no assurance that such an assignment will be accepted in every jurisdiction, and the servicer may need to use other forms of documentation to demonstrate its legal standing to foreclose on behalf of the Issuing Entity. Furthermore, the inability of the servicer to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the Issuing Entity to claims and liability for violations or breaches of applicable law.]

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[INCLUDE IF ASSIGNMENTS RECORDED: Delays in Endorsing Notes and Recording Assignments of Mortgage Could Increase Risk of Loss

After the closing date, assignments of mortgages to the trustee will be prepared and delivered to the custodian, and these assignments of mortgage will be recorded. As a result, for some period of time after the closing date, record title to each mortgage will not have been assigned to the trustee. Similarly, the mortgage notes will not be endorsed to the trustee until after the closing date.

The delay in recording the assignments of the mortgages in the name of the trustee could result in the loss of the underlying mortgage liens. For example, prior to the recording of the assignments, the mortgage lien could be discharged if the record owner filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the record owner was not forwarded to the servicer in a timely manner.

In addition, the delay in recording assignments of mortgage could impair the ability of the servicer to take timely servicing actions with respect to the mortgage loans, which could reduce the value realized from such mortgage loans. Some of the assignments may be assignments in blank that have been filled in. Questions have been raised about the validity and enforceability of assignments in blank. The servicer may have to record the related assignments of mortgage prior to filing a foreclosure proceeding. The expenses of recording will be treated as servicing advances and will reduce the amount available to make payments on the certificates. There could be delays in commencing the foreclosure proceedings as a result of the need to record assignments of mortgages, which could lead to delays or reductions in payments on the certificates. If the related assignments cannot be located at the time of foreclosure or if an assignment in blank that has been filled in cannot be recorded, it may not be possible to foreclose.

It may not be possible to commence foreclosure proceedings until the related mortgage note has been endorsed to the trustee. If a necessary endorsement is missing and cannot be obtained, it may not be possible to foreclose.

Furthermore, the inability of a servicer, because it is not the mortgagee of record, to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the Issuing Entity to claims and liability for violations of applicable law, thus reducing the amount available to make payments on the certificates.

If the prior owner that is the mortgagee of record were to go into bankruptcy or similar proceedings within 90 days (or in some cases, one year) after the post-closing recording of any assignment, it may be possible for the recorded assignment to be avoided as a preferential transfer, so that there is no effective assignment of record, possibly leading to consequences of the type described above. There may be other consequences of a failure to record assignments if the prior owner goes into bankruptcy or similar proceedings before the relevant assignments are recorded. If the prior owner is a bank that goes into conservatorship or receivership, a failure to record assignments may permit the FDIC as receiver or conservator of the prior owner to challenge the transfer.

The occurrence of any of these circumstances could result in delays or reductions in payments on the certificates, or other losses.]

[INCLUDE IF MERS LOANS: The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Offered Certificates

The mortgages or assignments of mortgage for certain of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for one or more affiliates of the Seller and their successors and assigns, including the Participation Agent. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The making of and recording of mortgages in the name of MERS, and the operating of the related MERS registration system, has been challenged through the judicial system and there has been public disclosure that MERS

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is facing or has faced government investigations relating to its operations. Most judicial decisions have accepted MERS as mortgagee, have upheld the validity of mortgages and deeds of trust in which MERS is a named party, and have confirmed the authority of MERS or its assignees (including securitization trustees to whom a post-transfer assignment is made) to foreclose as mortgagee or beneficiary or nominee, and most related challenges to MERS have not been successful. There have been some decisions, however, where the result was not favorable to MERS. For example, the Kansas supreme court recently ruled that MERS was not a contingently necessary party to a mortgage foreclosure suit, although it was a named party to a mortgage, because MERS did not have an economic interest that was impaired by its failure to receive notice of the foreclosure suit. While the court specifically did not decide whether MERS was entitled to notice and service of the foreclosure action, a lower Kansas court or a court in another jurisdiction could follow the dicta in this case as supportive of some finding adverse to the validity of MERS’ interest insofar as MERS has no right to repayment of the mortgage debt. In addition, the United States Bankruptcy Court for the Eastern District of New York recently issued a memorandum decision addressing whether the alleged holder of a mortgage loan had sufficient status as a secured creditor to seek relief from the automatic bankruptcy stay to pursue a foreclosure action. After resolving the primary issue in controversy on purely procedural grounds and granting the requested relief, the court made certain observations in dicta about whether the trustee in the case before it, which had been assigned the mortgage by MERS, qualified as a secured creditor under New York law with standing to file a motion for relief from stay. The court noted that (i) neither the mortgage loan servicer (acting on behalf of the trustee) nor MERS (as intervenor in the case) had proven in that proceeding that the trustee was the holder or owner of the related mortgage note and (ii) there was no proof in that proceeding that MERS had acted within the scope of its agency relationship when it assigned the mortgage. The bankruptcy court, therefore, concluded that MERS had lacked sufficient legal authority to validly assign the mortgage to the trustee. While the bankruptcy court’s analysis of MERS was not essential to the actual holding of the case, it was intended to provide guidance in other cases before the court where a motion for relief from stay was pending and arguments were being made that the creditor, which had taken an assignments of mortgage from MERS, had no standing. The decision was appealed and the appellate court vacated the portions of the bankruptcy court’s opinion which discussed the creditor’s standing as an “unconstitutional advisory opinion.” Another example of a decision that was unfavorable to MERS was that of Washington supreme court which recently ruled that if MERS is not the holder of a mortgage note, then it is not considered to be the beneficiary for purposes of non-judicial foreclosures in Washington state. To the extent non-judicial foreclosures were in process in the state of Washington with MERS as beneficiary rather than as agent for the holder of the mortgage note, such foreclosures would need to be restarted. Many cases involving issues related to MERS and the MERS system are pending, and more may continue to be filed. The law in this area continues to develop, and the course of decision and their implications, cannot be predicted or accurately evaluated.

Challenges to MERS of these types and others could result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties, or in adverse results that may affect the ability to foreclose. In accordance with MERS procedures and accepted servicing practices, however, the Servicer will record assignments of mortgage or deeds of trust out of the name of MERS at an appropriate time prior to a foreclosure action. This additional expense of recordation will be treated as a servicing advance and will reduce the amounts available to make payments on the Notes. These delays and additional costs could in turn delay the payment of liquidation proceeds to noteholders and increase the severity of losses on the mortgage loans.]

The Sponsor, Depositor, Master Servicer, Servicer or Trustee May Become Subject to Litigation

Recently, there has been an increase in litigation against sponsors, originators, depositors and servicers of mortgage-backed securities. If the Servicer or the Trustee becomes subject to litigation relating to the mortgage loans, this may increase the costs of the Servicer in servicing the mortgage loans or the expenses of the Trustee. These expenses may be paid from payments on the mortgage loans prior to payment of the Offered Certificates. In addition, if the Servicer is subject to litigation, this may affect the ability of the Servicer to perform its servicing obligations, even if such litigation is not related to a mortgage loan in the mortgage pool. If the Sponsor become subject to litigation, this may affect its ability to perform its obligations to repurchase mortgage loans with respect to which there has been a breach of representations and warranties or a missing or defective mortgage loan document. This could result in a delay in or reduction of payments on the Offered Certificates. No assurance can be made as to the effect such litigation, if any, may have on payments in respect of the mortgage loans or the Offered Certificates.

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The Certificateholders Have Limited Control over Amendments, Modifications and Waivers to the Pooling and Servicing Agreement

Certain amendments, modifications or waivers to the Pooling and Servicing Agreement may require the consent of holders representing only a certain percentage interest of the Certificates and certain amendments, modifications or waivers to the Pooling and Servicing Agreement may not require the consent of any certificateholder. As a result, certain amendments, modifications or waivers to the Pooling and Servicing Agreement may be effected even without your consent.

There May Be Conflicts of Interest Among Various Classes of Certificates

There may be conflicts of interest among classes of certificates due to differing payment priorities and terms. Investors in the offered certificates should consider that certain decisions may not be in the best interests of each class of certificateholders and that any conflict of interest among different certificateholders may not be resolved in favor of investors in the offered certificates. For example, certificateholders may exercise their voting rights so as to maximize their own interests, resulting in certain actions and decisions that may not be in the best interests of different certificateholders.

Changes in the Market Value of the Certificates May Not Be Reflective of the Performance or Anticipated Performance of the mortgage loans Underlying the Certificates

The market value of the Offered Certificates can be volatile. These market values can change rapidly and significantly and changes can result from a variety of factors. However, a decrease in market value may not necessarily be the result of deterioration in the performance or anticipated performance of the mortgage loans underlying the certificates. For example, changes in interest rates, perceived risk, supply and demand for similar or other investment products, accounting standards, capital requirements that apply to regulated financial institutions, and other factors that are not directly related to the mortgage loans underlying the certificates can adversely and materially affect the market value of the Offered Certificates.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, prospective investors in the Offered Certificates should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. [For example, the mortgage pool includes mortgage loans that not only have relatively high loan-to-value ratios but also may have large unpaid principal balances. Certain of these mortgage loans are secured by properties in regions that are experiencing home price depreciation.] There are many other circumstances in which layering of multiple risks with respect to the mortgage loans and the Offered Certificates may magnify the effect of those risks. In considering the potential effects of layered risks, you should carefully review the descriptions of the mortgage loans and the Offered Certificates.

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THE MORTGAGE POOL

The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made or acquired by [__] at the time it sold the Mortgage Loans.

The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related Mortgaged Properties as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. The Depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Principal Balance”). The “Principal Balance” of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan, whether received or advanced. The “Pool Balance” as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans.

The original mortgage loan schedule will be filed electronically as a free writing prospectus and will also be filed as a schedule to the Pooling and Servicing Agreement on the SEC’s website: http://www.sec.gov.

General

[__________] Trust [20__-___] (the “Issuing Entity”) will consist of a pool of residential mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”) which will consist of fixed-rate and adjustable-rate, first lien mortgage loans.

The Mortgage Loans consist of approximately [__] Mortgage Loans with a Cut-off Date Principal Balance of approximately $[__].

[Insert disclosure if any Mortgage Loans were the subject of a material modification, including the percentage of modified loans included in the mortgage pool and the nature of the modifications.]

All of the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a “Mortgage”). The Mortgages create first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a “Mortgaged Property”).

The Depositor will purchase the Mortgage Loans from the Sponsor pursuant to the Mortgage Loan Purchase Agreement, dated as of [__] (the “Mortgage Loan Purchase Agreement”), between the Sponsor and the Depositor. Pursuant to the Pooling Agreement, dated as of [__] (the “Pooling Agreement”), among the Depositor, the Servicer and the Trustee, the Depositor will cause the Mortgage Loans and the Depositor's rights under the Mortgage Loan Purchase Agreement to be assigned to the Trustee for the benefit of the Certificateholders. See “The Pooling Agreement” herein and “The Agreements” in the prospectus.

[As of the cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans

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have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Originator—Underwriting Guidelines” and “The Sponsor” in the prospectus.

Each of the Mortgage Loans was selected from the Sponsor’s portfolio of mortgage loans. The Mortgage Loans were originated by the Originator or acquired by the Originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the Originator in accordance with its underwriting standards as described under “The Originator—Underwriting Guidelines” in this prospectus supplement.

Under the Mortgage Loan Purchase Agreement, the Sponsor and/or the Originator will make certain representations and warranties to the Depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, the Sponsor will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Sponsor, other than the repurchase or substitution obligations described above. The Originator will have no obligation with respect to the Certificates in its capacity as Originator.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein and each adjustable-rate mortgage loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

Each Mortgage Loan will accrue interest at the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note (each such rate, a “Mortgage Rate”). Approximately [__]% of the Mortgage Loans are adjustable-rate mortgage loans (the “Adjustable-Rate Mortgage Loans”) and approximately [__]% of the Mortgage Loans are fixed-rate mortgage loans (the “Fixed-Rate Mortgage Loans”).

Each fixed-rate mortgage loan has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

Substantially all of the adjustable-rate Mortgage Loans accrue interest at a Mortgage Rate that is adjustable following an initial period of one year, two years, three years or five years following origination. Generally, the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that (i) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Mortgage Loans (by aggregate principal balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date), will not occur until one year after the date of origination, (ii) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Mortgage Loans (by aggregate principal balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date) will not occur until two years after the date of origination, (iii) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Mortgage Loans (by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date), will not occur until three years after the date of origination and (iv) the first adjustment of the rates for approximately [__]% of the Adjustable Rate Mortgage Loans (by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date), will not occur until five years after the date of origination (each such adjustable-rate Mortgage Loan, a “Delayed First Adjustment Mortgage Loan”). On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of [____]%, of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”). The Mortgage Rate on any adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than

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a stated percentage (up to [__]% per annum, as specified in the related mortgage note) on the first related Adjustment Date (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than a stated percentage ([__]% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter (the “Periodic Rate Cap”). The Adjustable-Rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately [__]% per annum and a weighted average Periodic Rate Cap of approximately [__]% per annum thereafter. Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the “Maximum Mortgage Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Mortgage Rate”). Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related adjustable-rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Periodic Rate Caps, the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the adjustable-rate Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

The Index. The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by the Western Edition of The Wall Street Journal (“Six Month LIBOR” or the “Index”). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon percentages of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

Approximately [__]% of the Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. No Mortgage Loan had a loan-to-value ratio at origination in excess of [__]%. The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately [__]%. There can be no assurance that the loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the Originator’s determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See “Risk Factors—High Loan-to-Value Ratios Increase Risk of Loss.”

All of the Mortgage Loans have a scheduled payment due each month (the “Due Date”) on the first day of the month.

The weighted average remaining term to maturity of the Mortgage Loans was approximately [__] months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to [__]or after [__], or has a remaining term to maturity of less than [__] months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is [__].

The average Principal Balance of the Mortgage Loans at origination was approximately $[__]. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $[__]. No Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $[__] or less than approximately $[__].

As of the Cut-off Date, the Mortgage Loans had Mortgage Rates of not less than [__]% per annum and not more than [__]% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately [__]% per annum. As of the Cut-off Date, the Adjustable-Rate Mortgage Loans had Gross Margins ranging from [__]% per annum to [__]% per annum, Minimum Mortgage Rates ranging from [__]% per annum to [__]% per annum and Maximum Mortgage Rates ranging from [__]% per annum to [__]% per annum. As of the Cut-off Date,

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the weighted average Gross Margin of the Adjustable-Rate Mortgage Loans was approximately [__]% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately [__]% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately [__]% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Mortgage Loan occurs in [__] and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Mortgage Loans is approximately [__] months.

The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Originator Concentrations in the Mortgage Loans

Originator	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]
[____________]
[____________]
Total

Cut-off Date Principal Balances of the Mortgage Loans(1)

Principal Balance ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
23,988 - 50,000
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 895,000
Total

___________________

(1) The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $[__].

Credit Scores for the Mortgage Loans(1)

Credit Score	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
540 - 550
551 - 575
576 - 600
601 - 625
626 - 650
651 - 675
676 - 700
701 - 725
726 - 750
751 - 775
776 - 800
801 - 817
Total

___________________

(1) The weighted average credit score of the Mortgage Loans that had credit scores was approximately [__].

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Original Terms to Maturity of the Mortgage Loans(1)

Original Term (months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
180
240
360
Total

___________________

(1) The weighted average original term to maturity of the Mortgage Loans was approximately [__] months.

Remaining Terms to Maturity of the Mortgage Loans(1)

Remaining Term (months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
177 - 178
179 - 180
239 - 240
353 - 354
355 - 356
357 - 358
359 - 360
Total

___________________

(1) The weighted average remaining term to maturity of the Mortgage Loans was approximately 358 months.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family
PUD(1)
Condominium
Two Units
Three Units
Four Units
Modular
Total

___________________

(1) PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary
Second Home
Non-owner
Total

___________________

(1) Occupancy as represented by the mortgagor at the time of origination.

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Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase
Cash Out Refinance
Rate/Term Refinance
Total

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Original Loan-to-Value Ratios of the Mortgage Loans(1)(2)

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
14.67 - 15.00
30.01 - 35.00
45.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00
95.01 - 100.00
100.01 - 103.00
Total

___________________

(1)	The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately [__]%.
(2)	For a description of the determination of loan-to-value ratio by the Originator see “The Originator—Underwriting Guidelines” in this prospectus supplement.

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Geographic Distribution of the Mortgaged Properties related to the Mortgage Loans(1)

Location	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Total			$100.00%

___________________

(1) The greatest ZIP Code geographic concentration of Mortgage Loans was approximately 0.29% in the 60431 ZIP Code.

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Documentation Levels of the Mortgage Loans(1)

Documentation Level	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Documentation
No Income Verification
Stated Plus Documentation
Blended Access
Limited Income Verification
Total			$100.00%

___________________

(1) For a description of each Documentation Level, see “The Originator—Underwriting Guidelines” in this prospectus supplement.

Current Mortgage Rates of the Mortgage Loans(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.625 - 6.000
6.001 - 7.000
7.001 - 8.000
8.001 - 9.000
9.001 - 10.000
10.001 - 10.250
Total			$100.00%

___________________

(1) The weighted average current Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately [__] % per annum.

Modifications of the Mortgage Loans

Type of Modification	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___]			100.00%
Total			100.00%

Underwriting Exceptions of the Mortgage Loans

Type of Exception	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___]			100.00%
Total			100.00%

Gross Margins of the Adjustable-Rate Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.000 - 5.000
5.001 - 6.000
6.001 - 7.000
7.001 - 8.000
8.001 - 8.500
Total			$100.00%

___________________

(1) The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

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Next Adjustment Date for the Adjustable-Rate Mortgage Loans(1)

Next Adjustment Date	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
December 1, 2005
September 1, 2006
October 1, 2006
April 1, 2007
May 1, 2007
June 1, 2007
July 1, 2007
August 1, 2007
September 1, 2007
October 1, 2007
November 1, 2007
July 1, 2008
August 1, 2008
September 1, 2008
October 1, 2008
November 1, 2008
August 1, 2010
September 1, 2010
October 1, 2010
Total			$100.00%

___________________

(1)	The weighted average time until the next Adjustment Date for the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately [__] months.

Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
11.625 - 12.000
12.001 - 13.000
13.001 - 14.000
14.001 - 15.000
15.001 - 16.000
16.001 - 16.250
Total			$100.00%

___________________

(1)	The weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.
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Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.625 - 6.000
6.001 - 7.000
7.001 - 8.000
8.001 - 9.000
9.001 - 10.000
10.001 - 10.250
Total			$100.00%

___________________

(1)	The weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000
2.000
3.000
Total			$100.00%

___________________

(1) Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000			100.00%
Total			100.00%

___________________

(1) Relates to all rate adjustments subsequent to initial rate adjustments.

Delinquency and Loss Information

[[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

[The following tables set forth the historical delinquency experience of the Mortgage Loans:

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Number of Mortgage Loans Delinquent
Month	Number of Loans	Aggregate Scheduled Principal Balance	30 days	60 days	90 days	120 days	150 days	180 days	(etc.)
[prior month]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[2 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[3 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[4 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[continue until lesser of 3 years or the time such assets have existed]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]

Aggregate Scheduled Principal Balance of Mortgage Loans Delinquent
Month	Number of Loans	Aggregate Scheduled Principal Balance	30 days	60 days	90 days	120 days	150 days	180 days	(etc.)
[prior month]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[2 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[3 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[4 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[continue until lesser of 3 years or the time such assets have existed]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

Introduction

The Sponsor, prior to including the Mortgage Loans in the Mortgage Pool, conducted a review of the Mortgage Loans that was designed and effected to provide reasonable assurance that the disclosure regarding the Mortgage Pool in this prospectus supplement is accurate in all material respects. In conducting the review, the Sponsor engaged third parties to assist it with certain elements of the review. The review conducted by the Sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “Sponsor’s Pre-Offering Review.” The Sponsor determined the nature, extent and timing of the Sponsor’s Pre-Offering Review and the level of assistance provided by any third party. The Sponsor does not attribute any of the findings and conclusions of the Sponsor’s Pre-Offering Review to any of the third parties. The review conducted with the assistance of third parties was conducted with respect to [___]% of the Mortgage Loans included in the final Mortgage Pool. The results of the reviews prepared by the third parties were shared with the underwriter. The underwriter reviewed these findings in connection with its preparation for the offering of the Offered Certificates.

The Sponsor’s Pre-Offering Review does provide the Sponsor with reasonable assurance that the disclosure regarding the Mortgage Pool in this prospectus supplement is accurate in all material respects.

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[The Sponsor’s Pre-Offering Review included a credit and compliance component, and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the Mortgage Loans (the “Original Appraisals”), as more fully described below.]

[The Sponsor’s Pre-Offering Review also included a component consisting of procedures designed to verify the Sponsor’s data regarding the characteristics of the Mortgage Loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the Mortgage Loans selected by the Sponsor and appearing in this prospectus supplement.]

[See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal All Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the Sponsor’s Pre-Offering Review.

Credit and Compliance Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Appraisal Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Limitations of the Pre-offering Review Process

As stated above, the Sponsor’s Pre-Offering Review does provide the Sponsor with reasonable assurance that the disclosure regarding the Mortgage Pool in this prospectus supplement is accurate in all material respects. The procedures conducted as part of the Sponsor’s Pre-Offering Review were also intended to discover possible defects in the Mortgage Loans reviewed. However, these procedures did not constitute a complete re-underwriting of the Mortgage Loans, and were not designed or intended to discover every possible defect. In conducting these procedures, the third parties relied on available information and resources (which were limited and which, in most cases, were not independently verified). Accordingly, it is possible that the Mortgage Loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the Mortgage Loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the Sponsor’s Pre-Offering Review.

STATIC POOL INFORMATION

[Static pool information with respect to mortgage loans similar to the Mortgage Loans is attached as Annex III to this prospectus supplement.]

[The Depositor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the Issuing Entity.]

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the Mortgage Loans.

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[ISSUING ENTITY]]

[__________] Trust [20__-___] (the “Issuing Entity”) is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [____], 20[__] (the “Pooling Agreement”). The Pooling Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Issuing Entity and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling Agreement, please see “The Agreements — Amendment” in the base prospectus.

The assets of the Issuing Entity will consist of the Mortgage Loans and certain related assets.

The Issuing Entity’s fiscal year end is [December 31].

THE DEPOSITOR

RBS Acceptance Inc., a Delaware corporation, is the depositor (the “Depositor”) of the transaction. The Depositor was organized on April 23, 1987 and is an affiliate of the Sponsor and the Underwriter. The Depositor maintains its principal office at 600 Washington Boulevard, Stamford, Connecticut 06901 Attention: Asset-Backed Finance Department. Its telecopy number is (201) 897-2700.

The Depositor is generally engaged in the business of acting as a Depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in mortgage loans. The Depositor typically acquires mortgage loans and other assets for inclusion in securitizations from the Sponsor.

The certificate of incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as Depositor of trusts that may issue and sell securities.

With the respect to the Depositor’s securitizations and those of its affiliate, Financial Asset Securities Corp., in the five years preceding the date hereof, the level of realized losses and/or delinquencies on the mortgage loans contained in approximately 115 of the 118 securitizations have exceeded the levels set forth in the related prospectus supplement. As a result of such elevated levels of realized losses and/or delinquencies on the related mortgage loans, principal payments on such mortgage loans (including prepayments on such mortgage loans) will primarily be distributed to the most senior class of related securities instead of being distributed among all classes of related securities on a pro rata basis. A realized loss with respect to any mortgage loan is the amount, if any, by which the principal balance of the mortgage loan exceeds the net liquidation proceeds received on such mortgage loan. A mortgage loan is considered delinquent with respect to a scheduled payment if such scheduled payment is not made prior to the close of business on the mortgage loan’s due date.

After the issuance of the Certificates, the Depositor will have limited or no obligations with respect to the Certificates and the Issuing Entity except with respect to preparing and filing required reports under the Securities Exchange Act of 1934, as amended, to provide notices to certain parties under the pooling and servicing agreement or to provide requested information to the various transaction participants.

The Depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential mortgage loans, offering mortgage-backed or other asset-backed securities, and related activities.

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THE ORIGINATORS

[Underwriting guidelines to be provided by the Originators in accordance with §229.1110 of Regulation AB].

[Disclosure provided by the Originators regarding types of exceptions to underwriting guidelines and statistical data regarding the exceptions to the extent material.]

THE SPONSOR

[The Sponsor of the Mortgage Loans will be RBS Financial Products Inc. The Sponsor acquired the Mortgage Loans from the Originator. We refer you to “The Sponsor” in the prospectus for additional information.]

[Information to be provided by the Sponsor in accordance with §229.1104 of Regulation AB].

[Description of any prior securitizations organized by the sponsor which have experienced an event of default, early amortization or triggering event as required pursuant to Items 1104(c) and 1106 of Regulation AB].

[During the period __________ to __________ [insert either (a) for prospectus supplements filed on or after February 14, 2013 but prior to February 14, 2014, the period representing the most recent 8 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement or (b) for prospectus supplements filed on or after February 14, 2014, the period representing the most recent 12 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement], [___] mortgage loans securitized by the Sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the Sponsor during such calendar year. The most recent Form ABS-15G was filed by the Sponsor on [_________]. The Sponsor’s CIK number is [__________].]

THE POOLING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling Agreement. The Issuing Entity created under the Pooling Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the Net WAC Rate Carryover Reserve Account, (v) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement and (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the Issuing Entity all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the Trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Issuing Entity will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee pursuant to the Pooling Agreement. The Mortgage Loan Schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

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The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian as the Trustee’s agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or is lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Sponsor. The assignments of Mortgage will not be recorded by or on behalf of the Depositor in the appropriate offices for real property records; provided, however, that upon the occurrence of certain events set forth in the Pooling Agreement, each such assignment of Mortgage will be recorded by the Sponsor as set forth in the Pooling Agreement.

Pursuant to a Custodial Agreement between the Depositor, the Trustee and a Custodian, the mortgage notes and the Related Documents (the “Custodial File”) will be held by the Custodian on behalf of the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire resistant facilities in accordance with customary standards for such custody.

Within 45 days of the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 120 days following notification thereof to the Sponsor and/or the Originator by the Trustee, the Sponsor and/or the Originator will be obligated to either: (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances (each as defined herein) made by the Servicer, plus any costs and damages incurred by the Issuing Entity in connection with any violation by such loan of any applicable predatory- or abusive-lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date (as defined herein) after such obligation arises. The obligation of the Sponsor and/or the Originator to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

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The Sponsor or the applicable originator will make the following representations and warranties regarding each of the mortgage loans:

[List of MATERIAL mortgage loan representations and warranties]

Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein. In addition, the Servicer will represent and warrant, on the Closing Date, that, among other things, it will accurately and fully report its mortgagor credit files to each of the credit repositories in a timely manner.

[Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained one or more separate trust accounts (each, a “Collection Account”) for the benefit of the Certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the Issuing Entity. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

Permitted Investments

To the extent provided in the Pooling Agreement, amounts on deposit in the Payment Account may be invested in Permitted Investments in the name of the Trustee and, except as provided in the Pooling Agreement, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than three business days before such funds are required to be withdrawn for distribution to the Certificateholders. The income earned from Permitted Investments shall be paid to the Servicer under the Pooling Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling Agreement) shall deposit the amount of any such loss in the Payment Account, without any right of reimbursement therefor, immediately as realized.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i) (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company

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(or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody’s and the highest available rating category of Fitch and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short- term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, P-1 by Moody’s and rated A-1+ or higher by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds, including those money market funds managed or advised by the Trustee or its Affiliates, that have been rated “AAA” by Fitch (if rated by Fitch), “Aaa” by Moody’s and “AAAm” or “AAAm-G” by S&P; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no such instrument shall be an Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

[The Master Servicer

[____________] (“[________]”) will act as Securities Administrator and Master Servicer under the Pooling Agreement. [________] is a [national banking association and a wholly-owned subsidiary of [________]]. A diversified financial services company with approximately $[__] billion in assets, [__] million customers and [__] employees, [________] is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. [________] provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash

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management, investment management and other financial and fiduciary services. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with [________] and its affiliates. [________]’s principal corporate trust offices are located at [________] and its office for certificate transfer services is located at [________].

[________] acts as Master Servicer pursuant to the Pooling Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity [and at the direction of the Trustee] against such defaulting Servicer. As of __________, [________] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of [________]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2006		December 31, 2007		December 31, 2008		[ ] 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [________]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

[Additional information required pursuant to Item 1108 of Regulation AB will be provided if applicable.]

The Servicer

The information set forth in the following paragraphs has been provided by the Servicer.

[__________], a [_________] (“[______]”) will be the Servicer with respect to the Mortgage Loans.

[______] is an indirect wholly-owned subsidiary of [__] and is one of the nation’s largest mortgage bankers. [______] is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. [______] has been engaged in the servicing of residential mortgage loans since [ 19__]. As of [ ______, 2___ ], the company’s servicing portfolio of more than $[__], represents nearly [__] customers throughout the nation. [______] maintains its executive and principal offices at [__________]. Its telephone number is [__________].

[The following table describes size, composition and growth of [______]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2006		December 31, 2007		December 31, 2008		[ ] 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [______]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

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[Additional information required pursuant to Item 1108 of Regulation AB will be provided if applicable.]

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

Servicing of the Mortgage Loans

The servicer will service and administer the mortgage loans on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (as determined by the servicer in its reasonable judgment) in accordance with the terms of the pooling and servicing agreement, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans. The servicer will also seek to maximize the timely and complete recovery of principal and interest on the mortgage notes. Subject to the servicing standards and the terms of the pooling and servicing agreement, the servicer will have full power and authority, acting alone or through sub-servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced before each Distribution Date from (i) its own funds or funds provided by an Advancing Person as described below, (ii) funds in the Collection Account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an “Advance”).

Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on such Mortgage Loan. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or any state law providing for similar relief. Subject to the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

Pursuant to the pooling and servicing agreement, the servicer may reimburse itself for Advances from the payments made by the borrower of the related mortgage loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related mortgaged property and, if the advance is a nonrecoverable advance, as reasonably determined by the servicer, or if a mortgage loan for which there is an outstanding advance becomes subject to a modification, from collections on all the mortgage loan, in each case prior to any payments to the certificateholders.

All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account. The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the

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Certificates. In the event the Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a “Servicing Advance.”

Servicing Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on each Mortgage Loan. The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

The Pooling Agreement provides that the Servicer may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

Limitation on Servicer Liability

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuing Entity or the Certificateholders or Residual Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that the Servicer or any such person is still liable for any breach of representations and warranties made, or liable for any specific liability imposed on the Servicer for a breach of its servicing under the Pooling Agreement or for willful misfeasance[, or] bad faith [or negligence] in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer under the Pooling Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be entitled to be indemnified by [__________] Trust [20__-___] and shall be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan (except as any such loss, liability or expense shall be otherwise reimbursable) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made, or against any specific liability imposed on the Servicer for a breach of its servicing under the Pooling Agreement or against in the performance of duties or by reason of its reckless disregard of obligations and duties under the Pooling Agreement.

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to

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the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Issuing Entity of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Certificateholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

Modifications

Notwithstanding the foregoing, in the event that any mortgage loan is in default or, in the judgment of the servicer , such default is reasonably foreseeable, the servicer, consistent with the standards set forth in the pooling and servicing agreement and the servicing agreement, may (i) waive, modify or vary any term of such mortgage loan (including capitalization modifications or modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of such mortgage loan; provided that the final maturity date for any such modified Mortgage Loan shall not exceed the latest possible maturity date with respect to the certificates, (ii) accept payment from the related Mortgagor of an amount less than the stated principal balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or (iii) consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor, if in the servicer’s determination such waiver, modification, postponement, Short Pay-off or indulgence is not materially adverse to the interests of the certificateholders (taking into account any estimated Realized Loss that might result absent such action).

[The Servicer will modify delinquent mortgage loans or mortgage loans for which default is reasonably forseeable in accordance with HAMP; provided, that, the Servicer will have the discretion under the pooling and servicing Agreement to enter into non-HAMP modifications of such mortgage loans, to the extent such non-HAMP modifications will maximize collection on the mortgage loans. For mortgage loans that are not HAMP-eligible, the servicer will use streamlined modification procedures which are similar to HAMP to modify such mortgage loans.]

In instances in which a mortgage loan is in default, the trustee or the servicer may, on behalf of the Issuing Entity, sell such defaulted mortgage loan at fair market value in order to maximize collections for the transaction.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Servicer in respect of its servicing activities (the “Servicing Fee”) for the Mortgage Loans will be at the “Servicing Fee Rate” of [__]% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges and Prepayment Interest Excess (as defined in the Pooling Agreement), non-sufficient fund fees and other ancillary fees, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any servicing accounts. The Servicer may also be able to retain certain incentive fees payable to the Servicer in connection with the modification of a mortgage loan. The Servicer is entitled to retain such incentive fees on all mortgage loans prior to any payments to the certificateholders. The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall payments made by the Servicer in satisfaction of such obligation, “Compensating Interest”) but only in an amount up to its Servicing Fee for the related Distribution Date.

With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the portion of the related Prepayment Period (as defined below) occurring in the month

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preceding the month of such Determination Date, the “Prepayment Interest Shortfall” is an amount equal to interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the month in which the related Prepayment Period began.

The Trustee and the Custodian

[__], a [__], will be named Trustee pursuant to the Pooling Agreement. The Trustee will make available a monthly statement to Certificateholders containing information regarding the Certificates. The Trustee may make such statement available each month, to any interested party, via the Trustee’s website. See “Description of the Certificates—Reports to Certificateholders” in this prospectus supplement.

The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling Agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account. The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer’s obligations and duties under the Pooling Agreement for which the Trustee is indemnified by the Servicer under the Pooling Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling Agreement. The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to Certificateholders.

[__] will act as custodian (the “Custodian”) for the Trustee with respect to certain Mortgage Loans under the Pooling Agreement pursuant to a Custodial Agreement, dated as of the Closing Date, among the Servicer, the Trustee and the Custodian. The Custodian will be paid a fee as set forth in the Pooling Agreement in respect of its duties as custodian (the “Custodial Fee”) expressed as a per annum rate (the “Custodial Fee Rate”) on the Principal Balance of the Mortgage Loans. The Custodial Fee Rate will not exceed of [__]% per annum.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Issuing Entity, while the Offered Notes are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections
Trustee Fee	___bp	Servicing Fee
Trust Expenses	N/A	Mortgage Loan Interest Collections
Liquidation Expenses	N/A	Mortgage Loan Interest Collections

(1)	Servicing fee including securities administrator, paying agent and note registrar fees. The Servicer receives a single combined fee that covers all of these functions. The Servicer performs these functions.
(2)	Servicer pays trustee fees out of its fee.
(3)	The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.

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[The Credit Risk Manager

The [__________], a [_________], as credit risk manager for [__________] Trust [20__-___] (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager Fee” until the redemption of the Notes or until its removal by a vote of at least 66 2/3% of the noteholders. Such fee will be paid by [__________] Trust [20__-___] and will be equal to a per annum percentage of the then current aggregate principal balance of the Mortgage Loans.]

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Offered Certificates and the Class [___] Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 1% of all voting rights will be allocated among the holders of the Residual Certificates. The voting rights allocated to any class of Certificates will be allocated among all holders of the Certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment

The Pooling Agreement may be amended under the circumstances set forth under “The Agreements —Amendment” in the prospectus.

A recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939 (the “TIA”) was applicable to certain agreements, similar to the Pooling Agreement, under which mortgage pass-through certificates are issued. As noted in the ruling, the “TIA covers only debt securities, and does not apply to equity securities.” The ruling is based on the court’s conclusion that the mortgage pass-through certificates at issue in the case are debt securities. The ruling is contrary to the guidance of the SEC’s Division of Corporation Finance in its Compliance and Disclosure Interpretation 202.01 as published prior to the ruling, which was revised on May 3, 2012 to indicate that the staff is considering this interpretation in light of this ruling. The ruling is also contrary to historical industry practice. Because the Offered Certificates are not in the form of debt securities, and consistent with CDI 202.01 prior to this ruling as well as historical industry practice, the Pooling Agreement has not been qualified under the TIA.

The Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates, if the Depositor informs the Trustee that it has determined that the TIA does apply to the Pooling Agreement or that qualification under the TIA is required, to modify, eliminate or add to the provisions of the Pooling Agreement to the extent necessary to (A) effect the qualification of the Pooling Agreement under the TIA and to add to the Pooling Agreement any other provisions as may be expressly required by the TIA, and (B) modify the other provisions of the Pooling Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

If the TIA were to apply to the Pooling Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling Agreement (and the Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling Agreement have agreed that, to the extent permitted under the TIA, the Pooling Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling Agreement or would otherwise alter the provisions of the Pooling Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling Agreement. Generally, the mandatory TIA provisions include provisions regarding the eligibility requirements of the trustee, disqualification of the trustee, preferential collection of claims against an obligor, access to bondholder lists, reports by the trustee, reports by obligors (including evidence of compliance with

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Pooling Agreement provisions), duties of the trustee prior to and after default, directions and waivers of bondholders, prohibition of impairment of holder's right to payment and certain other powers of the trustee and duties of payment. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

Termination

The Servicer (in such capacity, the “Terminator”) will have the right to purchase all of the Mortgage Loans and REO properties and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and REO properties is equal to or less than [__]% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans. The first Distribution Date on which such option could be exercised is referred to herein as the “Optional Termination Date.” In the event that the option is exercised, the purchase will be made at a price (the “Termination Price”) generally equal to the greater of (i) the aggregate Principal Balance of the Mortgage Loans and the appraised value of the REO properties and (ii) the fair market value of the Mortgage Loans and the REO properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO properties and any accrued and unpaid Net WAC Rate Carryover Amounts. However, this option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the note balance of, the notes issued pursuant to any indenture which are secured by all or a portion of the Class C Certificates and/or the Residual Certificates at the time the option is exercised. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

(i)	100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus
(ii)	interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for the class, plus
(iii)	any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus
(iv)	in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Issuing Entity of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Certificateholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

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DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Issuing Entity will issue (i) the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates, (ii) the Class [__] Certificates, the Class [__] Certificates (collectively, the “Mezzanine Certificates”), (iii) the Class [__] Certificates (together with the Mezzanine Certificates, the “Subordinate Certificates”) and (iv) the Class [__] Certificates and the Class [__] Certificates (together, the “Residual Certificates”). The Class A Certificates, the Mezzanine Certificates, the Class [___] Certificates, and the Residual Certificates are collectively referred to herein as the “Certificates.” Only the Class A Certificates and the Mezzanine Certificates are offered hereby (together, the “Offered Certificates”).

The Offered Certificates will have the Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent. The Class [__] Certificates will have an Original Certificate Principal Balance equal to $[__]. The Class [__] Certificates will have an Original Certificate Principal Balance equal to the excess of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over the Original Certificate Principal Balances of the Offered Certificates. The Residual Certificates will not have Original Certificate Principal Balances and will not bear interest.

The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that such Certificates must be purchased in minimum total investments of $100,000 per class. The assumed final maturity date (the “Assumed Final Distribution Date”) for the Offered Certificates is the Distribution Date in [__].

Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in [__] (each, a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the Record Date. The “Record Date” for any Certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the “Record Date” for any physical Certificate or any book-entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

The Offered Certificates will be book-entry certificates (the “Book-Entry Certificates”) and person acquiring beneficial ownership interests in Book-Entry Certificates will hold through The Depository Trust Company (“DTC”) in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) (in Europe). For a detailed description relating to the ownership of Book-Entry Certificates and additional information regarding DTC, Clearstream & Euroclear see “Description of the Securities—Book-Entry Securities” in the Prospectus.

Allocation of Available Funds

Distributions to holders of each class of Certificates will be made on each Distribution Date from Available Funds. With respect to any Distribution Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer and the Trustee: (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the

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Servicer by the Determination Date, after deduction of the Servicing Fee for such Distribution Date, the Custodial Fee for such Distribution Date, the Credit Risk Manager fee for such Distribution Date and any accrued and unpaid Servicing Fees and Custodial Fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, (iii) payments from the Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date and (iv) all incentive fees received pursuant to HAMP and due to the mortgagee.

Interest Distributions

On each Distribution Date the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date.

(i) to the holders of the Class [__] Certificates, in an amount equal to the Monthly Interest Distributable Amount for such class;

(ii) to the holders of the Class [__] Certificates, in an amount equal to the Monthly Interest Distributable Amount for such class;

(iii) to the holders of the Class [__] Certificates, in an amount equal to the Monthly Interest Distributable Amount for such class; and

(iv) to the holders of the Class [__] Certificates, in an amount equal to the Monthly Interest Distributable Amount for such class.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls.

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Principal Distributions

I.                    On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i) to the holders of the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(ii) to the holders of the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) to the holders of the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(iv) to the holders of the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

II.                  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i)                   first, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(ii)                 second, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)                third, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(iv)               fourth, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Issuing Entity of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described under “—Subordination” below, allocation of Realized Losses on the Mortgage Loans, as described under “—Allocation of Losses” below, excess interest and overcollateralization, as described under “—Overcollateralization Provisions” below and cross-collateralization as described under “—Allocation of Available Funds” above.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

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Subordination

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, the rights of the holders of the Mezzanine Certificates with lower numerical class designations will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class [___] Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

Allocation of Losses

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fourth, to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero, sixth, to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifteenth, to the Class [__] Certificates until the Certificate Principal Balance thereof has been reduced to zero and sixteenth to the Class [__] Certificates until the Certificate Principal Balance thereof has been reduced to zero.

The Pooling Agreement does not permit the allocation of Realized Losses to the Class A Certificates, the Class [__] Certificates or the Residual Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.

Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” below.

Overcollateralization Provisions

The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates and the amount needed to pay certain

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fees and expenses of the Issuing Entity. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest distributable to the holders of the Offered Certificates and the fees and expenses payable by the Issuing Entity. The Pooling Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

(i)                   to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, distributable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions” above;

(ii)                 sequentially, to the holders of the Class [__] Certificates, Class [__] Certificates, Class [__] Certificates, Class [__] Certificates and Class [__] Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such class and second up to the Allocated Realized Loss Amount, for each such class;

(iii)                to make payments to the Net WAC Rate Carryover Reserve Account, to the extent any Net WAC Rate Carryover Amounts are required to be distributed to the holders of the Offered Certificates;

(iv)               to the holders of the Class C Certificates as provided in the Pooling Agreement; and

(v)                 any remaining amounts to the holders of the Residual Certificates as provided in the Pooling Agreement.

On each Distribution Date, after making the distributions of the Available Funds as described above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account the amount deposited therein pursuant to subclause (iv) above and will distribute these amounts to the holders of the Offered Certificates in the order and priority set forth under “—Pass-Through Rates” below.

Definitions

The “Accrual Period” for the Offered Certificates for a given Distribution Date will be the actual number of days based on a 360-day year included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

An “Allocated Realized Loss Amount” with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Losses allocated to that class of Certificates on the Distribution Date and any Allocated Realized Loss Amounts for that class remaining undistributed from the previous Distribution Date minus any Subsequent Recoveries applied to that Allocated Realized Loss Amount.

The “Basic Principal Distribution Amount” means with respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

The “Certificate Principal Balance” of any Offered Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the “Original Certificate Principal Balance”) reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates (taking into account any increases in the Certificate Principal Balance thereof by any Subsequent Recoveries allocated to that class). The “Certificate Principal Balance” of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the sum of the then aggregate Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Offered Certificates.

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The “Class [__] Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

The “Class [__] Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class [___] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date) and (xiii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

The “Class [__] Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), (xiii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), and (xiv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

“Credit Risk Manager Fee” for any Distribution Date is the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the Mortgage Loans. Such fee will be paid monthly from the Issuing Entity in accordance with the Pooling Agreement.

“Credit Risk Manager Fee Rate” for any Distribution Date is [__]% per annum.

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A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

The “Delinquency Percentage” means the percentage obtained by dividing (x) aggregate Principal Balance of Mortgage Loans Delinquent 60 days or more (including Mortgage Loans that are REO properties, in foreclosure or bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

The “Determination Date” with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Extra Principal Distribution Amount” for any Distribution Date, is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

The “Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

The “Monthly Interest Distributable Amount” for any Distribution Date and each class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief (allocated to each Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

The “Net Monthly Excess Cashflow” for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Offered Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

An “Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

An “Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

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The “Overcollateralization Target Amount” means, with respect to any Distribution Date, an amount equal to (i) prior to the Stepdown Date, [__]% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans; (ii) on or after the Stepdown Date so long as a Trigger Event is not in effect, the greater of (a) [__]% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal received during the related Due Period and unscheduled collections of principal received during the related Prepayment Period) and (b) [__]% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount will be zero.

The “Overcollateralized Amount” for any Distribution Date is an amount equal to (i) the sum of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

The “Prepayment Period” for any Distribution Date is the period commencing on the 16th day of the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from [__]) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

The “Principal Distribution Amount” with respect to any Distribution Date is the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

The “Principal Remittance Amount” means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (vi) on the Distribution Date on which the Issuing Entity is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal and (vii) any incentive fees received on the Mortgage Loans pursuant to HAMP and due to the mortgagee.

“Realized Loss” means (a) with respect to any defaulted Mortgage Loan that is finally liquidated (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan or (b) with respect to any Mortgage Loan subject to a modification, the amount of any forgiven interest or forgiven or forborne principal. [A reduction in the mortgage rate due to a modification will not result in a Realized Loss.]

The “Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent

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received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

The “Stepdown Date” means the earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date occurring in [__] and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to [__]%.

“Subsequent Recoveries” are unanticipated amounts received on a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the Servicer) as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class of Mezzanine Certificates with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either:

(a)(i) on any Distribution Date on which the Class A Certificates remain outstanding, and the Delinquency Percentage exceeds [__]% of the Credit Enhancement Percentage; or (ii) on any Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, and the Delinquency Percentage exceeds [__]% of the Credit Enhancement Percentage; or

(b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Cut-off Date Principal Balance of the Mortgage Loans exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
[__] through [__]
[__] through [__]
[__] through [__]
[__] through [__]
[__] through [__]
[__] and thereafter

The “Unpaid Interest Shortfall Amount” means (i) for each class of Offered Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Offered Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

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Pass-Through Rates

The “Pass-Through Rate” on any Distribution Date with respect to the Offered Certificates will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date. With respect to the Offered Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Formula Rate” for the Offered Certificates is the lesser of (a) the Base Rate for such class or (b) the related Maximum Cap Rate.

The “Base Rate” for the Offered Certificates is the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the “Certificate Index”) as of the related LIBOR Determination Date (as defined herein) plus a related margin (the “Certificate Margin”). The Certificate Margin with respect to the each class of Offered Certificates will be the percentages set forth below.

Margin
Class	(1)	(2)
I-A1
II-A1
M-1
M-2
B-1
B-2
B-3

_________

(1)	For each Distribution Date up to and including the Optional Termination Date, as defined in this prospectus supplement under “Pooling Agreement—Termination.”
(2)	On each Distribution Date after the Optional Termination Date.

The “Net WAC Rate” for any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (A) 12 multiplied by (B) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (2) the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related Prepayment Period.

The “Adjusted Net Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Custodial Fee Rate and (iii) the Credit Risk Manager Fee Rate.

The “Maximum Cap Rate” for any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans.

The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any fixed-rate Mortgage Loan) as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Custodial Fee Rate and (iii) the Credit Risk Manager Fee Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Offered Certificates is the Net WAC Rate, then the “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of

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Certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. Any Net WAC Rate Carryover Amount on the Offered Certificates will be distributed on such Distribution Date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under “Overcollateralization Provisions.”

On the Closing Date, the Trustee will establish an account (the “Net WAC Rate Carryover Reserve Account”) from which payments in respect of Net WAC Rate Carryover Amounts on the Offered Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under “—Overcollateralization Provisions” above, the Trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Offered Certificates any Net WAC Rate Carryover Amounts sequentially, to the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, the related Net WAC Rate Carryover Amount.

Calculation of One-Month LIBOR

On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Certificates (each such date, a “LIBOR Determination Date”), the Trustee will determine the Certificate Index for such Accrual Period for the Offered Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBOR01, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Reuters Screen LIBOR01, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Reuters Screen LIBOR01” means the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Trustee, after consultation with the Depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by or under common control with, the Servicer or any successor Servicer or the Originator; and “Reserve Interest Rate” shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

The establishment of the Certificate Index on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

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Reports to Certificateholders

On each Distribution Date, the Trustee will provide or make available to each holder of a Certificate and the rating agencies a statement (based in part on information received from the Servicer) setting forth, among other things, the information set forth in the prospectus under “Description of the Securities—Reports to Securityholders.” The Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee’s internet website. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of certificates is the distribution date in  ________ ___ , ____. The final scheduled distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled distribution date.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Defaults and Realized Losses

The yield to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

General Prepayment Considerations

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Servicer). The Mortgage Loans are subject to the “due-on-sale” provisions included therein and each adjustable-rate Mortgage Loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See “The Mortgage Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the

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remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the fixed-rate Mortgage Loans may differ from that on the adjustable-rate Mortgage Loans because the amount of the monthly payments on the adjustable-rate Mortgage Loans are subject to adjustment on each Adjustment Date. Furthermore, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for one, two, three or five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

Yield Considerations Relating to Interest Distributions

Interest May Be Limited by the Net WAC Rate. If the Pass-Through Rate of any class of Offered Certificates is limited by the Net WAC Rate, such class will accrue less interest than would otherwise be the case.

To the extent the Pass-Through Rate for any class of Offered Certificates on any Distribution Date is limited to the Net WAC Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be distributable from Net Monthly Excess Cashflow to the extent that the Overcollateralization Target Amount has been reached, in each case subject to the priorities described under “Description of the Certificates—Overcollateralization Provisions” and “—Pass-Through Rates” in this prospectus supplement.

The Net WAC Rate for the Offered Certificates will be lower for Accrual Periods that are longer than 30 days, and the Pass-Through Rates on the Offered Certificates are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long.

For a discussion of other factors that could cause the Pass-Through Rate on the Offered Certificates to be capped at the Net WAC Rate, see “Risk Factors—Effect of Mortgage Rates on the Offered Certificates” herein.

Prepayment Interest Shortfalls and Relief Act Shortfalls. On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent

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not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class [___] Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Offered Certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment. See “Risk Factors—Prepayment Interest Shortfalls and Relief Act Shortfalls” in this prospectus supplement.

Additional Information

The Depositor has filed certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the “Commission”) in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under “The Mortgage Pool.”

The Assumed Final Distribution Date for the Offered Certificates is as set forth herein under “Description of the Certificates—General.” The final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related Assumed Final Distribution Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Certificates as described herein and (iii) an early a termination of the Issuing Entity may occur as provided herein.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the “Prepayment Assumption”) assumes a prepayment rate for the fixed-rate Mortgage Loans of [___]% of the Fixed-Rate Prepayment Vector and a prepayment rate for the adjustable-rate Mortgage Loans of [___]% of the Adjustable-Rate Prepayment Vector. The “Fixed-Rate Prepayment Vector” assumes a constant prepayment rate (“CPR”) of [___]% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately [___]% (precisely [___]%/[__]) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of [__]%. The “Adjustable-Rate Prepayment Vector” assumes (a) a CPR of [__]% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional [_____] (precisely [___]%/[__]) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter until the 22nd month, a CPR of [__]% per annum, (b) beginning in the 23rd month and in each

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month thereafter until the 28th month, a CPR of [__]% per annum and (c) beginning in the 29th month and in each month thereafter during the life of such Mortgage Loans, a CPR of [__]% per annum. However, the prepayment rate will not exceed [__]% CPR per annum in any period for any percentage of the Adjustable-Rate Vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Issuing Entity.

Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption described thereunder.

The tables entitled “Percent of Original Certificate Principal Balance Outstanding” were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Issuing Entity will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Original Certificate Principal Balance Outstanding” were determined assuming that (the “Structuring Assumptions”): (i) the Mortgage Loans have the characteristics set forth in Annex II to this prospectus supplement, (ii) the Closing Date for the Offered Certificates occurs on [__]and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in [__], in accordance with the allocation of Available Funds set forth above under “Description of the Certificates—Allocation of Available Funds,” (iv) the prepayment rates are the percentages of the respective Prepayment Assumption set forth in the “Percent of Original Certificate Principal Balance Outstanding” tables below, (v) prepayments include thirty days’ interest thereon, (vi) the Sponsor is not required to substitute or repurchase any of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life (years) to Optional Termination” in the tables below, (vii) the Overcollateralization Target Amount is determined as set forth in this prospectus supplement, (viii) scheduled payments for the Mortgage Loans are received on the first day of each month commencing in [__], the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (xi) the Certificate Index is at all times equal to [__]%, (xii) the Pass-Through-Rates for the Offered Certificates are as set forth herein, (xiii) the Mortgage Rate for each adjustable-rate Mortgage Loan is adjusted on its Next Adjustment date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Initial Periodic Rate Caps, Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), (xii) with respect to the adjustable-rate Mortgage Loans, Six-Month LIBOR is equal to [__]% and (xiv) the sum of the Servicing Fee Rate, the Custodian Fee Rate and the Credit Risk Manager Fee Rate for each Mortgage Loan is equal Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

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Prepayment Scenarios(1)

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Adjustable-Rate Mortgage Loans:	65%	85%	100%	125%	150%
Fixed-Rate Mortgage Loans:	65%	85%	100%	125%	150%

_________________

(1) Percentage of the Fixed-Rate Prepayment Vector or the Adjustable-Rate Prepayment Vector, as applicable.

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of such Certificate that would be outstanding after each of the dates shown, at various percentages of the Prepayment Assumption.

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Percent of Original Certificate Principal Balance Outstanding

	Class [__] Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%

Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

_________________________

(1)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
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Percent of Original Certificate Principal Balance Outstanding

	Class [__] Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%

Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

_________________________

(1)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
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Percent of Original Certificate Principal Balance Outstanding

	Class [__] Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%

Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

_________________________

(1)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
*	If applicable, indicates a number that is greater than zero but less than 0.5%.

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Percent of Original Certificate Principal Balance Outstanding

	Class [__] Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%

Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

_________________________

(1)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
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Percent of Original Certificate Principal Balance Outstanding

	Class [__] Prepayment Scenario
Distribution Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%

Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

_________________________

(1)	The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
*	If applicable, indicates a number that is greater than zero but less than 0.5%.
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Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the Class [___] Certificates and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on any remaining classes of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow), will be allocated to those Certificates. The initial undivided interests in the Issuing Entity evidenced by the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates are approximately [__]%, approximately [__]%, approximately [__]%, approximately [__]%, approximately [__]%, approximately [__]%, approximately respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield and Prepayment Considerations” in the prospectus.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase of the Mortgage Loans transferred to the Issuing Entity.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the Issuing Entity (exclusive of the Net WAC Rate Carryover Reserve Account, as described more fully herein or in the Pooling Agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Certificates, [__________], counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Issuing Entity and (ii) the Offered Certificates and Class [___] Certificates (exclusive of any right of the holder of such Certificates to receive distributions from or obligation to make payments to the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount) will represent the “regular interests” in, and will generally be treated as debt instruments of, a REMIC. See “Certain Material Federal Income Tax Considerations—General” in the prospectus.

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Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount. The Net WAC Rate Carryover Reserve Account is not an asset of any REMIC. The treatment of amounts received by a holder of an Offered Certificate under such Certificateholder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Issuing Entity intends to treat distributions made to the holders of the Offered Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Issuing Entity’s allocation of the issue price is binding on all holders of the applicable class unless the holder explicitly discloses on its tax return that its allocation is different from the Issuing Entity’s allocation. For tax reporting purposes, the right to receive distributions in respect of Net WAC Rate Carryover Amounts may have more than a de minimis value. The value of such amount, if any, may be obtained from the Trustee upon request, provided that the Trustee has received such information from the Underwriter. Under the REMIC Regulations, the Issuing Entity is required to account for the REMIC regular interest and the right to receive distributions in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Issuing Entity’s treatment of distributions of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate in any period and over the term of such certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of an Offered Certificate the amount of the sale allocated to the selling Certificateholder’s right to receive distributions in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive distributions in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by such Certificateholder upon entering into or acquiring its interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

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For federal income tax reporting purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Certain Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See “Certain Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Certain Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Issuing Entity, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Offered Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

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The holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of an Offered Certificate will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive distributions in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of the Offered Certificates not distributable by any REMIC elected by the Issuing Entity, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Issuing Entity, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Issuing Entity, with a resulting reduction in amounts otherwise distributable to the holders of the Offered Certificates.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Servicer, as specified in the Pooling Agreement.

A beneficial owner of Offered Certificates may be subject to U.S. withholding tax on interest payments made after June 30, 2014 and gross proceeds of sale of interest-bearing obligations for payments made after December 31, 2016 to certain foreign financial institutions and non-financial foreign entities if certain disclosure requirements related to U.S. accounts and ownership are not satisfied. In general, it is expected that the withholding tax will not apply to obligations that are issued prior to July 1, 2014. If the offered certificates were modified on or after July 1, 2014 in such a way that they were considered to be re-issued for U.S. federal income tax purposes, this legislation could apply to interest payments and gross proceeds of sale in respect of the offered certificates. The Issuer will not be obligated to pay any additional amounts to “gross-up” payments to the certificateholders or beneficial owners of the offered certificates as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to payments in respect to the offered certificates.

An additional 3.8% Medicare tax will be imposed on certain net investment income (including ordinary dividends and capital gain distributions received by a Certificateholder and net gains from redemptions or other taxable dispositions of REMIC Certificates) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Certain Material Federal Income Tax Considerations” in the prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered

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under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

The U.S. Department of Labor has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption, or PTE, 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2007-05) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the prospectus.

[For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply.] Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). [For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.]

[Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Moody’s or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTE 95 60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.]

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Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

[If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.]

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The Class A Certificates, the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. SMMEA, however, provides for state limitation on the authority of such entities to invest in “mortgage related securities” provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Mezzanine Certificates (other than the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates) will [not] constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated [___________] (the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor and underwriting fees, will be approximately $[__]. The Underwriter’s commission will be any positive difference between the price it pays to the Depositor for the Offered Certificates and the amount it receives from the sale of the Offered Certificates to the public. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

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The Depositor has been advised by the Underwriter that it proposes initially to offer the Offered Certificates of each class to the public in Europe and the United States.

Until the distribution of the Offered Certificates is completed, rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by [__________], New York, New York.

LEGAL PROCEEDINGS

[There are no other material legal proceedings pending against the Sponsor, the Depositor, the Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No other legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.] [To the extent material, insert any legal proceedings pending against the depositor, trustee, sponsor, Issuing Entity, originator, servicer and any additional parties contemplated by Item 1100(d)(1) of Regulation AB.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no other affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. Notwithstanding the affiliation of the Sponsor to the Depositor and Underwriter, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the

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Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

It is a condition of the issuance of the Certificates that the Offered Certificates receive the following ratings at least as high as the following ratings from Moody’s Investors Service, Inc. (“Moody’s”) Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch” and collectively with Moody’s and S&P the “Rating Agencies”):

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	Moody’s	S&P	Fitch
I-A1	[_____]	[_____]	[_____]
II-A1	[_____]	[_____]	[_____]
M-1	[_____]	[_____]	[_____]
M-2	[_____]	[_____]	[_____]

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

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INDEX OF DEFINED TERMS

Accrual Period	70
Adjustable-Rate Mortgage Loans	41
Adjustable-Rate Prepayment Vector	80
Adjusted Net Maximum Mortgage Rate	75
Adjusted Net Mortgage Rate	75
Adjustment Date	41
Advance	60
Advancing Person	61
Allocated Realized Loss Amount	70
Article 122a	19
Assumed Final Distribution Date	66
Available Funds	67
Base Rate	75
Basic Principal Distribution Amount	70
Book-Entry Certificates	66
Certificate Index	75
Certificate Margin	75
Certificate Principal Balance	70
Certificates	66
Class [__] Principal Distribution Amount	71
Clearstream	66
Code	10, 87
Collection Account	57
Commission	79
Compensating Interest	63
CPR	79
Credit Risk Manager	64
Credit Risk Manager Fee	64, 71
Credit Risk Manager Fee Rate	72
Custodial Fee	63
Custodial Fee Rate	63
Custodial File	56
Custodian	63
Cut-off Date Principal Balance	40
Delayed First Adjustment Mortgage Loan	41
Deleted Mortgage Loans	57
Delinquency Percentage	72
Delinquent	72
Depositor	54
Determination Date	72
Distribution Account	57
Distribution Date	7, 66
Dodd-Frank Act	17
DTC	66
Due Date	42
Due Period	72
ERISA	10, 90
Euroclear	66
Exemption	91
Extra Principal Distribution Amount	72
Fitch	10, 94
Fixed-Rate Mortgage Loans	41
Fixed-Rate Prepayment Vector	79
Formula Rate	75
Global Securities	1
Gross Margin	42
GSEs	18
HAMP	21
HASP	21
Helping Families Save Their Homes Act	21
High Cost Loans	32
hired NRSRO	34
Homeownership Act	32
Index	42
Initial Periodic Rate Cap	42
Insurance Proceeds	72
Interest Remittance Amount	72
IRS	89
Issuing Entity	40, 54
LIBOR Business Day	76
LIBOR Determination Date	76
Liquidated Mortgage Loan	73
Maximum Cap Rate	75
Maximum Mortgage Rate	42
MERS	37
Mezzanine Certificates	66
Minimum Mortgage Rate	42
Monthly Interest Distributable Amount	72
Moody’s	10, 94
Mortgage	40
Mortgage Loan Purchase Agreement	40
Mortgage Loan Schedule	55
Mortgage Loans	6, 40
Mortgage Pool	40
Mortgage Rate	41
Mortgaged Property	40
Net Liquidation Proceeds	73
Net Monthly Excess Cashflow	72
Net WAC Rate	75
Net WAC Rate Carryover Amount	76
Net WAC Rate Carryover Reserve Account	76
non-hired NRSRO	34
Notional Principal Contract Regulations	88
Offered Certificates	66
OID Regulations	89
Optional Termination Date	65
Original Appraisals	53
Original Certificate Principal Balance	70
Overcollateralization Deficiency Amount	72
Overcollateralization Release Amount	72
Overcollateralization Target Amount	73
Overcollateralized Amount	73
Pass-Through Rate	75
Periodic Rate Cap	42
Plan	10
Plans	90
Pool Balance	40
Pooling Agreement	40, 54
Prepayment Assumption	79
Prepayment Interest Shortfall	63
Prepayment Period	73
Principal Balance	40
Principal Distribution Amount	73
Principal Remittance Amount	73
PTE	91
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Purchase Price	56
Qualified Substitute Mortgage Loan	56
Rating Agencies	94
Realized Loss	73
Record Date	66
Reference Banks	76
Related Documents	55
REMIC	87
Reserve Interest Rate	76
Residual Certificates	66
Reuters Screen LIBOR01	76
RMBS	15
S&P	10, 94
Senior Principal Distribution Amount	74
Servicing Advance	61
Servicing Fee	62
Servicing Fee Rate	62
Short Pay-off	62
Six Month LIBOR	42
SMMEA	10, 92
Stepdown Date	74
Structuring Assumptions	80
Subordinate Certificates	66
Subsequent Recoveries	74
Substitution Adjustment	56
Termination Price	65
Terminator	65
TIA	64
Trigger Event	74
U.S. Person	4
Underwriter	2, 33
Underwriting Agreement	92
Unpaid Interest Shortfall Amount	74

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC and upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

I-1

Trading Between DTC Sponsor and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream or Euroclear Sponsor and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

I-2

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the Global Securities on its own behalf through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner or a foreign partnership or trust and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

A beneficial owner of Global Securities may be subject to a U.S. withholding tax on interest payments made after June 30, 2014 and gross proceeds of sale of interest-bearing obligations for payments made after December 31, 2016 to certain foreign financial institutions and non-financial foreign entities if certain disclosure requirements related to U.S. accounts and ownership are not satisfied. In general, it is expected that the withholding

I-3

tax will not apply to obligations that are issued prior to July 1, 2014. If the offered certificates were modified on or after July 1, 2014 in such a way that they were considered to be re-issued for U.S. federal income tax purposes, this legislation could apply to interest payments and gross proceeds of sale in respect of the offered certificates. For further information regarding potential U.S. withholding tax liabilities applicable to investing in the offered certificates, see “Federal Income Tax Consequences” in the prospectus.

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN, Form W-8EXP and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed. However, a Form W-8BEN or Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on such form incorrect, provided that the withholding agent reports at least annually to the beneficial owner of Form 1042-S.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

I-4

ANNEX II

ASSUMED MORTGAGE LOAN CHARACTERISTICS

II-1

ANNEX III

STATIC POOL INFORMATION

The following tables set forth static pool information with respect to securitizations of residential mortgage loans comparable to the Mortgage Loans included in the Issuing Entity that were sponsored by RBS Financial Products, Inc.

All data should be reviewed in light of the following notes:

Calculations:

3 month CPR = 1-(1-(current balance from two periods prior - current period’s current balance)/(current balance from two periods prior))^(4)

Cumulative CPR = 1-(1-(current balance from first period - current period’s current balance)/(current balance from first period))^(12/total number of periods)

[_____Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

III-1

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%

III-2

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13

III-3

[___] Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

III-4

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%
III-5

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
III-6

[___] Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

III-7

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%

III-8

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
III-9

$[__] (APPROXIMATE)

[__________] TRUST [20__-___]

[DEPOSITOR]

Depositor

[SERVICER]

Servicer

Asset-Backed Certificates, [Series]

_______________________

PROSPECTUS SUPPLEMENT

_______________________

RBS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Certificates, [Series] in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Certificates, [Series] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Certificates, [Series] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

[Date]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated [_____], 20[__] [Version 2]

PROSPECTUS SUPPLEMENT dated [_________, 20__] (to Prospectus dated [_________, 20__])

$[______] (Approximate)

[_______________] [20__-___]

ASSET-BACKED NOTES, SERIES [20__-___]

[_______________] TRUST [20__-___]

Issuing Entity

RBS ACCEPTANCE INC.

Depositor

[__________]

Servicer

RBS FINANCIAL PRODUCTS INC.

Sponsor

Consider carefully the risk factors beginning on page S-[__] in this prospectus supplement and on page [__] in the prospectus.

The notes represent obligations of the Issuing Entity only and do not represent an interest in or obligation of the sponsor, RBS Acceptance Inc., [________] or any of their affiliates. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Payments on the Offered Notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__]

Only the [____] classes of notes identified below are being offered by this prospectus supplement and the accompanying prospectus.

The Offered Notes

•       Represent obligations of an Issuing Entity, the assets of which consist of a pool of first lien, fixed-rate and adjustable-rate mortgage loans.

•       The offered notes will accrue interest at a rate equal to one-month LIBOR plus the related fixed margin, subject to certain limitations described in this prospectus supplement.

Credit Enhancement

•       Subordination as described in this prospectus supplement under “Description of the Notes—Subordination.”

•       Overcollateralization as described in this prospectus supplement under “Description of the Notes—Overcollateralization Provisions.”

•       Excess Interest as described in this prospectus supplement under “Description of the Notes—Overcollateralization Provisions.”

Class	Original Note Balance(1)		Note Rate(2)
Class [__]	$	[__]	Variable
Class [__]	$	[__]	Variable
Class [__]	$	[__]	Variable
Class [__]	$	[__]	Variable
Class [__]	$	[__]	Variable

________________

(1) Subject to a variance of + 5%.

(2) Calculated at the per annum rate of one-month LIBOR plus the related margin as set forth in “Summary of Terms—Payment on the Notes—Interest Payments” and as described under “Description of the Notes—Note Rates” in this prospectus supplement and subject to limitation or increase under certain circumstances.

[____________] (the “Underwriter”) will offer the offered notes from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the offered notes, before deducting expenses and underwriting fees, will be approximately $[______]. The Underwriter’s commission will be any positive difference between the price they pay to the Depositor for the offered notes and the amount they receive from the sale of such notes to the public. See “Method of Payment” in this prospectus supplement.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Delivery of the offered notes will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System on or about [________, 20__].

PROSPECTUS SUPPLEMENT

S-1

RATINGS	S-90
INDEX OF DEFINED TERMS	S-92
ANNEX I	I-1
ANNEX II	II-1
STATIC POOL INFORMATION	II-1

S-2

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining prior consent of the Initial Purchaser nominated by the Issuer for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of the certificates pursuant to clauses (a) to (c) above shall require the Issuing Entity or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to [__________] Trust [20__-___]; and
(b)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.
S-3

SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire document and the accompanying prospectus.
•	This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Offered Notes

On the Closing Date, [__________] Funding Trust [20__-___] will issue [__] classes of notes which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the Issuing Entity that will support the notes will consist of a pool of fixed-rate and adjustable-rate, first lien mortgage loans having the characteristics described in this prospectus supplement. The Class [__] Notes, the Class [__] Notes, the Class [__] Notes, the Class [__] Notes and the Class [__] Notes are the only classes of offered notes.

The offered notes will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of [$25,000; provided that offered notes must be purchased in minimum total investments of $100,000 per class.]

Certificates

In addition to the notes, the Issuing Entity will also issue the Class [__], Class [__], Class [__] and Class [__] Certificates (the “Certificates”). None of the Certificates are being offered by this prospectus supplement and the prospectus. Information provided on the Certificates is provided for informational purposes only.

We refer you to “Description of the Notes— General” and “The Loan Pool” in this prospectus supplement and “Description of the Securities — Book-Entry Securities” in the prospectus.

Cut-off Date

The close of business on [__________, 20__].

Closing Date

On or about [__________, 20__].

The Issuing Entity

[__________] Trust [20__-___]. We refer you to “[__________] Trust [20__-___]” in this prospectus supplement for additional information.

The Depositor

RBS Acceptance Inc., a Delaware corporation and an affiliate of RBS Securities Inc. We refer you to “The Depositor” in the prospectus and this prospectus supplement for additional information.

Originators

[______, or certain of its correspondents originated the mortgage loans to be included in the Issuing Entity.] Approximately [__]% of the mortgage loans were originated by [______] [and approximately [__]% of the mortgage loans were originated by [______]]. [To be expanded to include all originators of 10% or more of the asset pool]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate. We refer you to “The Originators” in this prospectus supplement for additional information.

S-4

Servicers

[__________, a __________][To be expanded to include all servicers of 10% or more of the asset pool]. Any obligation specified to be performed by the master servicer in the prospectus is an obligation to be performed by the Servicer[s] with respect to the mortgage loans. We refer you to “The Sale and Servicing Agreement—The Servicers” in this prospectus supplement for additional information.[

Sponsor

[__________, a __________ corporation.] We refer you to “The Sponsor” in this prospectus supplement for additional information.

Indenture Trustee

[__________, a __________]. We refer you to “The Indenture Trustee” in this prospectus supplement for additional information.

Owner Trustee

[__________, a __________] acting not in its individual capacity, but solely as owner trustee under the trust agreement. We refer you to “The Owner Trustee” in this prospectus supplement for additional information.

[Credit Risk Manager

[__________, a __________] We refer you to “The Sale and Servicing Agreement—The Credit Risk Manager” in this prospectus supplement for additional information.]

Designations

Each class of notes will have different characteristics, some of which are reflected in the following general designations.

•	Offered Notes

Class [__] Notes and Mezzanine Notes (other than Class [__] Notes and Class [__] Notes).

•	Class A Notes

Class [__] Notes and Class [__] Notes.

•	Mezzanine Notes

Class [__] Notes and Class [__] Notes.

•	Certificates

Class [__] Certificates, Class [__] Certificates, Class [__] and Class [__] Certificates.

Mortgage Loans

On the Closing Date [__________] Trust [20__-___] will acquire a pool of first lien, fixed-rate and adjustable-rate mortgage loans.

The mortgage loans in the Issuing Entity as of the Closing Date will consist of approximately [__] closed-end first lien mortgage loans described in this prospectus supplement with an aggregate principal balance as of the Cut-off Date of approximately $[_____] (the “Mortgage Loans”).

The statistical information in this prospectus supplement reflects the characteristics of the Mortgage Loans as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the loan pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans may vary.

All descriptions of the mortgage loans in this prospectus supplement take into account the results of the Sponsor’s pre-offering review, as described in this prospectus supplement under “Pre-Offering Review of the Mortgage Loans.”

The Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Fixed-Rate Mortgage Loans:	[__]%
Adjustable-Rate Mortgage Loans:	[__]%
Balloon Mortgage Loans:	[__]%
Range of Remaining Term to Stated Maturities:	[__] months to 360 months
Weighted Average Remaining Term to Stated Maturity:	[__] months
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Range of Original Principal Balances:	$[__] to $[__]
Average Original Principal Balance:	$[__]
Range of Outstanding Principal Balances:	$[__] to $[__]
Average Outstanding Principal Balance:	$[__]
Range of Current Mortgage Rates:	[__]% to [__]%
Weighted Average Current Mortgage Rate:	[__]%
Weighted Average Teaser Rate:	[__]%
Weighted Average Gross Margin of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Initial Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	[__]%
Weighted Average Time Until Next Adjustment Date for the Adjustable-Rate Mortgage Loans:	[__] months
Type of mortgaged properties Single family: 2-4 family dwellings: Planned unit developments: Condominiums: Owner-occupied:	[__]% [__]% [__]% [__]% [__]%
Loan purpose Purchase: Cash out refinance Rate & term refinance:	[__]% [__]% [__]%
Loan documentation Full documentation: Other documentation:	[__]% [__]%
Previously modified loans:	[___]%
Weighted average FICO score:	[____]
Geographic Concentration in Excess of 5%: [__] [__]	[__]% [__]%

Removal and Substitution of a Mortgage Loan

The Indenture Trustee will acknowledge the sale, transfer, assignment and receipt of the Mortgage Loans to it by the Depositor, subject to further review and any exceptions. If the Indenture Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Indenture Trustee shall promptly notify the Originator of such defect. The Originator must then correct or cure any such defect within 90 days from the date of notice from the Indenture Trustee of the defect and if the Originator fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related Mortgage Loan, the Originator will, in accordance with the terms of the Sale and Servicing Agreement, within 90 days of the date of notice, provide the Indenture Trustee with a substitute Mortgage Loan (provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered) or repurchase the Mortgage Loan.

Payment Dates

The Indenture Trustee will make payments on the notes on the 25th day of each calendar month beginning in [________ 20__] (each, a “Payment Date”) (i) to the holder of record of the notes as of the business day preceding such Payment Date, in the case of any notes held in book-entry form or (ii) to the holder of record of the notes as of the last day of the calendar month preceding the month in which the Payment Date occurs, in the case of any notes not held in book-entry form. If the 25th day of a month is not a business day, then the Payment Date will be on the next business day. The final scheduled distribution date for distributions on the notes is [_______ __, 20__].

Payments on the Notes

Interest Payments

The note rate for the Offered Notes will be calculated at the per annum rate of One-Month LIBOR plus the related margin as set forth below (the “Base Rate”), subject to the limitations set forth below and in this prospectus supplement.

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Margin
Class	(1)	(2)
[__]	[____]%	[____]%
[__]	[____]%	[____]%
[__]	[____]%	[____]%
[__]	[____]%	[____]%
[__]	[____]%	[____]%

__________

(1)	For each Payment Date up to and including the Optional Redemption Date, as defined in this prospectus supplement under “The Indenture—Optional Redemption.”
(2)	On each Payment Date after the Optional Redemption Date.

The note rate on any Payment Date with respect to the Offered Notes will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Payment Date. The “Formula Rate” for the Offered Notes is the lesser of (a) the Base Rate for such class or (b) the Maximum Cap Rate. The “Maximum Cap Rate” for any Payment Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Loan Rates of the Mortgage Loans.

We refer you to “Description of the Notes—Note Rates” in this prospectus supplement for additional information.

Interest payable on the notes will accrue during an accrual period. The accrual period for the Offered Notes for any Payment Date will be the period from the previous Payment Date (or, in the case of the first accrual period from the Closing Date) to the day prior to the current Payment Date. Interest will be calculated for the Offered Notes on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Offered Notes will accrue interest on their note balance outstanding immediately prior to each Payment Date.

We refer you to “Description of the Notes” in this prospectus supplement for additional information.

Principal Payments

Principal will be paid to the holders of each class of Offered Notes on each Payment Date in the amounts described herein under “Description of the Notes—Allocation of Available Funds.”

Payment Priorities

Interest Payments

to pay interest on the notes, but only in the amounts and to the extent described under “Description of the Notes—Allocation of Available Funds” in this prospectus supplement; and

Principal Payments

to pay principal on the notes, but only in the amounts and to the extent described under “Description of the Notes—Allocation of Available Funds” in this prospectus supplement.

We refer you to “Description of the Notes—Allocation of Available Funds” in this prospectus supplement for additional information.

Advances

The Servicer will make cash advances to cover delinquent payments of principal and interest on each Mortgage Loan to the extent it reasonably believes that the cash advances are recoverable from future payments on such Mortgage Loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to “The Pooling Agreement—Advances” in this prospectus supplement and “Description of the Securities—Advances” in the prospectus for additional information.

Servicing Fee

With respect to each Mortgage Loan, the amount of the servicing fee that shall be paid to the servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the Monthly Payments collected.

Optional Redemption

The party designated in the sale and servicing agreement may redeem the Notes, in whole but not in part, after the aggregate principal balance of the Mortgage Loans has been reduced to less than [____]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

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We refer you to “The Indenture—Optional Redemption” and “Description of the Notes—Note Rates” in this prospectus supplement and “The Agreements—Termination; Optional Termination” in the prospectus for additional information.

Credit Enhancement

[Identify any credit enhancement or other support for the transaction, as referenced in Items 1114(a) and 1115 of Regulation AB][Identify any enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB]

[The following disclosure references typical credit enhancement features]

1. Subordination

The rights of the holders of the Mezzanine Notes to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes.

In addition, the rights of the holders of Mezzanine Notes with higher numerical class designations to receive payments will be subordinated to the rights of the holders of the Mezzanine Notes with lower numerical class designations, and the rights of the holders of the Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Notes, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular payments on the more senior notes in respect of interest and principal and to afford such notes protection against realized losses on the Mortgage Loans.

We refer you to “Description of the Notes—Subordination” in this prospectus supplement for additional information.

2. Overcollateralization

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate note balance of the Offered Notes by approximately $[____], which is approximately equal to the initial certificate principal balance of the Class [__] Certificates. Such amount represents approximately [____]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the approximate amount of initial overcollateralization required to be provided under the indenture. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

We refer you to “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement for additional information.

3. Excess Interest

The Mortgage Loans will bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Notes and to pay certain fees and expenses of the Issuing Entity. Such excess interest will be available to absorb realized losses on the Mortgage Loans and to maintain overcollateralization at required levels as described in the indenture.

We refer you to “Description of the Notes—Allocation of Available Funds” and “—Overcollateralization” in this prospectus supplement for additional information.

4. Allocation of Losses

If, on any Payment Date, there is not sufficient excess interest to absorb realized losses on the Mortgage Loans as described under “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement, then realized losses on the Mortgage Loans in excess of such amounts will be allocated to overcollateralization, the Mezzanine Notes and the Class [__] Certificates as set forth herein. The sale and servicing agreement will not permit the allocation of realized losses on the Mortgage Loans to the Class A Notes; however investors in the Class A Notes should realize that under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to pay to the Class A Notes all interest and principal amounts to which such notes are then entitled.

Once realized losses are allocated to the Mezzanine Notes or the Class [__] Certificates, such realized losses will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Notes or the Class [__] Certificates may be paid to the holders of these notes according to the priorities set forth under “Description of the Notes— Overcollateralization Provisions” in this prospectus supplement.

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[Update disclosure with any additional credit enhancement].

We refer you to “Description of the Notes —Allocation of Losses” in this prospectus supplement for additional information.

Ratings

It is a condition of the issuance of the Offered Notes that they be assigned the following ratings by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Fitch Ratings (“Fitch”) and Dominion Bond Ratings Service, Inc. (“DBRS”):

	Moody’s	S&P	Fitch	DBRS
[__]
[__]
[__]
[__]
[__]

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

We refer you to “Ratings” in this prospectus supplement and “Rating” in the prospectus for additional information.

Tax Status

[One or more elections will be made to treat designated portions of the Issuing Entity (exclusive of the Net WAC Rate Carryover Reserve Account and the Reserve Account as described more fully herein or in the Sale and Servicing Agreement) as real estate mortgage investment conduits for federal income tax purposes.]

[For federal income tax purposes, the Notes will be treated as indebtedness to a Noteholder and not as an equity interest in the issuer.]

We refer you to “Federal Income Tax Consequences” in this prospectus supplement and “Certain Material Federal Income Tax Considerations” in the prospectus for additional information.

Considerations for Benefit Plan Investors

[It is expected that the Offered Notes may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of an Offered Note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.][The Offered Notes will not be eligible for purchase by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).]

We refer you to “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus for additional information.

Legal Investment

The Offered Notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”)

We refer you to “Legal Investment Considerations” in this prospectus supplement and “Legal Investment” in the prospectus for additional information.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Notes

Ratings Downgrades

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Notes. Residential mortgage-backed securities (“RMBS”) backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the Offered Notes will not be downgraded in the future.

Increases in Defaults and Delinquencies

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. In addition, originators’ underwriting standards generally allowed for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recent recessive economic trends in the United States continue to be a primary indicator of future defaults and delinquencies. The lasting impact of the recent recession could increase the likelihood of additional delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Although economic indicators are beginning to show that the United States has emerged from recession, delinquencies and defaults on loans underlying RMBS may continue to rise, or may remain at high levels, as a result of factors such as: persistent, high unemployment rates, high levels of foreclosures and large inventories of unsold properties. In addition, during this period, housing prices and appraisal values have declined, often severely, after extended periods of significant appreciation, and housing inventory for sale generally has increased. As residential real estate values generally or in a particular geographic area decline, often substantially, many mortgagors have little or no equity in their mortgaged properties, and many have negative equity in their mortgaged properties, in all cases hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties, and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

The servicer will have the authority under the Sale and Servicing Agreement to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the Offered Notes and subject to the overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values and/or extended timelines to complete foreclosure. A significant number of loan modifications could result in a significant reduction in cash flows to the

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Offered Notes on an ongoing basis. In addition, pursuant to the Sale and Servicing Agreement, the servicer is permitted to enter into “short sales” of the mortgaged property related to a mortgage loan that is in default or for which default is reasonably foreseeable. Any such short sale will produce a realized loss that will be allocated to the most subordinate outstanding class of Notes. Furthermore, as described below under “—Governmental Actions May Limit the Ability of the Servicer to Foreclose,” increased government regulation may limit or delay the foreclosure process and certain servicers, including the servicer, are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.

Increased Sensitivity to Changing Economic Conditions

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market to changes in economic conditions. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing. As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. In connection with the origination of low or no documentation loans, lenders were often willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Home Price Depreciation

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home prices began to depreciate in late 2007. Although home prices in some geographic areas seem to have stabilized, home prices in other geographic areas have continued to depreciate. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in defaults and loss severities above those that would have been realized had property values remained the same or continued to increase.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Inability to Refinance or Sell

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past four years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

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Increase in Proposed Regulations

There are a number of regulatory proposals that have been issued for comment, which give rise to questions about the legal environment for securitizations going forward. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010 which mandates, among other financial reform regulations, the imposition of new requirements on securitization, including requiring that the applicable regulatory agencies prescribe new regulations for risk retention. While the ultimate outcome of these proposals and new regulations remains uncertain, it is possible that these proposals and new regulations could significantly affect the economics or practicability of future securitizations, which in turn could affect the market value and liquidity of structured finance products generally. The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the Issuing Entity, the Sponsor, the Depositor, the Servicer and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the Notes.

In March 2011, the SEC and other agencies issued a release soliciting public comment on proposed rules pursuant to the Dodd-Frank Act that, if adopted, would require, among other things, that the Sponsor or an affiliate of the Sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit the transfer or hedging, and restrict the pledge, of the retained credit risk. In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities. Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security Issuing Entity’s continued ability to conduct shelf offerings. We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the Notes. In addition, if the proposed rules are adopted, your Notes, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.

In addition, federal, state and local authorities have proposed new legislation, rules and regulations relating to the origination, servicing and bankruptcy treatment of mortgage loans. If enacted, these initiatives could result in delayed or reduced collections from mortgagors, higher loss severities upon liquidation, limitations on the foreclosure process, generally increased servicing costs and increased illiquidity in the market for RMBS. Certain of these initiatives could also permit the servicer to take actions, such as with respect to the modification of the mortgage loans, that might otherwise be prohibited by the terms of the Sale and Servicing Agreement, which may adversely affect the Offered Notes, without any remedy or compensation to the holders thereof.

Certain governmental entities have recently considered various programs to assist homeowners in certain jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the mortgaged properties, including possible authorization to acquire any such mortgage loans by voluntary purchase or eminent domain and to modify those mortgage loans to allow homeowners to continue to own and occupy their homes. Except as noted in the following sentence, there is no certainty as to whether any particular governmental entity will take steps to acquire any mortgage loans under such programs, whether any mortgage loans sought to be purchased will be mortgage loans held in securitization trusts, what purchase price would be paid for any such mortgage loans, and whether any governmental entities may ultimately pass such legislation. On July 30, 2013, the City of Richmond, California announced that it had adopted a plan to acquire certain underwater mortgage loans secured by properties in that city from securitization trusts, and that it would submit offers to purchase such loans at discounted prices to various servicers and trustees, and that it might proceed with such acquisition by eminent domain. [None of the mortgage loans] [Approximately [_______]% of the mortgage loans by aggregate principal balance as of the cut-off date] are located in Richmond, California. Certain of the mortgage loans may be located in other counties or municipalities in which governmental entities have passed similar legislation or implemented similar programs. There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.. Any such actions could have a material adverse effect on the market value, performance and rating of residential mortgage-backed notes such as the notes.

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The U.S. Congress and various state and local legislatures are considering or have adopted legislation, which, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your notes. We are also unable to predict how changes by federal, state or local authorities to regulations currently in effect relating to assignee liability may affect your Notes.

Market Exit of Originators and Servicers

Since late 2006, a large number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in many cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of many residual interests retained by sellers of mortgage loans in the securitization market have also been declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. In the event of any financial difficulty on the part of the Sponsor, the Sponsor may be unable to repurchase mortgage loans in the event of [early payment defaults and other] loan representation and warranty breaches which may also affect the value of the Offered Notes. Financial difficulties may also have a negative effect on the ability of the servicer to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. If the indenture trustee is required to find a successor servicer due to financial difficulties impacting the servicer, any additional costs associated with hiring a successor servicer may result in interest shortfalls that are allocated to the Offered Notes.

Additional Developments

Fannie Mae and Freddie Mac (the “GSEs”) were placed in conservatorship in September 2008. Since that time, the GSEs’ market share of new and refinanced residential mortgage loans has increased dramatically, and the availability of mortgage credit for loans that do not meet GSE guidelines has decreased sharply. Moreover, from November 2008 through March 2010, a large portion of newly issued GSE mortgage backed securities was funded by direct purchases under the MBS Purchase Program managed by the Federal Reserve Bank of New York. This program has had the effect of keeping interest rates low, and maintaining the availability of funding, for new and refinanced mortgage loans that meet GSE guidelines. The phasing out of this program may result in higher interest rates, and reduced availability to borrowers of mortgage credit. In addition, as a result of more stringent underwriting standards mortgage credit is generally less available to borrowers. This in turn may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent the phasing out of this program will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators, as well as the availability of mortgage credit. In addition, any decline in the value of GSE securities may affect the value and liquidity of RMBS as a whole.

On August 6, 2013, as part of a major policy address on housing finance, President Obama proposed a new housing finance system involving greater participation by private capital and a gradual wind down of the GSEs, and in their place a limited government role involving the provision of government guaranties against “catastrophic” losses on securitized mortgage pools, with private capital being required to bear first losses on such pools, and with affordable housing goals to be addressed through agencies such as FHA, and with a major policy objective being to

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maintain broad access to 30 year fixed rate mortgages. While these proposals are intended to preserve access to mortgage credit while minimizing risks to taxpayers, investors should consider the uncertainties posed by whatever changes may ultimately be adopted as part of GSE reform.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger or failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments, and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets. In addition, due to perceived flaws in the ability of the rating agencies to accurately assess the level of risk associated with an investment in RMBS, in November 2009 the National Association of Insurance Commissioners, the regulatory body for the insurance industry in the United States comprising the insurance commissioners of the 50 states, appointed PIMCO Advisory, in place of the rating agencies, to assess the holdings of non-agency RMBS by insurance companies in order to determine the appropriate amount of risk-adjusted capital to be held by United States insurers for RMBS on their balance sheets.

Prospective investors should independently assess and determine whether they are directly or indirectly subject to Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)) (“Article 122a”) as implemented by the Member States of the European Union. Any prospective investor that is subject to Article 122a should independently assess and determine their ability to comply with the initial and ongoing obligations imposed by Article 122a and the regulatory capital treatment that is required with respect to the purchase of an Offered Note and what impact any such regulatory capital treatment may have on the liquidity or market value of the Offered Notes, in particular in the event that the minimum risk retention requirement or other obligations imposed by Article 122a are found to be not in compliance. [Although the Sponsor or one or more affiliates will purchase certain of the Offered Notes on the closing date, the Sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the Offered Notes in one of the forms prescribed by Article 122a, there is no obligation on the part of the Sponsor to maintain any level of risk retention in a manner that would comply with Article 122a, and none of the Sponsor or affiliates of the Sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Article 122a should consider carefully investing in the Offered Notes as a failure to comply with one or more of the requirements set out in Article 122a will result in the imposition of a penal capital charge in respect of the Offered Notes acquired by the relevant investor. The Sponsor has not taken, and does not intend to take, any steps to comply with the requirements of Article 122a. The fact that the offering of the Offered Notes has not been structured to comply with Article 122a is likely to limit the ability of EU-regulated credit institutions to purchase the Offered Notes, which may adversely affect the liquidity of the Offered Notes in the secondary market and therefore the ability of noteholders to transfer the Offered Notes or the price they may receive upon their sale of the Offered Notes.]

These adverse changes in market and credit conditions collectively have had, and, even if the market stabilizes, may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may increases losses by reducing the amount of principal and interest payments owing by borrowers and/or reducing liquidation proceeds in connection with foreclosures following defaults, and reduce the yield and value of the Offered Notes as well as the amount of investment proceeds to which the Offered Notes would indirectly be entitled.

Modifications of the mortgage loans May Affect the Yields of the Notes

General

The Servicer will be responsible for servicing the mortgage loans regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default. As a result, as delinquencies or defaults occur or are reasonably foreseeable, the Servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the Issuing Entity, the Servicer will be

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required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of the mortgage loans implemented by the Servicer in order to maximize ultimate proceeds of such mortgage loans to the Issuing Entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. The Servicer may also permit a “short sale” of the mortgaged property for less than the amount due on the mortgage loans or sell the mortgage loan for less than the amount due on the mortgage loan. Any modified mortgage loan may remain in the Issuing Entity, and the reduction in collections resulting from a modification may result in a lower interest rate on the Offered Notes, reduced payments of interest or principal on the Offered Notes or an extension of the weighted average lives of the Offered Notes. In addition, failure by the Servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for payment on the Offered Notes. While loan modifications (including short sales) are required to beneficial to the Issuing Entity in the aggregate, they may be adverse to an investor in a particular class of Offered Notes. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off or sells the mortgage loan, your yield may be reduced.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower net WAC rate and will result in a lower note rate on the Offered Notes. In the event that the Servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the Servicer to modify the first lien mortgage loan included in the Issuing Entity, and, if the Servicer determines that the modification is in the best interest of the noteholders in the aggregate, the Servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the Servicer as a servicing advance.

To the extent the Servicer capitalizes unreimbursed servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the Servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

The Servicer’s ability to modify the mortgage loans may be limited by several factors. First, the Servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the Servicer has to consider a large number of modifications, operational constraints may affect the ability of the Servicer to adequately address all of the needs of the borrowers. Investors in each class of Offered Notes should consider the importance of the role of the Servicer in maximizing collections for the Issuing Entity and the impediments the Servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of the Offered Notes” in this prospectus supplement. In some cases, failure by the Servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for payment on the Offered Notes.

Investors should note that modifications are designed to maximize collections to the noteholders in the aggregate but may adversely affect a particular class of Offered Notes. The Servicer will not consider the interests of individual classes of Offered Notes. Investors should also note that in connection with considering a modification or other type of loss mitigation, the Servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to the Servicer from the Issuing Entity as servicing advances and paid from amounts received on the modified mortgage loan or from other mortgage loans but in each case, prior to payments being made on the Offered Notes.

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The Helping Families Save Their Homes Act of 2009, Public Law 111-22, 123 Stat. 1632, effective as of May 20, 2009 (the “Helping Families Save Their Homes Act”), provides that, notwithstanding any other provision of law, any duty that a securitization servicer has to maximize recoveries on a pool of securitized mortgage loans applies for the benefit of all investors and not “any individual party or group of parties,” and further provides that a servicer will be deemed to have satisfied any duty to investors if the servicer implements a “qualified loss mitigation plan” (which is defined to include a modification made under the Home Affordable Modification Program (“HAMP”) guidelines) that meets certain criteria. These provisions further include protections against liability, that apply to servicers as well as trustees and other parties. Investors should consider that the Helping Families Save Their Homes Act of 2009 may cause the servicer to increase its modification activities in such a manner that may be beneficial to the certificateholders in the aggregate, but may be adverse to an investor in a particular class of offered certificates.

The Helping Families Save Their Homes Act also amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a borrower’s principal dwelling to mail or deliver notice to borrowers of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer. The sale of the mortgage loans from the depositor to the Issuing Entity will require that these notices be mailed or delivered reflecting the ownership of the mortgage loans by the Issuing Entity. Failure to comply with these notice requirements may result in civil claims for compensatory and punitive damages against the Issuing Entity. Any judgment against, or settlement by, the Issuing Entity relating to these violations would reduce the funds otherwise available for distribution to investors, and may result in shortfalls or losses on your certificates. The sale and servicing agreement will require the servicer to deliver the required notices to borrowers.

The Home Affordable Modification Program

In May 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012.

[The Servicer will modify delinquent mortgage loans or mortgage loans for which default is reasonably forseeable in accordance with HAMP; provided, that, the Servicer will have the discretion under the sale and servicing agreement to enter into non-HAMP modifications of such mortgage loans, to the extent such non-HAMP modifications will maximize collection on the mortgage loans. For mortgage loans that are not HAMP eligible, the servicer will use streamlined modification procedures which are similar to HAMP to modify such mortgage loans.]

For a detailed description of HAMP, see “Material Legal Aspects of the Loans—Home Affordable Modification Program” in the prospectus. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased payments on the Offered Notes to the extent of the mortgage loans which are eligible for HAMP loan modifications.

[The Servicer has Agreed to Follow the HAMP Guidelines]

The adoption of HAMP by the Servicer may lead to a significant increase in the number of mortgage loan modifications taking place following the Closing Date. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased payments on the Offered Notes.

Appraisals May Not Accurately Reflect the Value or Condition of the Mortgaged Property

In general, appraisals represent the analysis and opinion of the person performing the appraisal at the time the appraisal is prepared and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property, or that different valuations would not have been

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reached by any originator based on its internal review of such appraisals. Investors are encouraged to make their own determination as to whether an appraisal is an accurate representation of the value of a mortgaged property.

The appraisals obtained in connection with the origination of the mortgage loans sought to establish the amount a typically motivated buyer would pay a typically motivated seller at the time they were prepared. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale. In addition, in many real estate markets property values may have declined since the time the appraisals were obtained, and therefore the appraisals may not be an accurate reflection of the current market value of the mortgaged properties. The mortgage loans were originated between ________ and ________ and the appraisals were generally prepared at the time of origination. The current market value of the mortgaged properties could be lower, and in some cases significantly lower, than the values indicated in the appraisals obtained at the origination of the mortgage loans and included in the original loan-to-value ratios reflected in this prospectus supplement.

Performing valuation and risk analysis of high-cost properties can involve challenges that are not generally present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more average-priced housing. In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different appraisers performing valuations at different points in time.

Loan-to-Value Ratios May Be Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value; Borrowers May Have, or May in the Future Incur, Additional Indebtedness Secured by Mortgaged Properties

As further described below under “The Mortgage Pool—General,” the original loan-to-value ratios that are disclosed in this prospectus supplement are determined, in the case of a purchase money loan, based on the lesser of the selling price of the mortgaged property and its appraised value at origination of such mortgage loan, or, in the case of a refinance loan, based on the appraised value of the mortgaged property at the time of origination of the refinanced mortgage loan. As described above, because appraisals may not accurately reflect the value or condition of the mortgaged property and because property values generally have declined since the time appraisals were obtained, the original loan-to-value ratios that are disclosed in this prospectus supplement may be lower, in some cases significantly lower, than the loan-to-value ratios that would be determined if current appraised values of the mortgaged properties were used to determine loan-to-value ratios. Investors are encouraged to make their own determination as to the degree of reliance they place on the original loan-to-value ratios that are disclosed in this prospectus supplement.

In addition, mortgage loan borrowers may have, or may in the future incur, additional indebtedness secured by mortgaged properties. This additional indebtedness could increase the risk that the value of the mortgaged property is less than the total indebtedness secured by the mortgaged property and could increase the risk of default on the affected mortgage loan.

Underwriting Standards May Affect Risk of Loss on the mortgage loans

Some of the mortgage loans may not have been originated using underwriting standards that are as stringent as the underwriting standards applied by certain other first lien mortgage purchase programs, such as those of Fannie Mae and Freddie Mac. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will occur and will be allocated to noteholders.

Mortgage loans originated under the Originators’ underwriting criteria and which illustrate this additional risk include the following:

•	[mortgage loans secured by properties acquired as second homes or investments, which constitute approximately ____% of the mortgage pool by stated principal balance as of the cut-off date, may present a

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greater risk that the borrower will stop making monthly payments if the borrower’s financial condition deteriorates. This risk may be especially pronounced for borrowers with mortgage loans on more than two properties. Approximately _____% of the mortgage pool by stated principal balance as of the cut-off date are mortgage loans made to borrowers with mortgage loans on two or more properties, approximately _____% and _____% of the mortgage pool by stated principal balance as of the cut-off date are mortgage loans made to borrowers with two mortgage loans and three mortgage loans included in the mortgage pool, respectively;]
•	[mortgage loans made to borrowers who are self-employed, which constitute approximately _____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk that the borrower will default on the mortgage loan than mortgage loans made to salaried or commissioned borrowers because self-employed borrowers frequently have less predictable income, and self-employed borrowers who are small business owners may be personally liable for their business debt;] and
•	[mortgage loans with a stated principal balance over $1,000,000, which constitute approximately _____% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk than mortgage loans with a lower principal balance because defaults on a mortgage loan with a larger principal balance may result in greater losses allocated to the noteholders. A prepayment of these mortgage loans may result in a substantial reduction of the weighted average life of the senior notes. A loss of the entire principal balance of these mortgage loans may result in a substantial realized loss, which maybe allocated to the Offered Notes.]

Pre-offering Review of the Mortgage Loans May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

The Sponsor has undertaken certain loan review procedures with respect to various aspects of the mortgage loans, including hiring one or more third parties to conduct a review of certain aspects of the mortgage loans. The Sponsor’s pre-offering review does provide the Sponsor with reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. However, it is possible that the mortgage loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the mortgage loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the Sponsor’s pre-offering review.

See “Pre-Offering Review of the mortgage loans” in this prospectus supplement.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the notes.

•	If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
•	If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
•	The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at
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lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•	The Sponsor or the Originator may be required to purchase mortgage loans from the Issuing Entity in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Servicer has the option to purchase mortgage loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the Offered Notes as a prepayment of the mortgage loans.
•	The Servicer may purchase all of the mortgage loans and any REO properties when the aggregate principal balance of the mortgage loans and REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.
•	If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.
•	As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Offered Notes and will influence the yield on the Offered Notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the Offered Notes.
•	The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the Offered Notes then entitled to principal payments at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Notes are entitled to payments of principal at any time that overcollateralization is required to be restored to the required level.
•	See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Potential Inadequacy of Credit Enhancement for the Offered Notes

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Notes, and to a limited extent, the holders of the Mezzanine Notes, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The mortgage loans are expected to generate more interest than is needed to pay interest owed on the Offered Notes and to pay certain fees and expenses of the Issuing Entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the Issuing Entity are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to

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absorb losses that occur on the mortgage loans or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•	Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.
•	If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required payments on the Offered Notes.
•	The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Offered Notes. In addition, (i) the first adjustment of the rates for approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the Cut-off Date), will not occur until one year after the date of origination, (ii) the first adjustment of the rates for approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the Cut-off Date), will not occur until two years after the date of origination, (iii) the first adjustment of the rates for approximately [__]% of the adjustable rate mortgage loans (by aggregate principal balance of the adjustable rate mortgage loans as of the Cut-off Date), will not occur until three years after the date of origination and (iv) the first adjustment of the rates for approximately [__]% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the Cut-off Date), will not occur until five years after the date of origination. As a result, the pass-through rate on the Offered Notes may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, increases in the pass-through rates on the Offered Notes would require that more of the interest generated by the mortgage loans be applied to cover interest on the Offered Notes.
•	If prepayments, defaults and liquidations occur more rapidly on mortgage loans with relatively higher mortgage rates than on mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, In Some Instances, Limit the Amount That May Be Recovered By the Foreclosing Lender, Resulting in Losses on the mortgage loans That Might Be Allocated to the Offered Notes

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce payments in respect of the Offered Notes.

Stricter Enforcement of Foreclosure Rules and Documentation Requirements May Cause Delays and Increase the Risk of Loss

Recently courts and administrative agencies have been enforcing more strictly existing rules regarding the conduct of foreclosures, and in some circumstances have been imposing new rules regarding foreclosures. Some courts have delayed or prohibited foreclosures based on alleged failures to comply with hypertechnical

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requirements. State legislatures have been enacting new laws regarding foreclosure procedures. In some cases, law enforcement personnel have been refusing to enforce foreclosure judgments. At least one county is reported to be refusing to allow foreclosure sales to be conducted on the courthouse steps. In addition, more borrowers are using legal actions, including filing for bankruptcy, to attempt to block or delay foreclosures. As a result, the servicers may be subject to delays in conducting foreclosures and the expense of foreclosures may increase, resulting in delays or reductions in payments on the notes.

Borrowers have been increasingly successful in challenging or delaying foreclosures based on technical grounds, including challenges based on alleged defects in the mortgage loan documents and challenges based on alleged defects in the documents under which the mortgage loans were securitized. In a number of cases, such challenges have delayed or prevented foreclosures. [Although the Custodian will conduct a review of the mortgage files such measures may not be sufficient to prevent document defects that could cause delays or prevent a foreclosure.] It is possible that there will be an increase in the number of successful challenges to foreclosures by borrowers. Curing defective documents required to conduct a foreclosure will cause delays and increase costs, resulting in losses on the notes.

Governmental Actions May Limit the Servicer’s Ability to Foreclose

The federal government, state and local governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure and federal, state and local governmental authorities have proposed numerous laws, regulations and rules relating to mortgage loans generally, including the servicing of mortgage loans, and foreclosure actions particularly. If enacted, any of these laws, regulations and rules may provide new defenses to foreclosure or otherwise delay the foreclosure process, insulate the servicer from liability for modification of loans (without regard to the terms of the servicing agreement) or result in limitations on upward adjustment of mortgage interest rates, reduced payments by mortgagors, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and may result in reductions in the payments to be made to noteholders. In addition, several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether. Noteholders will bear the risk that future regulatory and legal developments may result in situations where principal and interest received on the mortgage loans are insufficient to pay one or more classes of notes all principal and interest to which they are entitled. The effect on the Offered Notes will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties.

Investors in the Offered Notes should note that several major servicers of mortgage loans have recently announced that they were suspending foreclosures or stopping foreclosure sales in certain states pending the resolution of issues related to possible document deficiencies in connection with foreclosure, although some have resumed the foreclosure process in certain states. The deficiencies giving rise to these voluntary suspensions primarily relate to procedures for verification of statements made in affidavits used in connection with foreclosure. However, issues may also be raised as to whether the relevant documentation clearly indicates the ownership (and therefore standing to foreclose) of mortgage loans included in securitization trusts. There can be no assurance that the servicer will not suspend foreclosures for some period of time.

In addition, certain federal regulatory agencies recently announced that enforcement actions may be taken against several financial institutions in connection with their mortgage-servicing practices. A group of state attorneys general and certain federal regulatory agencies have provided a term sheet of a proposed settlement to various financial institutions, requiring changes to mortgage servicing practices and loss mitigation procedures, including mandatory principal forgiveness in cases where forbearance or forgiveness is available under a loss mitigation program. It is uncertain whether a settlement will be reached and what the terms of that settlement would be. It is also uncertain what specific enforcement actions, if any, will be taken if there is no settlement, but these actions may include, among other things, the levying of fines against these financial institutions and the promulgation of new rules and regulations intended to correct deficiencies in the servicing process. These settlement terms or enforcement actions, if implemented, could result in delays in foreclosures by the implicated financial institutions and financial difficulties for such financial institutions, which may include the servicer, and could result

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in reduced payments on the Offered Notes and/or an increase in the allocation of losses thereon. In addition, certain servicers are subject to consent orders with various States Attorneys’ General, further limiting the ability of the related servicer to foreclose on the related mortgage loans.

Any resulting delays in foreclosure proceedings may be significant, and may also reduce the recovery value of foreclosed properties or increase the costs of foreclosure, resulting in increased loss severities. In addition, the amount of servicing advances recoverable by the servicer, if any, from any liquidation may increase as a result of the delay, resulting in a larger realized loss than would otherwise be the case. In addition, the costs of resolving these issues may be allocated to the Issuing Entity. In addition, rating agencies may reduce or withdraw the servicer ratings of the servicer.

In February 2012, 49 States’ Attorneys General reached a settlement with five leading bank mortgage servicers that requires those servicers to implement comprehensive reforms to their mortgage servicing practices. The new servicing standards outlined in the settlement agreement include (i) preventing mortgage servicers from engaging in robo-signing and other improper foreclosure practices, (ii) requiring servicers to offer loss mitigation alternatives to borrowers before pursuing foreclosure, (iii) increasing the transparency of the loss mitigation process, (iv) imposing timelines for servicers to respond to borrowers, and (v) restricting the practice of “dual tracking,” where foreclosure is initiated despite the borrower’s engagement in a loss mitigation process. There can be no assurance as to whether national servicing standards will develop in the future that will require compliance by the master servicer or the servicer, as applicable. Any such standards may or may not be the same or similar to those outlined in the settlement agreement referred to above. In all cases the master servicer or the servicer, as applicable, will be required to service the mortgage loans in accordance with applicable law.

On August 9, 2012, the Consumer Financial Protection Bureau published two notices of proposed rulemakings implementing the Dodd-Frank Act’s amendments to TILA and RESPA. The proposed rulemakings are part of a broader effort to establish minimum national standards for mortgage servicing. Among other things, the proposed rulemaking under RESPA incorporates many of the provisions of the servicing settlement discussed above, targets early intervention with borrowers following initial delinquency and imposes detailed requirements applicable in each step of a servicer’s loss mitigation process. We cannot predict what effect the proposed rules will have, if adopted, on the servicer or the value or marketability of the Offered Notes.

The Value of the Mortgage Loans May be Affected By, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Result in Losses on the Offered Notes

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the Offered Notes.

The Mortgage Loans Have Variable Payments, Which May Result in Losses with Respect to These mortgage loans

Some of the types of loans included in the mortgage pool may involve additional uncertainties not present in traditional types of loans. Some of the mortgage loans may provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as payments increase and thus the likelihood of default will increase.

Any risks associated with the variable payments of the mortgage loans may affect the yield to maturity of the Offered Notes to the extent of losses caused by these risks which are not covered by credit enhancement are allocated to the Offered Notes.

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Some of the Mortgage Loans Provide for Balloon Payments at Maturity, Which May Result in a Greater Risk of Loss with Respect to These mortgage loans

Approximately ___% of the mortgage loans are balloon loans. These mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment, although recently enacted regulations require that the mortgagor’s ability to make a balloon payment be taken into account as part of the credit underwriting of the related mortgage loan. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the Offered Notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the Offered Notes.

Effect of Mortgage Rates on the Offered Notes

The Offered Notes accrue interest at note rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the note rates on the Offered Notes is based on the interest received on the mortgage loans net of certain fees and expenses of the Issuing Entity.

The adjustable-rate mortgage loans have mortgage rates that adjust based on a six-month LIBOR index. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and substantially all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally one year, two years, three years or five years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the note rates on the Offered Notes, such notes may accrue less interest than they would accrue if their note rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the note rates on the Offered Notes. Some of these factors are described below:

•	The note rates for the Offered Notes adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, substantially all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates one year, two years, three years or five years following their origination. Consequently, the limit on the note rates on the Offered Notes may prevent any increases in the note rates on such notes for extended periods in a rising interest rate environment.
•	If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the note rates on the Offered Notes are more likely to be limited.
•	With respect to the Offered Notes, the index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate mortgage loans may decline while the note rates on the Offered Notes are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the note rates on the Offered Notes may both decline or increase during the same period, but that the note rates on such Offered Notes may decline more slowly or increase more rapidly.

If the note rates on the Offered Notes are limited for any Payment Date, the resulting basis risk shortfalls may be recovered by the holders of these notes on such Payment Date or future Payment Dates to the extent that on such Payment Date or future Payment Dates there are available funds remaining after certain other payments on the Offered Notes and the payment of certain fees and expenses of the Issuing Entity.

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Risks Associated with the Mezzanine Notes

The weighted average lives of, and the yields to maturity on, the Mezzanine Notes, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following payments of principal on the related Payment Date, will reduce the note principal balance of the class of Mezzanine Notes then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Notes than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Note, no principal or interest will be payable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Notes may be paid to the holders of the Mezzanine Notes according to the priorities set forth under “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

Unless the note principal balance of the Class A Notes has been reduced to zero, the Mezzanine Notes will not be entitled to any principal payments until at least [__] or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the Mezzanine Notes, the holders of such notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for such notes to receive no principal payments even if no losses have occurred on the mortgage loans.

In addition, the multiple class structure of the Mezzanine Notes causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because payments of principal will be made to the holders of such notes according to the priorities described in this prospectus supplement, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal payments on such classes. The yield to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization, a class of Mezzanine Notes with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next Payment Date. [The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments, but only up to the amount of the Servicer’s servicing fee.] In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Servicer.

On any Payment Date, any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class [___] Certificates, and thereafter, to the interest distribution amount with respect to the Offered Notes on a pro rata basis based on the respective amounts of interest accrued on such notes for such Payment Date.

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The holders of the Offered Notes will not be entitled to reimbursement for any interest shortfalls resulting from the application of the Relief Act or any state law providing for similar relief or any Prepayment Interest Shortfalls. If these shortfalls are allocated to the Offered Notes, such shortfalls will be allocated on a pro rata basis, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of mortgage loans

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Geographic Concentration

The chart presented under “Summary of Terms—mortgage loans” lists the states with the highest concentrations of mortgage loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.
•	Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.
•	Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “Loan Program — FICO Scores” in the base prospectus.

Violation of Various Federal and State Laws May Result in Losses on the mortgage loans

Applicable state laws generally regulate interest rates (where rate exportation is not used) and other charges, and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;
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•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
•	the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and
•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the Issuing Entity to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the Issuing Entity or subsequent holders of the mortgage loans.

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.   Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.    It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  If any such proceeding were determined adversely to the Originator or the Servicer and were to have a material adverse effect on its financial condition, the ability of the Servicer to service the mortgage loans in accordance with the Pooling Agreement, or the ability of the Originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

High Cost Loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”) or any similar applicable state or local law or regulation. See “Material Legal Aspects of the Loans—Home Ownership Act and Similar State Laws” in the prospectus.

In addition to the Homeownership Act, some states and localities have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements more stringent than those in the Homeownership Act. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the Issuing Entity, as an assignee of the mortgage loans, to statutory, punitive, consequential, and actual damages and/or administrative enforcement and could result in, among other things, the borrowers rescinding such mortgage loans against the Issuing Entity. Further, even after the expiration of any applicable statute of limitation for affirmative claims under the Homeownership Act, a borrower may, in certain instances, raise a Homeownership Act violation in a defensive action or recoupment claim, if permitted by state law, for an amount up to the debt owed by the borrower.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law (where applicable to the Originator), in which case the Sponsor will be required to purchase such mortgage loan from the Issuing Entity.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles with respect to the mortgage loans included in the Issuing Entity

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may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Issuing Entity to statutory, punitive, consequential, and actual damages and/or administrative enforcement. In this event, holders of the notes may suffer a loss.

In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state debtor relief laws, may also adversely affect the servicer’s ability to collect the principal of or interest on the mortgage loans and holders of the notes may suffer a loss if the applicable laws result in these mortgage loans being uncollectible.

See “Material Legal Aspects of the Loans—Home Ownership Act and Similar State Laws” in the prospectus.

The Offered Notes Are Obligations of the Issuing Entity Only

The Offered Notes will not represent an interest in or obligation of the Depositor, the Servicer, the Originator, the Sponsor, the Trustee, the Underwriter or any of their respective affiliates. None of the Offered Notes or the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Trustee, the Underwriter or any of their respective affiliates. Proceeds of the assets included in the Issuing Entity and proceeds from the Net WAC Rate Carryover Account will be the sole source of payments on the Offered Notes, and there will be no recourse to the Depositor, the Servicer, the Originator, the Sponsor, the Trustee, the Underwriter or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Notes.

Lack of Liquidity

[_______] (the “Underwriter”) intends to make a secondary market in the Offered Notes, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

Recent developments in the residential mortgage market in the United States and credit markets generally, have greatly reduced, and in some time periods, virtually eliminated, any liquidity for mortgage-backed securities, such as the notes. The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations and structured investment vehicles that contain mortgage-backed securities. Fluctuating investor confidence in the mortgage industry also will continue to contribute to an illiquid market for mortgage-backed securities, generally. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

There is currently no secondary market for the notes, and a secondary market may never develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market value of the notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

There have been very few issuances of non-agency residential mortgage-backed securities issued since January 2008, and the outlook for future such issuances is uncertain. The absence of a market for new residential mortgage-backed securities issuances may adversely affect the marketability of the notes. Many new criteria have been proposed by rating agencies, industry groups, Congress and the Obama Administration with respect to residential mortgage-backed securities issuances going forward. To the extent that this transaction does not conform to those proposals, the market value of the notes may be adversely affected. In addition, to the extent that legislation

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or regulations have the effect of significantly reducing the future volume of issuances or non-agency residential, mortgage-backed securities, the liquidity of the notes may be adversely affected.

Nature of the Mortgage Loans

Substantially all of the mortgage loans in the Issuing Entity are loans that do not meet the customary credit standards of Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payments and losses if the credit enhancement features of the Issuing Entity are insufficient to cover the delays and losses.

[Some mortgage loans Are Delinquent as of the Cut-off Date, Which May Present a Greater Risk of Loss with Respect to These mortgage loans

Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of _______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _________ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, have a first payment date occurring on or after _________ __, ____ and, therefore, these mortgage loans could not have been delinquent as of ________ __, ____].

The Ratings on the Offered Notes Are Not a Recommendation to Buy, Sell or Hold the Offered Notes and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Notes

It is a condition to the issuance of the Offered Notes that each class of Offered Notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Offered Note, and, accordingly, there can be no assurance that the ratings assigned to any Offered Note on the date on which the Offered Notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Offered Notes may be adversely affected.

The ratings of the notes depend primarily on an assessment of the mortgage loans that are assets of the Issuing Entity, the credit enhancement provided to the notes by more subordinate notes and the ability of the servicers to service the mortgage loans. Rating agencies rate debt securities based upon their assessment of the likelihood of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in market value or other factors that may influence the value of debt securities and, therefore, the assigned credit rating may not fully reflect the true risks of an investment in the notes. Credit rating agencies may change their methods of evaluating credit risk and determining ratings on securities backed by mortgage loans. These changes may occur quickly and often.

The ratings of the notes by a rating agency:

•	only address the likelihood of receipt by holders of notes of payments in the amount of scheduled payments on the mortgage loans;
•	do not take into consideration any of the tax aspects associated with the notes;
•	do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated; and
•	do not comment as to the market price or suitability of the notes for a particular investor.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus.

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Additional Ratings of the Notes or a Withdrawal of the Ratings May Adversely Affect Their Value and/or Limit Your Ability to Sell Your Notes

The Sponsor has hired [___] nationally recognized statistical rating agencies (each a “hired NRSRO”) and will pay each hired NRSRO fees to assign ratings on the Offered Notes. The Sponsor has not hired any other nationally recognized statistical rating organization (each, a “non-hired NRSRO”) to assign ratings on the notes. However, under newly effective Securities and Exchange Commission rules, information provided to the hired NRSROs for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings.

NRSROs, including the hired NRSROs, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSROs, which could adversely affect the market value of your notes and/or limit your ability to sell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to the hired NRSROs for the purpose of assigning or monitoring the ratings on the notes, the hired NRSROs could withdraw their ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to sell your notes.

Suitability of the Offered Notes as Investments

The Offered Notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or distribution on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The Originator, Seller, the Depositor, the Servicer or the Issuing Entity May Become Subject to Litigation

Recently, there has been an increase in litigation against, sponsors, originators, depositors and servicers of mortgage backed securities. If the servicer or the Issuing Entity becomes subject to litigation relating to the mortgage loans, this may increase the costs of the servicer in servicing the mortgage loans or the expenses of the trustee reimbursable from the Issuing Entity. These expenses may be paid from payments on the mortgage loans prior to distribution of such payments to the notes. In addition, if the servicer is subject to litigation, this may affect the ability of the servicer to perform its obligations under the pooling and servicing agreement, even if such litigation is not related to a mortgage loan. If the seller becomes subject to litigation, this may affect the ability of the seller to perform any of its obligations to repurchase mortgage loans from the Issuing Entity with respect to which there has been a breach of representations and warranties. This could result in a delay in or reduction of payments on the notes. No assurance can be made as to the affect such litigation, if any, may have on payments in respect of the mortgage loans or the notes.

Risks relating to mortgaged properties in foreclosure proceedings

Mortgage loans that become seriously delinquent in payment may be subject to foreclosure proceedings. When a mortgage loan is foreclosed, title to the related mortgaged property passes to the bidder at a foreclosure sale; often, the bidder will be the holder of the related mortgage note. In many cases, real property that passes through foreclosure has been poorly maintained; routine property maintenance such as repair of water leaks or sheetrock damage, painting, replacement of damaged or worn flooring, and landscaping may not have occurred for a significant period of time prior to foreclosure. In addition, borrowers often damage the mortgaged property when they move or are evicted from the premises; this damage may include damage to sheetrock, windows, floors, appliances, and fixtures (including removal of items normally considered to be permanently affixed to the property, such as kitchen appliances, air conditioning or heating units, or pipes). Such damage may not be evident from an observation of the exterior of the property. This type of deferred maintenance or damage is likely to have an adverse

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effect on the market value of the REO properties when compared to the estimated valuation of any property acquired by the trustee on behalf of the Issuing Entity based upon an appraisal made at the time of origination, a broker’s price opinion based only upon exterior observation and performed prior to foreclosure, or an automated valuation model that assumes average property condition.

Investors Will Be Dependent on Certain Third Parties Performing Their Responsibilities in an Accurate and Timely Manner

The mortgage loans held by the Issuing Entity are serviced by third-party servicers. The obligation of each servicer to fund advances on behalf of a delinquent borrower is limited to the extent that it does not expect to recover the advances from the ultimate disposition of the mortgaged property securing the mortgage loan, which could therefore affect the timing and amount of payments available for distribution to the noteholders. In addition, as with any external service provider, investors are subject to the risks associated with inadequate or untimely services for reasons such as errors or miscalculations. In the current economic environment, many servicers are experiencing higher delinquencies and defaults than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process this increased volume. To the extent a servicer fails to fully perform its obligations or is unable to provide any required indemnities to the trust, the notes could experience losses. In addition, noteholders generally do not have the right to directly enforce remedies against a servicer or the Issuing Entity and instead must rely on the trustee to enforce their rights or take other actions as may be required under the pooling and servicing agreement. If the trustee is not required to take action under the terms of the pooling and servicing agreement, or if the trustee fails to take action, noteholders could experience losses.

[INCLUDE IF NO MERS LOANS AND ASSIGNMENTS NOT RECORDED: Non-recordation of Assignments of Mortgage Could Increase Risk of Loss

While assignments of mortgage (other than certain mortgage loans recorded in the name of MERS) will be prepared in blank and delivered to the custodian under the terms of the mortgage loan purchase agreement, no one is required to complete and record these assignments of mortgage unless or until the servicer begins foreclosure proceedings. While the beneficial ownership of the mortgage loans, including the related mortgages, has been transferred to the Issuing Entity, record title to the related mortgages has not been assigned to the Issuing Entity but rather remains in the name of the related mortgagee of record.

Under the Uniform Commercial Code, the recordation of the assignments of the mortgages in favor of the Issuing Entity is not necessary to effect a transfer of the mortgage loans and the related mortgages to the Issuing Entity. However, the failure to record the assignments of the mortgages in the name of the Issuing Entity could result in the loss of the underlying mortgage liens. For example, the mortgage lien could be discharged, if the existing mortgagee of record filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the existing mortgagee of record was not received by the servicer in a timely manner to protect the interests of the noteholders. Because the seller or an affiliate remains as the mortgagee of record, there is an increased risk that the servicer will not timely receive, if at all, such notices.

In addition, the failure to complete and record assignments of mortgage could impair the ability of the servicer to take timely servicing actions with respect to the mortgage loans, which could have a negative impact on the value realized from such mortgage loans, and thus, the interests of the noteholders in such mortgage loans. The servicer will have to complete and record the related assignments of mortgage prior to filing a foreclosure proceeding. Failure of the servicer to timely record an assignment of mortgage can interfere with the ability to foreclose. In addition, while it is common practice in transfers of mortgage loans to deliver an assignment of mortgage in blank, signed by the mortgagee of record, with the intent that such assignment can be completed and recorded by the noteholder at a later date as needed in connection with foreclosure proceedings, there can be no assurance that such an assignment will be accepted in every jurisdiction, and the servicer may need to use other forms of documentation to demonstrate its legal standing to foreclose on behalf of the Issuing Entity. Furthermore, the inability of the servicer to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the Issuing Entity to claims and liability for violations or breaches of applicable law.]

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[INCLUDE IF ASSIGNMENTS RECORDED: Delays in Endorsing Notes and Recording Assignments of Mortgage Could Increase Risk of Loss

After the closing date, assignments of mortgages to the trustee will be prepared and delivered to the custodian, and these assignments of mortgage will be recorded. As a result, for some period of time after the closing date, record title to each mortgage will not have been assigned to the trustee. Similarly, the mortgage notes will not be endorsed to the trustee until after the closing date.

The delay in recording the assignments of the mortgages in the name of the trustee could result in the loss of the underlying mortgage liens. For example, prior to the recording of the assignments, the mortgage lien could be discharged if the record owner filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the record owner was not forwarded to the servicer in a timely manner.

In addition, the delay in recording assignments of mortgage could impair the ability of the servicer to take timely servicing actions with respect to the mortgage loans, which could reduce the value realized from such mortgage loans. Some of the assignments may be assignments in blank that have been filled in. Questions have been raised about the validity and enforceability of assignments in blank. The servicer may have to record the related assignments of mortgage prior to filing a foreclosure proceeding. The expenses of recording will be treated as servicing advances and will reduce the amount available to make payments on the notes. There could be delays in commencing the foreclosure proceedings as a result of the need to record assignments of mortgages, which could lead to delays or reductions in payments on the notes. If the related assignments cannot be located at the time of foreclosure or if an assignment in blank that has been filled in cannot be recorded, it may not be possible to foreclose.

It may not be possible to commence foreclosure proceedings until the related mortgage note has been endorsed to the trustee. If a necessary endorsement is missing and cannot be obtained, it may not be possible to foreclose.

Furthermore, the inability of a servicer, because it is not the mortgagee of record, to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the Issuing Entity to claims and liability for violations of applicable law, thus reducing the amount available to make payments on the notes.

If the prior owner that is the mortgagee of record were to go into bankruptcy or similar proceedings within 90 days (or in some cases, one year) after the post-closing recording of any assignment, it may be possible for the recorded assignment to be avoided as a preferential transfer, so that there is no effective assignment of record, possibly leading to consequences of the type described above. There may be other consequences of a failure to record assignments if the prior owner goes into bankruptcy or similar proceedings before the relevant assignments are recorded. If the prior owner is a bank that goes into conservatorship or receivership, a failure to record assignments may permit the FDIC as receiver or conservator of the prior owner to challenge the transfer.

The occurrence of any of these circumstances could result in delays or reductions in payments on the notes, or other losses.]

[INCLUDE IF MERS LOANS: The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Offered Notes

The mortgages or assignments of mortgage for certain of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for one or more affiliates of the Seller and their successors and assigns, including the Participation Agent. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The making of and recording of mortgages in the name of MERS, and the operating of the related MERS registration system, has been challenged through the judicial system and there has been public disclosure that MERS is facing or has faced government investigations relating to its operations. Most judicial decisions have accepted

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MERS as mortgagee, have upheld the validity of mortgages and deeds of trust in which MERS is a named party, and have confirmed the authority of MERS or its assignees (including securitization trustees to whom a post-transfer assignment is made) to foreclose as mortgagee or beneficiary or nominee, and most related challenges to MERS have not been successful. There have been some decisions, however, where the result was not favorable to MERS. For example, the Kansas supreme court recently ruled that MERS was not a contingently necessary party to a mortgage foreclosure suit, although it was a named party to a mortgage, because MERS did not have an economic interest that was impaired by its failure to receive notice of the foreclosure suit. While the court specifically did not decide whether MERS was entitled to notice and service of the foreclosure action, a lower Kansas court or a court in another jurisdiction could follow the dicta in this case as supportive of some finding adverse to the validity of MERS’ interest insofar as MERS has no right to repayment of the mortgage debt. In addition, the United States Bankruptcy Court for the Eastern District of New York recently issued a memorandum decision addressing whether the alleged holder of a mortgage loan had sufficient status as a secured creditor to seek relief from the automatic bankruptcy stay to pursue a foreclosure action. After resolving the primary issue in controversy on purely procedural grounds and granting the requested relief, the court made certain observations in dicta about whether the trustee in the case before it, which had been assigned the mortgage by MERS, qualified as a secured creditor under New York law with standing to file a motion for relief from stay. The court noted that (i) neither the mortgage loan servicer (acting on behalf of the trustee) nor MERS (as intervenor in the case) had proven in that proceeding that the trustee was the holder or owner of the related mortgage note and (ii) there was no proof in that proceeding that MERS had acted within the scope of its agency relationship when it assigned the mortgage. The bankruptcy court, therefore, concluded that MERS had lacked sufficient legal authority to validly assign the mortgage to the trustee. While the bankruptcy court’s analysis of MERS was not essential to the actual holding of the case, it was intended to provide guidance in other cases before the court where a motion for relief from stay was pending and arguments were being made that the creditor, which had taken an assignments of mortgage from MERS, had no standing. The decision was appealed and the appellate court vacated the portions of the bankruptcy court’s opinion which discussed the creditor’s standing as an “unconstitutional advisory opinion.” Another example of a decision that was unfavorable to MERS was that of Washington supreme court which recently ruled that if MERS is not the holder of a mortgage note, then it is not considered to be the beneficiary for purposes of non-judicial foreclosures in Washington state. To the extent non-judicial foreclosures were in process in the state of Washington with MERS as beneficiary rather than as agent for the holder of the mortgage note, such foreclosures would need to be restarted. Many cases involving issues related to MERS and the MERS system are pending, and more may continue to be filed. The law in this area continues to develop, and the course of decision and their implications, cannot be predicted or accurately evaluated.

Challenges to MERS of these types and others could result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties, or in adverse results that may affect the ability to foreclose. In accordance with MERS procedures and accepted servicing practices, however, the Servicer will record assignments of mortgage or deeds of trust out of the name of MERS at an appropriate time prior to a foreclosure action. This additional expense of recordation will be treated as a servicing advance and will reduce the amounts available to make payments on the Notes. These delays and additional costs could in turn delay the payment of liquidation proceeds to noteholders and increase the severity of losses on the mortgage loans.]

The Sponsor, Depositor, Master Servicer, Servicer or Trustee May Become Subject to Litigation

Recently, there has been an increase in litigation against sponsors, originators, depositors and servicers of mortgage-backed securities. If the Servicer or the Trustee becomes subject to litigation relating to the mortgage loans, this may increase the costs of the Servicer in servicing the mortgage loans or the expenses of the Trustee. These expenses may be paid from payments on the mortgage loans prior to payment of the Offered Notes. In addition, if the Servicer is subject to litigation, this may affect the ability of the Servicer to perform its servicing obligations, even if such litigation is not related to a mortgage loan in the mortgage pool. If the Sponsor become subject to litigation, this may affect its ability to perform its obligations to repurchase mortgage loans with respect to which there has been a breach of representations and warranties or a missing or defective mortgage loan document. This could result in a delay in or reduction of payments on the Offered Notes. No assurance can be made as to the effect such litigation, if any, may have on payments in respect of the mortgage loans or the Offered Notes.

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The Noteholders Have Limited Control over Amendments, Modifications and Waivers to the Pooling and Servicing Agreement

Certain amendments, modifications or waivers to the Pooling and Servicing Agreement may require the consent of holders representing only a certain percentage interest of the Notes and certain amendments, modifications or waivers to the Pooling and Servicing Agreement may not require the consent of any noteholder. As a result, certain amendments, modifications or waivers to the Pooling and Servicing Agreement may be effected even without your consent.

There May Be Conflicts of Interest Among Various Classes of Notes

There may be conflicts of interest among classes of notes due to differing payment priorities and terms. Investors in the Offered Notes should consider that certain decisions may not be in the best interests of each class of noteholders and that any conflict of interest among different noteholders may not be resolved in favor of investors in the Offered Notes. For example, noteholders may exercise their voting rights so as to maximize their own interests, resulting in certain actions and decisions that may not be in the best interests of different noteholders.

Changes in the Market Value of the Notes May Not Be Reflective of the Performance or Anticipated Performance of the mortgage loans Underlying the Notes

The market value of the Offered Notes can be volatile. These market values can change rapidly and significantly and changes can result from a variety of factors. However, a decrease in market value may not necessarily be the result of deterioration in the performance or anticipated performance of the mortgage loans underlying the notes. For example, changes in interest rates, perceived risk, supply and demand for similar or other investment products, accounting standards, capital requirements that apply to regulated financial institutions, and other factors that are not directly related to the mortgage loans underlying the notes can adversely and materially affect the market value of the Offered Notes.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, prospective investors in the Offered Notes should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. [For example, the mortgage pool includes mortgage loans that not only have relatively high loan-to-value ratios but also may have large unpaid principal balances. Certain of these mortgage loans are secured by properties in regions that are experiencing home price depreciation.] There are many other circumstances in which layering of multiple risks with respect to the mortgage loans and the Offered Notes may magnify the effect of those risks. In considering the potential effects of layered risks, you should carefully review the descriptions of the mortgage loans and the Offered Notes.

THE MORTGAGE POOL

The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by [________] at the time it sold the Mortgage Loans to the Sponsor.

The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related Mortgaged Properties as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. The Depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

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Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Principal Balance”). The “Principal Balance” of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan, whether received or advanced. The “Pool Balance” as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans.

The original mortgage loan schedule will be filed electronically and made available as a free writing prospectus and will also be filed as a schedule to the Pooling and Servicing Agreement on the SEC’s website: http://www.sec.gov.

General

[__________] Trust [20__-___] (the “Issuing Entity”) will consist of a pool of residential mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”) which will consist of fixed-rate and adjustable-rate, first lien mortgage loans.

The Mortgage Loans consist of approximately [__] Mortgage Loans with a Cut-off Date Principal Balance of approximately $[__].

All of the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a “Mortgage”). The Mortgages create first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a “Mortgaged Property”).

The Depositor will purchase the Mortgage Loans from the Sponsor pursuant to the Mortgage Loan Purchase Agreement, dated as of [__] (the “Mortgage Loan Purchase Agreement”), between the Sponsor and the Depositor. Pursuant to the Pooling Agreement, dated as of [__] (the “Pooling Agreement”), among the Depositor, the Servicer and the Trustee, the Depositor will cause the Mortgage Loans and the Depositor's rights under the Mortgage Loan Purchase Agreement to be assigned to the Trustee for the benefit of the Certificateholders. See “The Pooling Agreement” herein and “The Agreements” in the prospectus.

[As of the cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Originator — Underwriting Guidelines” and “The Sponsor” in the prospectus.

Each of the Mortgage Loans was selected from the Sponsor’s portfolio of mortgage loans. The Mortgage Loans were originated by the Originator or acquired by the Originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the Originator in accordance with its underwriting standards as described under “The Originator—Underwriting Guidelines” in this prospectus supplement.

Under the Mortgage Loan Purchase Agreement, the Sponsor and/or the Originator will make certain representations and warranties to the Depositor relating to, among other things, the due execution and enforceability

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of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, the Sponsor will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Sponsor, other than the repurchase or substitution obligations described above. The Originator will have no obligation with respect to the Certificates in its capacity as Originator.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein and each adjustable-rate mortgage loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

Each Mortgage Loan will accrue interest at the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note (each such rate, a “Mortgage Rate”). Approximately [__]% of the Mortgage Loans are adjustable-rate mortgage loans (the “Adjustable-Rate Mortgage Loans”) and approximately [__]% of the Mortgage Loans are fixed-rate mortgage loans (the “Fixed-Rate Mortgage Loans”).

Each fixed-rate mortgage loan has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

Substantially all of the adjustable-rate Mortgage Loans accrue interest at a Mortgage Rate that is adjustable following an initial period of one year, two years, three years or five years following origination. Generally, the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that (i) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Mortgage Loans (by aggregate principal balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date), will not occur until one year after the date of origination, (ii) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Mortgage Loans (by aggregate principal balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date) will not occur until two years after the date of origination, (iii) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Mortgage Loans (by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date), will not occur until three years after the date of origination and (iv) the first adjustment of the rates for approximately [__]% of the Adjustable Rate Mortgage Loans (by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date), will not occur until five years after the date of origination (each such adjustable-rate Mortgage Loan, a “Delayed First Adjustment Mortgage Loan”). On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of [____]%, of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”). The Mortgage Rate on any adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than a stated percentage (up to [__]% per annum, as specified in the related mortgage note) on the first related Adjustment Date (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than a stated percentage ([__]% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter (the “Periodic Rate Cap”). The Adjustable-Rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately [__]% per annum and a weighted average Periodic Rate Cap of approximately [__]% per annum thereafter. Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the “Maximum Mortgage Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Mortgage Rate”). Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related adjustable-rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Periodic Rate Caps, the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the adjustable-rate Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

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The Index. The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by the Western Edition of The Wall Street Journal (“Six Month LIBOR” or the “Index”). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon percentages of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

Approximately [__]% of the Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. No Mortgage Loan had a loan-to-value ratio at origination in excess of [__]%. The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately [__]%. There can be no assurance that the loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the Originator’s determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See “Risk Factors—High Loan-to-Value Ratios Increase Risk of Loss.”

All of the Mortgage Loans have a scheduled payment due each month (the “Due Date”) on the first day of the month.

The weighted average remaining term to maturity of the Mortgage Loans was approximately [__] months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to [__]or after [__], or has a remaining term to maturity of less than [__] months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is [__].

The average Principal Balance of the Mortgage Loans at origination was approximately $[__]. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $[__]. No Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $[__] or less than approximately $[__].

As of the Cut-off Date, the Mortgage Loans had Mortgage Rates of not less than [__]% per annum and not more than [__]% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately [__]% per annum. As of the Cut-off Date, the Adjustable-Rate Mortgage Loans had Gross Margins ranging from [__]% per annum to [__]% per annum, Minimum Mortgage Rates ranging from [__]% per annum to [__]% per annum and Maximum Mortgage Rates ranging from [__]% per annum to [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Mortgage Loans was approximately [__]% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately [__]% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately [__]% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Mortgage Loan occurs in [__] and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Mortgage Loans is approximately [__] months.

The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Originator Concentrations in the Mortgage Loans

Originator	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]
[____________]
[____________]
Total

Cut-off Date Principal Balances of the Mortgage Loans(1)

Principal Balance ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
23,988 - 50,000
50,001 - 100,000
100,001 - 150,000
150,001 - 200,000
200,001 - 250,000
250,001 - 300,000
300,001 - 350,000
350,001 - 400,000
400,001 - 450,000
450,001 - 500,000
500,001 - 550,000
550,001 - 600,000
600,001 - 650,000
650,001 - 700,000
700,001 - 750,000
750,001 - 800,000
800,001 - 850,000
850,001 - 895,000
Total

___________________

(1)	The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $[__].

Credit Scores for the Mortgage Loans(1)

Credit Score	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
540 - 550
551 - 575
576 - 600
601 - 625
626 - 650
651 - 675
676 - 700
701 - 725
726 - 750
751 - 775
776 - 800
801 - 817
Total

___________________

(1)	The weighted average credit score of the Mortgage Loans that had credit scores was approximately [__].

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Original Terms to Maturity of the Mortgage Loans(1)

Original Term (months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
180
240
360
Total

___________________

(1)	The weighted average original term to maturity of the Mortgage Loans was approximately [__] months.

Remaining Terms to Maturity of the Mortgage Loans(1)

Remaining Term (months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
177 - 178
179 - 180
239 - 240
353 - 354
355 - 356
357 - 358
359 - 360
Total

___________________

(1)	The weighted average remaining term to maturity of the Mortgage Loans was approximately 358 months.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family
PUD(1)
Condominium
Two Units
Three Units
Four Units
Modular
Total

___________________

(1)	PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary
Second Home
Non-owner
Total

___________________

(1)	Occupancy as represented by the mortgagor at the time of origination.
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Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase
Cash Out Refinance
Rate/Term Refinance
Total

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Original Loan-to-Value Ratios of the Mortgage Loans(1)(2)

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
14.67 - 15.00
30.01 - 35.00
45.01 - 50.00
50.01 - 55.00
55.01 - 60.00
60.01 - 65.00
65.01 - 70.00
70.01 - 75.00
75.01 - 80.00
80.01 - 85.00
85.01 - 90.00
90.01 - 95.00
95.01 - 100.00
100.01 - 103.00
Total

___________________

(1)	The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately [__]%.
(2)	For a description of the determination of loan-to-value ratio by the Originator see “The Originator—Underwriting Guidelines” in this prospectus supplement.

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Geographic Distribution of the Mortgaged Properties related to the Mortgage Loans(1)

Location	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Total			$100.00%

___________________

(1)	The greatest ZIP Code geographic concentration of Mortgage Loans was approximately 0.29% in the 60431 ZIP Code.

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Documentation Levels of the Mortgage Loans(1)

Documentation Level	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Documentation
No Income Verification
Stated Plus Documentation
Blended Access
Limited Income Verification
Total			$100.00%

___________________

(1)	For a description of each Documentation Level, see “The Originator—Underwriting Guidelines” in this prospectus supplement.

Current Mortgage Rates of the Mortgage Loans(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.625 - 6.000
6.001 - 7.000
7.001 - 8.000
8.001 - 9.000
9.001 - 10.000
10.001 - 10.250
Total			$100.00%

___________________

(1)	The weighted average current Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately [__] % per annum.

Gross Margins of the Adjustable-Rate Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.000 - 5.000
5.001 - 6.000
6.001 - 7.000
7.001 - 8.000
8.001 - 8.500
Total			$100.00%

___________________

(1)	The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

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Next Adjustment Date for the Adjustable-Rate Mortgage Loans(1)

Next Adjustment Date	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
December 1, 2005
September 1, 2006
October 1, 2006
April 1, 2007
May 1, 2007
June 1, 2007
July 1, 2007
August 1, 2007
September 1, 2007
October 1, 2007
November 1, 2007
July 1, 2008
August 1, 2008
September 1, 2008
October 1, 2008
November 1, 2008
August 1, 2010
September 1, 2010
October 1, 2010
Total			$100.00%

___________________

(1)	The weighted average time until the next Adjustment Date for the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately [__] months.

Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
11.625 - 12.000
12.001 - 13.000
13.001 - 14.000
14.001 - 15.000
15.001 - 16.000
16.001 - 16.250
Total			$100.00%

___________________

(1)	The weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.
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Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.625 - 6.000
6.001 - 7.000
7.001 - 8.000
8.001 - 9.000
9.001 - 10.000
10.001 - 10.250
Total			$100.00%

___________________

(1)	The weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000
2.000
3.000
Total			$100.00%

___________________

(1)	Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000			100.00%
Total			100.00%

___________________

(1)	Relates to all rate adjustments subsequent to initial rate adjustments.

Delinquency and Loss Information

[[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

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[The following tables set forth the historical delinquency experience of the Mortgage Loans:

Number of Mortgage Loans Delinquent
Month	Number of Loans	Aggregate Scheduled Principal Balance	30 days	60 days	90 days	120 days	150 days	180 days	(etc.)
[prior month]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[2 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[3 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[4 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[continue until lesser of 3 years or the time such assets have existed]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]

Aggregate Scheduled Principal Balance of Mortgage Loans Delinquent
Month	Number of Loans	Aggregate Scheduled Principal Balance	30 days	60 days	90 days	120 days	150 days	180 days	(etc.)
[prior month]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[2 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[3 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[4 months prior]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
[continue until lesser of 3 years or the time such assets have existed]	[___]	$[_____]	[__]	[__]	[__]	[__]	[__]	[__]	[__]

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

Introduction

The Sponsor, prior to including the Mortgage Loans in the Mortgage Pool, conducted a review of the Mortgage Loans that was designed and effected to provide reasonable assurance that the disclosure regarding the Mortgage Pool in this prospectus supplement is accurate in all material respects. In conducting the review, the Sponsor engaged third parties to assist it with certain elements of the review. The review conducted by the Sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “Sponsor’s Pre-Offering Review.” The Sponsor determined the nature, extent and timing of the Sponsor’s Pre-Offering Review and the level of assistance provided by any third party. The Sponsor does not attribute any of the findings and conclusions of the Sponsor’s Pre-Offering Review to any of the third parties. The review conducted with the assistance of third parties was conducted with respect to [___]% of the Mortgage Loans included in the final Mortgage Pool. The results of the reviews prepared by the third parties were shared with the underwriter. The underwriter reviewed these findings in connection with its preparation for the offering of the Offered Certificates.

The Sponsor’s Pre-Offering Review does provide the Sponsor with reasonable assurance that the disclosure regarding the Mortgage Pool in this prospectus supplement is accurate in all material respects.

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[The Sponsor’s Pre-Offering Review included a credit and compliance component, and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the Mortgage Loans (the “Original Appraisals”), as more fully described below.]

[The Sponsor’s Pre-Offering Review also included a component consisting of procedures designed to verify the Sponsor’s data regarding the characteristics of the Mortgage Loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the Mortgage Loans selected by the Sponsor and appearing in this prospectus supplement.]

[See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal All Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the Sponsor’s Pre-Offering Review.

Credit and Compliance Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Appraisal Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review

[Describe nature of review and findings]

Limitations of the Pre-offering Review Process

As stated above, the Sponsor’s Pre-Offering Review does provide the Sponsor with reasonable assurance that the disclosure regarding the Mortgage Pool in this prospectus supplement is accurate in all material respects. The procedures conducted as part of the Sponsor’s Pre-Offering Review were also intended to discover possible defects in the Mortgage Loans reviewed. However, these procedures did not constitute a complete re-underwriting of the Mortgage Loans, and were not designed or intended to discover every possible defect. In conducting these procedures, the third parties relied on available information and resources (which were limited and which, in most cases, were not independently verified). Accordingly, it is possible that the Mortgage Loans may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review, that could affect the future performance of the Mortgage Loans.

Investors are encouraged to make their own determination as to the extent to which they place reliance on the loan review procedures carried out as part of the Sponsor’s Pre-Offering Review.

STATIC POOL INFORMATION

[Static pool information with respect to mortgage loans similar to the Mortgage Loans is attached as Annex III to this prospectus supplement.]

[The Depositor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the Issuing Entity.]

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the Mortgage Loans.

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THE DEPOSITOR

RBS Acceptance Inc., a Delaware corporation, is the depositor (the “Depositor”) of the transaction. The Depositor was organized on April 23, 1987 and is an affiliate of the Sponsor and the Underwriter. The Depositor maintains its principal office at 600 Washington Boulevard, Stamford, Connecticut 06901 Attention: Asset-Backed Finance Department. Its telecopy number is (201) 897-2700.

The Depositor is generally engaged in the business of acting as a Depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in mortgage loans. The Depositor typically acquires mortgage loans and other assets for inclusion in securitizations from the Sponsor.

The certificate of incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as Depositor of trusts that may issue and sell securities.

With the respect to the Depositor’s securitizations and those of its affiliate, Financial Asset Securities Corp., in the five years preceding the date hereof, the level of realized losses and/or delinquencies on the mortgage loans contained in approximately 115 of the 118 securitizations have exceeded the levels set forth in the related prospectus supplement. As a result of such elevated levels of realized losses and/or delinquencies on the related mortgage loans, principal payments on such mortgage loans (including prepayments on such mortgage loans) will primarily be distributed to the most senior class of related securities instead of being distributed among all classes of related securities on a pro rata basis. A realized loss with respect to any mortgage loan is the amount, if any, by which the principal balance of the mortgage loan exceeds the net liquidation proceeds received on such mortgage loan. A mortgage loan is considered delinquent with respect to a scheduled payment if such scheduled payment is not made prior to the close of business on the mortgage loan’s due date.

After the issuance of the Notes, the Depositor will have limited or no obligations with respect to the Notes and the Issuing Entity except with respect to preparing and filing required reports under the Securities Exchange Act of 1934, as amended, to provide notices to certain parties under the pooling and servicing agreement or to provide requested information to the various transaction participants.

The Depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential mortgage loans, offering mortgage-backed or other asset-backed securities, and related activities.

THE ORIGINATORS

[Underwriting guidelines to be provided by the Originators in accordance with §229.1110 of Regulation AB].

[Disclosure provided by the Originators regarding types of exceptions to underwriting guidelines and statistical data regarding the exceptions to the extent material.]

THE SPONSOR

[The Sponsor of the Mortgage Loans will be RBS Financial Products Inc. The Sponsor acquired the Mortgage Loans from the Originator. We refer you to “The Sponsor” in the prospectus for additional information.]

[Information to be provided by the Sponsor in accordance with §229.1104 of Regulation AB].

[Description of any prior securitizations organized by the sponsor which have experienced an event of default, early amortization or triggering event as required pursuant to Items 1104(c) and 1106 of Regulation AB].

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[During the period __________ to __________ [insert either (a) for prospectus supplements filed on or after February 14, 2013 but prior to February 14, 2014, the period representing the most recent 8 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement or (b) for prospectus supplements filed on or after February 14, 2014, the period representing the most recent 12 calendar quarters ending at least 45 days prior to the date of filing of the prospectus supplement], [___] mortgage loans securitized by the Sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the Sponsor during such calendar year. The most recent Form ABS-15G was filed by the Sponsor on [_________]. The Sponsor’s CIK number is [__________].]

[_______________] TRUST [20__-___]

[_______________] Trust [20__-___] (the “Issuing Entity”) will be a [statutory trust formed under the laws of the State of Delaware] pursuant to the Trust Agreement, for the transactions described in this prospectus supplement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, [_______________] Trust [20__-___] will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Trust Agreement. These restrictions cannot be amended without the prior written consent of the Rating Agencies and with the prior written consent of the Indenture Trustee and the Holders (as defined in the Indenture) of Notes evidencing more than 66 2/3% of the outstanding balance of the Notes.

[_______________] Trust [20__-___] is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the Notes. [__________] Trust [20__-___]’s principal offices are in [__________], in care of [__________], as owner trustee.

[_______________] Trust [20__-___]’s fiscal year end is [December 31].

THE OWNER TRUSTEE

[_______________] will be the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in [__________].

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to [_______________] Trust [20__-___] or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. The Owner Trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents. The Owner Trustee’s sole duties and liabilities with respect to the Notes are limited to the express duties and liabilities of the Owner Trustee as set forth in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will be payable by the Sponsor pursuant to a separate fee agreement between the Sponsor and the Owner Trustee.

ASSIGNMENT OF THE MORTGAGE LOANS

On the Closing Date, the Sponsor will transfer to the Depositor and the Depositor will transfer to [_______________] Trust [20__-___] all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances on the HELOCs arising in the future) and the related Credit Line Agreement, mortgage note, Mortgage, assignment of mortgage (in recordable form in blank or to the Indenture Trustee) and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such

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Mortgage Loan due after the Cut-off Date. [__________] Trust [20__-___] will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. The Indenture Trustee will not have any obligation to make additional funding under the Credit Line Agreements. Concurrently with such pledge, the Indenture Trustee will deliver the Notes on behalf of [__________] Trust [20__-___] to the Depositor or its designee. Each Mortgage Loan transferred to the Issuing Entity will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan of the Cut-off Date, as well as information with respect to the Loan Rate.

The Sale and Servicing Agreement will require that, within the time period specified therein, the Sponsor deliver or cause to be delivered to the Indenture Trustee the mortgage notes, endorsed in blank or to the Indenture Trustee on behalf of the Noteholders, and the Related Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or is lost, the Sponsor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator.

Pursuant to a Custodial Agreement between the Depositor, the Indenture Trustee and _______, a_______ (the “Custodian”), the mortgage notes and the Related Documents (the “Custodial File”) will be held by the Custodian on behalf of the Indenture Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire resistant facilities in accordance with customary standards for such custody.

The Sale and Servicing Agreement will additionally require that on or prior to the Closing Date, the Sponsor deliver to the Indenture Trustee, executed assignments of mortgages with respect to each related Mortgage Loan, other than such Mortgage Loans registered with Mortgage Electronic Registration Systems, Inc. (“MERS”). An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law. In all other cases, an assignment of mortgage will be recorded if a recordation event (as defined in the Indenture) occurs, as provided for in the Sale and Servicing Agreement.

Within 45 days of the Closing Date, the Indenture Trustee will review the Mortgage Loans and the Related Documents pursuant to the Indenture and if any Mortgage Loan or Related Document is found not to conform to the review criteria set forth in the Indenture in any material respect and such defect is not cured within 90 days following notification thereof to the Originator by the Indenture Trustee, the Originator will be obligated to either (i) substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Indenture) as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Servicing Advances (as defined herein) made by the Servicer, plus any costs and damages incurred by the Issuing Entity in connection with any violation by such loan of any predatory- or abusive-lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date (as defined herein) after such obligation arises. The obligation of the Originator to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Noteholders.

In connection with the substitution of a Qualifying Substitute Mortgage Loan, the Originator will be required to remit to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualifying Substitute Mortgage Loan.

A “Qualifying Substitute Mortgage Loan” will be a mortgage loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal

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Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than 4% in excess of the Loan Rate of such Deleted Mortgage Loan; (iii) have a Maximum Loan Rate and Minimum Loan Rate not less than the respective rate for the Deleted Mortgage Loan, have a Margin equal to or greater than the Deleted Mortgage Loan and have the same Index and adjustment date frequency as the Deleted Mortgage Loan, (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Sale and Servicing Agreement.

The Sponsor or the applicable originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each Mortgage Loan (e.g., the Loan Rate).

The Sponsor or the applicable originator will make the following representations and warranties regarding each of the mortgage loans:

[List of MATERIAL mortgage loan representations and warranties]

Mortgage Loans required to be transferred to the Originator as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Payment Account

The Servicer will establish and maintain or cause to be maintained one or more separate trust accounts (each, a “Collection Account”) for the benefit of the Noteholders. Each Collection Account will be an Eligible Account (as defined in the Indenture). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Indenture) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Payment Account. The Indenture Trustee will establish an account (the “Payment Account”) into which will be deposited amounts withdrawn from the Collection Account for payment to Noteholders on a Payment Date and payment of certain fees and expenses of the Issuing Entity. The Payment Account will be an Eligible Account. Amounts on deposit therein may, but are not obligated to be, invested in Permitted Investments maturing on or before the third Business Day prior to the related Payment Date.

Permitted Investments

To the extent provided in the Sale and Servicing Agreement, amounts on deposit in the Payment Account may be invested in Permitted Investments in the name of the Indenture Trustee and, except as provided in the Indenture, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than three business days before such funds are required to be withdrawn for distribution to the Noteholders. The income earned from Permitted Investments shall be paid to the Servicer under the Sale and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Sale and Servicing Agreement) shall deposit the amount of any such loss in the Payment Account, without any right of reimbursement therefor, immediately as realized.

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Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments (as defined in the Indenture) to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Issuing Entity to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Payment Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Notes. Such investments in this subsection (viii) may include money market mutual funds or common Trust Estates, including any fund for which [__________] (the “Bank”) in its capacity other than as Indenture Trustee, the Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Servicer or any

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affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

THE SALE AND SERVICING AGREEMENT

[The Master Servicer

[____________] (“[________]”) will act as Securities Administrator and Master Servicer under the Sale and Servicing Agreement. [________] is a [national banking association and a wholly-owned subsidiary of [________]]. A diversified financial services company with approximately $[__] billion in assets, [__] million customers and [__] employees, [________] is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. [________] provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with [________] and its affiliates. [________]’s principal corporate trust offices are located at [________] and its office for certificate transfer services is located at [________].

[________] acts as Master Servicer pursuant to the Sale and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity [and at the direction of the Trustee] against such defaulting Servicer. As of __________, [________] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of [________]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2006		December 31, 2007		December 31, 2008		[ ] 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [________]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

[Additional information required pursuant to Item 1108 of Regulation AB will be provided if applicable.]

The Servicer

The information set forth in the following paragraphs has been provided by the Servicer.

[__________], a [_________] (“[______]”) will be the Servicer with respect to the Mortgage Loans.

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[______] is an indirect wholly-owned subsidiary of [__________] and is one of the nation’s largest mortgage bankers. [______] is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. [______] has been engaged in the servicing of residential mortgage loans since 1985. As of [______], the company’s servicing portfolio of more than $[__] billion represents nearly [__] million customers throughout the nation. [______] maintains its executive and principal offices at [__________]. Its telephone number is [__________].

[The following table describes size, composition and growth of [______]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2006		December 31, 2007		December 31, 2008		[ ] 2009
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [______]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

Servicing of the Mortgage Loans

The servicer will service and administer the mortgage loans on behalf of the trustee and in the best interests of and for the benefit of the noteholders (as determined by the servicer in its reasonable judgment) in accordance with the terms of the sale and servicing agreement, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans. The servicer will also seek to maximize the timely and complete recovery of principal and interest on the mortgage notes. Subject to the servicing standards and the terms of the sale and servicing agreement, the servicer will have full power and authority, acting alone or through sub-servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced before each Payment Date from (i) its own funds or funds provided by an Advancing Person as described below, (ii) funds in the Collection Account that are not included in the Available Funds for such Payment Date or (iii) a combination of (i) and (ii), an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an “Advance”).

Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on such Mortgage Loan. The purpose of making such Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or any state law providing for similar relief. Subject to

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the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

Pursuant to the Sale and Servicing Agreement, the Servicer may reimburse itself for Advances from the payments made by the borrower of the related Mortgage Loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related mortgaged property and, if the advance is a nonrecoverable advance, as reasonably determined by the servicer, or if a Mortgage Loan for which there is an outstanding Advance becomes subject to a modification, from collections on all the Mortgage Loan, in each case prior to any payments to the Noteholders.

All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account. The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Notes. In the event the Servicer fails in its obligation to make any required Advance, the Indenture Trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the Sale and Servicing Agreement.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a “Servicing Advance.”

Servicing Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on each Mortgage Loan. The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

The Sale and Servicing Agreement provides that the Servicer may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

Limitation on Servicer Liability

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuing Entity or the Noteholders or Residual Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that the Servicer or any such person is still liable for any breach of representations and warranties made, or liable for any specific liability imposed on the Servicer for a breach of its servicing under the Sale and Servicing Agreement or for willful misfeasance[, or] bad faith [or negligence] in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer

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under the Sale and Servicing Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be entitled to be indemnified by [__________] Trust [20__-___] and shall be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Sale and Servicing Agreement or the Notes, other than any loss, liability or expense related to any specific Mortgage Loan (except as any such loss, liability or expense shall be otherwise reimbursable) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made, or against any specific liability imposed on the Servicer for a breach of its servicing under the Sale and Servicing Agreement or against in the performance of duties or by reason of its reckless disregard of obligations and duties under the Sale and Servicing Agreement.

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Sale and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Issuing Entity of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Noteholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

Modifications

Notwithstanding the foregoing, in the event that any mortgage loan is in default or, in the judgment of the servicer , such default is reasonably foreseeable, the servicer, consistent with the standards set forth in the pooling and servicing agreement and the servicing agreement, may (i) waive, modify or vary any term of such mortgage loan (including capitalization modifications or modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of such mortgage loan; provided that the final maturity date for any such modified Mortgage Loan shall not exceed the final stated maturity date with respect to the notes, (ii) accept payment from the related Mortgagor of an amount less than the stated principal balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or (iii) consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor, if in the servicer’s determination such waiver, modification, postponement, Short Pay-off or indulgence is not materially adverse to the interests of the noteholders (taking into account any estimated Realized Loss that might result absent such action).

[The Servicer will modify delinquent mortgage loans or mortgage loans for which default is reasonably forseeable in accordance with HAMP; provided, that, the Servicer will have the discretion under the pooling and servicing Agreement to enter into non-HAMP modifications of such mortgage loans, to the extent such non-HAMP modifications will maximize collection on the mortgage loans. For mortgage loans that are not HAMP-eligible, the servicer will use streamlined modification procedures which are similar to HAMP to modify such mortgage loans.]

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the [master servicer][servicer] to be in the best interest of the securityholders, the [master servicer][ or ][servicer] may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the [master servicer’s][ and ][the servicer’s] ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the Sponsor’s standards and may be implemented only by [servicers that have been approved by the

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master servicer] for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final Payment Date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.]

In instances in which a mortgage loan is in default, the trustee or the servicer may, on behalf of the Issuing Entity, sell such defaulted mortgage loan at fair market value in order to maximize collections for the transaction.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Servicing and Other Compensation and Payment of Expenses

With respect to each Mortgage Loan, the principal compensation to be paid to the Servicer in respect of its servicing activities (the “Servicing Fee”) for the Mortgage Loans will be at the “Servicing Fee Rate” equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees and other ancillary fees, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any servicing accounts. The Servicer may also be able to retain certain incentive fees payable to the Servicer in connection with the modification of a mortgage loan. The Servicer is entitled to retain these such incentive fees on all mortgage loans prior to any payments to the securityholders. The Servicer is not required to cover the shortfall in interest collections that are attributable to prepayments.

With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the portion of the related Prepayment Period (as defined below) occurring in the month preceding the month of such Determination Date, the “Prepayment Interest Shortfall” is an amount equal to interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the month in which the related Prepayment Period began.

Servicer Removal and Replacement; Back-up Servicing

If an Event of Servicing Termination (as defined in the Sale and Servicing Agreement) occurs and is not remedied by the Servicer, either the Indenture Trustee or the Noteholders holding a majority of the outstanding Notes may terminate all of the rights and obligations of the Servicer by written notice to the Servicer, each Rating Agency and the Class [__] Certificateholders. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under the Sale and Servicing Agreement shall pass to Indenture Trustee. The Indenture Trustee is thereupon authorized and empowered to execute and deliver, on behalf of the Servicer and the Seller, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the termination. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with amending the Sale and Servicing Agreement to reflect the successor Servicer will be paid by the predecessor Servicer or, if such costs and expenses are not paid by the predecessor Servicer, such costs shall be paid out of the Issuing Entity.

On and after the time the Servicer receives a notice of termination, the Indenture Trustee will be the successor in all respects to the Servicer in its capacity as servicer and will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of the Sale and Servicing Agreement. The Indenture Trustee will use the same degree of care and skill as is required of the Servicer;

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provided, however, that it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any liabilities, act or omission of either a predecessor or successor Servicer other than the Indenture Trustee. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to if no such notice of termination had been given.

Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan with all licenses and permits required to perform its obligations under the Sale and Servicing Agreement and having a net worth of not less than $[______] as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. The appointment of any successor Servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by the Rating Agencies. Pending appointment of a successor to the Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee will act in such capacity. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to not more than the compensation which the Servicer would otherwise have received pursuant to the Sale and Servicing Agreement. The Indenture Trustee and such successor will take such action, consistent with the Sale and Servicing Agreement, as shall be necessary to effectuate any such succession.

Any successor, including the Indenture Trustee, to the Servicer as servicer will during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Noteholders and the Residual Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer and a fidelity bond in respect of its officers, employees and agents to the same extent as the predecessor Servicer. The appointment of a successor Servicer will not affect any liability of the predecessor Servicer which may have arisen under the Sale and Servicing Agreement prior to its termination as Servicer, nor will any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained in the Sale and Servicing Agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Issuing Entity, while the Offered Notes are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections(3)
Trustee Fee	___bp	Servicing Fee
Trust Expenses(4)	N/A	Mortgage Loan Collections
Liquidation Expenses(4)	N/A	Mortgage Loan Collections

(1)	Servicing fee including securities administrator, paying agent and note registrar fees. The Servicer receives a single combined fee that covers all of these functions. The Servicer performs these functions.
(2)	Servicer pays trustee fees out of its fee.
(3)	The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.
(4)	Paid on a first priority basis from available funds prior to distributions to noteholders.

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[The Credit Risk Manager

The [__________], a [_________], as credit risk manager for [__________] Trust [20__-___] (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager Fee” until the redemption of the Notes or until its removal by a vote of at least 66 2/3% of the noteholders. Such fee will be paid by [__________] Trust [20__-___] and will be equal to a per annum percentage of the then current aggregate principal balance of the Mortgage Loans.]

THE INDENTURE

General

The Notes will be issued under the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Offered Notes containing a copy of the Indenture, the Trust Agreement and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Commission within two business days following the Closing Date. The Trust Estate pledged to the Indenture Trustee pursuant to the Indenture will consist of (i) all right, title and interest in the Mortgage Loans and the Related Documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of Noteholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on such Mortgaged Properties; (iv) the rights of the Indenture Trustee under all insurance policies required to be maintained under the Sale and Servicing Agreement and (v) the rights of the Depositor under the Sale and Servicing Agreement, (vi) the Net WAC Rate Carryover Reserve Account.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the Issuing Entity, the terms and conditions of the Indenture and the Trust Agreement and the Offered Notes. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy of the Indenture and Trust Agreement.

The Indenture Trustee

[_________], a national banking association, will be the Indenture Trustee under the Indenture. The Depositor and the Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee. The Indenture Trustee’s corporate trust office is located at [_________], Attention: [_________] or at such other address as the Indenture Trustee may designate from time to time.

[Describe the extent of [_________]’s prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien mortgage loans secured by one- to four-family residential real properties.]

The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture as duties of the Indenture Trustee, including:

1.	Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.
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2.	Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action.

For further discussion of the duties of the Trustee, please see “Operative Agreements—The Trustee—Duties of the Trustee” in the prospectus.

The Indenture Trustee may resign at any time, in which event [__________] Trust [20__-___] will be obligated to appoint a successor Indenture Trustee for the Notes within the period specified in the Indenture. The Indenture Trustee also may be removed at any time by Noteholders representing more than 50% of the aggregate Note Balance of the Notes. [__________] Trust [20__-___] will remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

Events of Default

Notwithstanding the prospectus, an Event of Default under the Indenture with respect to the Notes is as follows: (a) the failure of the Issuing Entity to pay, by the Final Stated Maturity Date, all interest accrued on the Notes and the Note Balance of the Notes; (b) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (c) a default by the Issuing Entity in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of 30 days after notice to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the aggregate Note Balance of the Notes, as applicable; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within 30 days after notice thereof is given to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the aggregate Note Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization the Issuing Entity; or (f) the failure by the Issuing Entity on the Final Stated Maturity Date to reduce the Note Balances of any class of Notes then outstanding to zero.

Rights upon Event of Default

In case an Event of Default should occur and be continuing with respect to the Notes, then (in every such case) the Indenture Trustee, at the written direction of the Noteholders representing more than 50% of the aggregate Note Balance of the Notes then outstanding, will declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable. Such declarations in respect of the Notes may under certain circumstances be rescinded by the Noteholders representing more than 50% of the aggregate Note Balance of the Notes.

If, following an Event of Default, any Notes have been declared to be due and payable, the Indenture Trustee may, if directed by the Noteholders representing more than 50% of the aggregate Note Balance of the Notes, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Notes in accordance with their terms, notwithstanding the acceleration of the maturity of the Notes. The Indenture Trustee, however, must sell or cause to be sold (in accordance with the direction of the Noteholders representing more than 50% of the aggregate Note Balance of the Notes) the assets included in the Issuing Entity if collections in respect of such assets are determined (by an independent appraiser payable by the Issuing Entity) to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Notes. In the event the assets of the Issuing Entity are sold, any collection on, or the proceeds from the sale of, the assets will be applied in accordance with the provisions of the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default has occurred and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and

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liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Noteholders representing more than 50% of the aggregate Note Balance of the Notes will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; and the Noteholders representing more than 50% of the aggregate Note Balance of the Notes may, in certain cases, waive any default with respect thereto.

Limitation on Suits

No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) the Noteholders representing not less than 50% of the aggregate Note Balance of the Notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Balance of the Notes.

Voting Rights

At all times, 100% of all voting rights will be allocated among the holders of the Offered Notes in proportion to the then outstanding Note Balances of their respective notes.

Optional Redemption

The Servicer (in such capacity, the “Redeemer”) will have the right to redeem the Notes, in whole but not in part, on any Payment Date following the Collection Period during which the excess of (a) the aggregate Principal Balance of the Mortgage Loans and any REO properties remaining in the Issuing Entity at the time of purchase over (b) the certificate principal balance of the Class [__] Certificates has been reduced to less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. In the event the Redeemer exercises the option, the purchase price payable in connection with the option will be equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO properties and (ii) the fair market value of the Mortgage Loans and the REO properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Loan Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO properties and any accrued and unpaid Net WAC Rate Carryover Amounts (the “Redemption Price”). In the event the Redeemer exercises this option, the portion of the purchase price allocable to the Notes will be, to the extent of available funds:

(i) 100% of the then outstanding Note Balance of the Offered Notes, plus

(ii) one month’s interest on the then outstanding Note Balance of the Offered Notes at the then applicable Note Rate for the class, plus

(iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Notes are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus

(iv) in the case of the Class B Notes and the Mezzanine Notes, any previously unpaid Allocated Realized Loss Amount.

Supplemental Indentures

Without the consent of the holders of any Notes, the Issuing Entity and the Indenture Trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, (b) to evidence the

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succession of another person to the Issuing Entity; (c) to add to the covenants of the Issuing Entity; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture; (f) to make any other provisions with respect to matters or questions arising under the Indenture; (g) to evidence and provide for the acceptance of the appointment of a successor trustee; or (h) to modify, eliminate or add to the provisions of the Indenture; provided, that such action (as evidenced by either (i) an opinion of counsel delivered to the Depositor, the Issuing Entity, the Sponsor and the Indenture Trustee or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any class of Notes) will not materially and adversely affect the interests of the holders of the Notes.

The Issuing Entity and the Indenture Trustee also may, with the consent of the holders of not less than a majority of the Note Balance of each class of Notes affected thereby, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the Notes under the Indenture; provided that no such supplemental indenture will, without the consent of the holder of each Note affected thereby: (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Issuing Entity to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable; (b) reduce the percentage of the Note Balance of the Notes, the consent of the holders of which is required for any such supplemental indenture; (c) reduce the percentage of the Note Balance of the Notes required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Issuing Entity; (d) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Issuing Entity or terminate the lien of the Indenture.

DESCRIPTION OF THE NOTES

General

The Notes will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Notes will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Issuing Entity will issue (i) the Class [__] Notes and the Class [__] Notes (collectively, the “Class A Notes”), (ii) the Class [__] Notes and the Class [__] Notes (collectively, the “Mezzanine Notes”), (iii) the Class [__] Notes (the “Class B Notes”), (iv) the Class [__] Certificates and (v) the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates (the “Residual Certificates”). The Class A Notes and the Mezzanine Notes are collectively referred to herein as the “Notes.”

The Offered Notes will have the Original Note Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent. The Class [__] Notes will have an Original Note Balance equal to $[____]. The Class[__] Notes will have an Original Note Balance equal to $[____].

The Class [__] Certificates will have an original certificate principal balance equal to the excess of the sum of (i) the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amounts over the aggregate Note Balance of the Offered Notes and the Additional Balance Advance Amount as of such Payment Date, and will bear interest as set forth in the Indenture. The Class [__] Certificates will have an original certificate principal balance equal to the amount of any Additional Balance Advance Amounts but will not bear interest. The Residual Certificates will not have an original certificate principal balance and will not bear interest.

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The Offered Notes will be issued in book-entry form as described below. The Offered Notes will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that offered notes must be purchased in minimum total investments of $100,000 per class. The Final Stated Maturity Date for the Offered Notes is the Payment Date in [____ 20__].

Payments on the Offered Notes will be made by the Indenture Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in [_______ 20__] (each, a “Payment Date”), to the persons in whose names such Offered Notes are registered at the close of business on the Record Date. The “Record Date” (i) for any Offered Note issued in book-entry form will be the business day immediately preceding such Payment Date and (ii) for any Certificate or any book-entry Note that becomes a Definitive Note (as defined herein) will be the last business day of the month immediately preceding the month in which the related Payment Date occurs.

Book-Entry Notes

The Offered Notes will be book-entry notes (the “Book-Entry Notes”) and person acquiring beneficial ownership interests in Book-Entry Notes will hold through The Depository Trust Company (“DTC”) in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) (in Europe). For a detailed description relating to the ownership of Book-Entry Notes and additional information regarding DTC, Clearstream & Euroclear see “Description of the Securities—Book-Entry Securities” in the Prospectus.

Allocation of Available Funds

Payments to holders of each class of Offered Notes will be made on each Payment Date from Available Funds. With respect to any Payment Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Indenture Trustee or the Owner Trustee: (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the Servicer by the Determination Date, after deduction of the Indenture Trustee Fee for such Payment Date, the Servicing Fee for such Payment Date and the Credit Risk Manager Fee for such Payment Date and any accrued and unpaid Indenture Trustee Fees and Servicing Fees in respect of any prior Payment Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period and (iii) all incentive fees received pursuant to HAMP and due to the mortgagee.

Interest Payments

On each Payment Date the Indenture Trustee will withdraw from the Payment Account that portion of Available Funds for such Payment Date consisting of the Interest Remittance Amount for such Payment Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Payment Date.

(i) to the holders of the Class [__] Notes, in an amount equal to the Monthly Interest Payable Amount for such class;

(ii) to the holders of the Class [__] Notes, in an amount equal to the Monthly Interest Payable Amount for such class;

(iii) to the holders of the Class [__] Notes, in an amount equal to the Monthly Interest Payable Amount for such class; and

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(iv) to the holders of the Class [__] Notes, in an amount equal to the Monthly Interest Payable Amount for such class.

On any Payment Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class [___] Certificates, and thereafter, to the Monthly Interest Payable Amounts with respect to the Offered Notes on a pro rata basis based on the respective amounts of interest accrued on such Notes for such Payment Date. The holders of the Offered Notes will not be entitled to reimbursement for any such interest shortfalls.

Principal Payments

I. On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, payments in respect of principal to the extent of the Principal Payment Amount will be paid in the following amounts and order of priority:

(i) to the holders of the Class [__] Notes, until the Note Balance thereof has been reduced to zero;

(ii) to the holders of the Class [__] Notes, until the Note Balance thereof has been reduced to zero;

(iii) to the holders of the Class [__] Notes, until the Note Balance thereof has been reduced to zero; and

(iv) to the holders of the Class [__] Notes, until the Note Balance thereof has been reduced to zero.

II.  On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, payments in respect of principal to the extent of the Principal Payment Amount will be paid in the following amounts and order of priority:

(i) first, to the holders of the Class [__] Notes, the Class [__] Principal Payment Amount until the Note Balance thereof has been reduced to zero;

(ii)  second, to the holders of the Class [__] Notes, the Class [__] Principal Payment Amount until the Note Balance thereof has been reduced to zero;

(iii)  third, to the holders of the Class [__] Notes, the Class [__] Principal Payment Amount until the Note Balance thereof has been reduced to zero; and

(iv)  fourth, to the holders of the Class [__] Notes, the Class [__] Principal Payment Amount until the Note Balance thereof has been reduced to zero.

The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Principal Balance of the Mortgage Loans evidenced by the Mezzanine Notes. Increasing the respective percentage interest in the Issuing Entity of the Mezzanine Notes relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Mezanine Notes.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Notes consists of subordination, as described under “—Subordination” below, allocation of Realized Losses on the Mortgage Loans as described under “—Allocation of Losses” below, excess interest and overcollateralization, as described under “—Overcollateralization Provisions” herein and crosscollateralization as described under “—Allocation of Available Funds” above.

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[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

Subordination

The rights of the holders of the Mezzanine Notes and the Class [__] Certificates to receive payments and distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Notes by means of the subordination of the Mezzanine Notes and the Class [__] Certificates will be accomplished by (i) the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Mezzanine Notes and the Class [__] Certificates, payments and distributions in respect of interest and principal, subject to funds available for such payments and distributions and (ii) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Mezzanine Notes and the Class [__] Certificates.

In addition, the rights of the holders of Mezzanine Notes with lower numerical class designations will be senior to the rights of holders of Mezzanine Notes with higher numerical class designations, and the rights of the holders of the Mezzanine Notes to receive payments in respect of the Mortgage Loans will be senior to the rights of the holders of the Class [__] Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Notes of payments in respect of interest and principal and to afford such holders protection against Realized Losses.

Allocation of Losses

Any Realized Losses on the Mortgage Loans on any Payment Date will first have the effect of reducing the Net Monthly Excess Cashflow. If, on any Payment Date, as a result of Realized Losses on the Mortgage Loans, the sum of the aggregate Note Balance of the Notes and the aggregate certificate principal balance of the Class [__] Certificates and the Class [__] Certificates after making all required payments on such Payment Date exceed the Pool Balance, such excess will be allocated concurrently, on a pro rata basis (based on (i) the sum of the certificate principal balance of the Class [__] Certificates and the aggregate Note Balance of the Offered Notes and (ii) the certificate principal balance of the Class [__] Certificates, respectively), (a) sequentially, to the Class [__] Certificates, the Class [__], Class [__] and Class [__] Notes and (b) to the Class [__] Certificates.

The Sale and Servicing Agreement does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the Class A Notes, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to pay to the Class A Notes all interest and principal amounts to which they are then entitled.

Any allocation of a Realized Loss to the Mezzanine Notes or the Class [__] Certificates, will be made by reducing the Note Balance or certificate principal balance, as applicable, thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Note Balance of any Mezzanine Note be reduced more than once in respect of any particular amount both (i) allocable to such Note in respect of Realized Losses and (ii) payable as principal to the holder of such Note from Net Monthly Excess Cashflow.

Once Realized Losses have been allocated to the Mezzanine Notes or the Class [__] Certificates, such amounts with respect to such Notes will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Notes and the Class [__] Certificates, from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” below.

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Overcollateralization Provisions

The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Note Rates on the Offered Notes and the amount needed to pay certain fees and expenses of the Issuing Entity. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the Offered Notes and the fees and expenses payable by the Issuing Entity. On each Payment Date, the Net Monthly Excess Cashflow, if any, will be paid as follows:

(i) to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to any Extra Principal Payment Amount, payable to such holders as part of Principal Payment Amount as described under “—Allocation of Available Funds—Principal Payments” above;

(ii) sequentially, to the holders of the Class [__], Class [__] and Class [__] Notes, in that order, in each case, first up to the Unpaid Interest Shortfall Amount and second up to the Allocated Realized Loss Amount, for each such class of Notes for such Payment Date;

(iii) to the holders of the Class [__] Certificates, up to the Allocated Realized Loss Amount for such class for such Payment Date;

(iv) to the Net WAC Rate Carryover Reserve Account, the amount of any Net WAC Rate Carryover Amounts for such Payment Date;

(v) sequentially, to the holders of the Class C and Residual Certificates as provided in the Indenture.

On each Payment Date, after making the payments of the Available Funds as described above, the Indenture Trustee will withdraw from the Net WAC Rate Carryover Reserve Account the lesser of (x) the amount on deposit therein (after taking into account the amount deposited therein pursuant to subclause (iv) above on such Payment Date) and (y) the aggregate amount of Net WAC Rate Carryover Amounts for the Offered Notes for such Payment Date, and will pay the amount withdrawn to the holders of the Offered Notes in the order and priority set forth under “—Note Rates” herein.

Definitions

The “Additional Balance” with respect to any HELOC and any Payment Date will be any new advances made pursuant to the related Credit Line Agreement during the related Collection Period.

The “Accrual Period” for the Offered Notes for a given Payment Date will be the actual number of days based on a 360-day year included in the period commencing on the immediately preceding Payment Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Payment Date.

An “Allocated Realized Loss Amount” with respect to any class of Mezzanine Notes or the Class [__] Certificates and any Payment Date is an amount equal to the sum of any Realized Losses allocated to such class of Notes or Certificates on the Payment Date and any Allocated Realized Loss Amounts for such class remaining unpaid from the previous Payment Date minus any Subsequent Recoveries applied to that Allocated Realized Loss Amount.

The “Basic Principal Payment Amount” for any Payment Date will equal the excess of (i) the Principal Remittance Amount for such Payment Date over (ii) the Overcollateralization Release Amount, if any for such Payment Date.

The “Class [__] Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the distribution of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class [__] Notes (after taking into account the distribution of the Class [__] Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class

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[__] Notes (after taking into account the payment of the Class [__] Principal Payment Amount on such Payment Date), and (iv) the Note Balance of the Class [__] Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

The “Class [__] Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the distribution of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class [__] Notes (after taking into account the distribution of the Class [__] Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class [__] Notes (after taking into account the payment of the Class [__] Principal Payment Amount on such Payment Date) and (iv) the Note Balance of the Class [___] Notes (after taking into account the payment of the Class [__] Principal Payment Amount on such Payment Date) and (xiii) the Note Balance of the Class [__] Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

The “Class [__] Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class [__] Notes (after taking into account the payment of the Class [__] Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class [__] Notes (after taking into account the distribution of the Class [__] Principal Payment Amount on such Payment Date) and (iv) the Note Balance of the Class [__] Notes (after taking into account the payment of the Class [__] Principal Payment Amount on such Payment Date), (xiii) the Note Balance of the Class [__] Notes (after taking into account the payment of the Class [__] Principal Payment Amount on such Payment Date), and (xiv) the Note Balance of the Class [__] Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

A “Collection Period” for any Payment Date will be the period commencing on the 16th day of the month preceding the month in which such Payment Date falls and ending on the 15th day of the calendar month in which such Payment Date occurs.

The “Credit Enhancement Percentage” for any Payment Date will be the percentage obtained by dividing (x) the aggregate Note Balance of the Mezzanine Notes and the certificate principal balance of the Class [__] Certificates by (y) the aggregate Principal Balance of the Mortgage Loans less the certificate principal balance of the Class [__] Certificates, calculated prior to taking into account payments of principal on the Mortgage Loans and payment of the Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date.

“Credit Risk Manager Fee” for any Payment Date is the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate Principal Balance of the Mortgage Loans.

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“Credit Risk Manager Fee Rate” for any Payment Date is [__]% per annum.

A Mortgage Loan will be “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

The “Determination Date” with respect to any Payment Date will be the 15th day of the calendar month in which such Payment Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

A “Due Period” with respect to any Payment Date is the period commencing on the second day of the month preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

The “Extra Principal Payment Amount” for any Payment Date will be the lesser of (x) the Net Monthly Excess Cashflow for such Payment Date and (y) the Overcollateralization Deficiency Amount for such Payment Date.

The “Interest Remittance Amount” with respect to any Payment Date is that portion of the Available Funds for such Payment Date attributable to interest received or advanced with respect to the Mortgage Loans.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

The “Monthly Interest Payable Amount” for any Payment Date and each class of Offered Notes will equal the amount of interest accrued during the related Accrual Period at the related Note Rate on the Note Balance of such class immediately prior to such Payment Date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act or similar state laws (allocated to each Offered Note based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act or similar state laws for such Payment Date).

The “Net Monthly Excess Cashflow” for any Payment Date will be equal to the excess of (x) the Available Funds for such Payment Date over (y) the sum for such Payment Date of (A) the Monthly Interest Payable Amounts for the Offered Notes, (B) the Unpaid Interest Shortfall Amounts for the Class A Notes and (C) the Principal Remittance Amount.

The “Note Balance” of any Offered Note immediately prior to any Payment Date will be equal to the Note Balance thereof on the Closing Date (the “Original Note Balance”) reduced by the sum of all amounts actually paid in respect of principal of such class and, in the case of a Mezzanine Note, Realized Losses allocated thereto on all prior Payment Dates (taking into account any increases in the Note Balance thereof by any Subsequent Recoveries allocated to that class).

An “Overcollateralization Deficiency Amount” with respect to any Payment Date will equal the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Payment Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Payment Date).

An “Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

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The “Overcollateralization Target Amount” means, with respect to any Payment Date, an amount equal to (i) prior to the Stepdown Date, [__]% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans; (ii) on or after the Stepdown Date so long as a Trigger Event is not in effect, the greater of (a) [__]% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal received during the related Due Period and unscheduled collections of principal received during the related Prepayment Period) and (b) [__]% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Payment Date following the reduction of the aggregate Note Balance of the Class A Notes and the Mezzanine Notes to zero, the Overcollateralization Target Amount will be zero.

The “Overcollateralized Amount” for any Payment Date is an amount equal to (i) the sum of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Note Balance of the Offered Notes as of such Payment Date (after giving effect to payments to be made on such Payment Date).

The “Prepayment Period” for any Payment Date is the period commencing on the 16th day of the month preceding the month in which such Payment Date falls (or, in the case of the first Payment Date, from [__]) and ending on the 15th day of the calendar month in which such Payment Date occurs.

The “Principal Payment Amount” with respect to any Payment Date is the sum of (i) the Basic Principal Payment Amount for such Payment Date, (ii) the Extra Principal Payment Amount for such Payment Date.

The “Principal Remittance Amount” means with respect to any Payment Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Collection Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during the related Collection Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Collection Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the related Collection Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Collection Period, (vi) on the Payment Date on which an optional redemption occurs, that portion of the Redemption Price, representing principal and (vii) any incentive fees received on the Mortgage Loans pursuant to HAMP and due to the mortgagee.

“Realized Loss” means (a) with respect to any defaulted Mortgage Loan that is finally liquidated (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the Servicer for related Servicing Advances and Servicing Fees, or (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan or (b) with respect to any Mortgage Loan subject to a modification, the amount of any forgiven interest or forgiven or forborne principal. [A reduction in the mortgage rate due to a modification will not result in a Realized Loss.]

The “Senior Principal Payment Amount” is an amount equal to the excess of (x) the aggregate Note Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

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The “Stepdown Date” means the earlier to occur of (i) the first Payment Date on which the aggregate Note Balance of the Class A Notes has been reduced to zero and (ii) the later to occur of (A) the Payment Date occurring in [__] and (B) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans and payment of the Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date) is greater than or equal to [__]%.

“Subsequent Recoveries” are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the Servicer) as part of the Principal Remittance Amount for the following Payment Date and paid in accordance with the priorities described herein. In addition, after giving effect to all payments on a Payment Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Notes then outstanding with the highest payment priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest payment priority), and the Note Balance of such class or classes of Mezzanine Notes will be increased by the same amount. Thereafter, such class or classes of Class B Notes and Mezzanine Notes will accrue interest on the increased Note Balance.

A “Trigger Event” is in effect with respect to any Payment Date on or after the Stepdown Date if:

(i) the percentage obtained by dividing (x) the aggregate Principal Balance of Mortgage Loans that are Delinquent 60 days or more (including Mortgage Loans that are REO Properties, in foreclosure or bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the calendar month exceeds [____]% of the Credit Enhancement Percentage or

(ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date Occurring In	Percentage
[_______ 20__ through _________ 20__]	[____]% for the first month plus an additional 1/12th of [____]% for each month thereafter
[_______ 20__ through _________ 20__]	[____]% for the first month plus an additional 1/12th of [____]% for each month thereafter
[_______ 20__ through _________ 20__]	[____]% for the first month plus an additional 1/12th of [____]% for each month thereafter
[_______ 20__ through _________ 20__]	[____]% for the first month plus an additional 1/12th of [____]% for each month thereafter
[_______ 20__ through _________ 20__]	[____]% for the first month plus an additional 1/12th of [____]% for each month thereafter
[________ 20__ and thereafter]	[____]%

The “Unpaid Interest Shortfall Amount” means (i) for each class of Offered Notes and the first Payment Date, zero, and (ii) with respect to each class of Offered Notes and any Payment Date after the first Payment Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Payable Amount for such class for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Payment Date exceeds (b) the aggregate amount paid on such class in respect of interest pursuant to clause (a) of this definition on such preceding Payment Date, plus interest on the amount of interest due but not paid on the Notes of such class on such preceding Payment Date, to the extent permitted by law, at the Note Rate for such class for the related Accrual Period.

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Note Rates

The “Note Rate” on any Payment Date with respect to the Offered Notes will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Payment Date. With respect to the Offered Notes, interest in respect of any Payment Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Formula Rate” for the Offered Notes is the lesser of (a) the Base Rate for such class or (b) the Maximum Cap Rate.

The Base Rate for the Offered Notes is the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the “Note Index”) as of the related LIBOR Determination Date (as defined herein) plus a related margin (the “Note Margin”). The Note Margin with respect to the each class of Offered Notes will be the percentages set forth below.

Margin
Class	(1)	(2)
[__]	[____]%	[____]%
[__]	[____]%	[____]%
[__]	[____]%	[____]%
[__]	[____]%	[____]%
[__]	[____]%	[____]%

_________

(1) For each Payment Date up to and including the Optional Redemption Date.

(2) On each Payment Date after the Optional Redemption Date.

The “Net WAC Rate” for any Payment Date will be a per annum rate equal to the product of (a) a fraction, expressed as a percentage, the numerator of which is (i) the amount of interest which accrued on the Mortgage Loans in the prior calendar month minus (ii) the Servicing Fee for such Payment Date and the Credit Risk Manager Fee for such Payment Date and the denominator of which is the sum of (i) the aggregate Principal Balance of the Mortgage Loans as of the first day of the calendar month preceding the month of such Payment Date (or as of the Cut-off Date with respect to the first Payment Date), and (b) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Accrual Period.

The “Adjusted Net Loan Rate” for any Mortgage Loan for any Payment Date will be a per annum rate equal to the applicable Loan Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Payment Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

The “Maximum Cap Rate” for any Payment Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Loan Rates of the Mortgage Loans.

The “Adjusted Net Maximum Loan Rate” for any Mortgage Loan for any Payment Date will be a per annum rate equal to the applicable Maximum Loan Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Payment Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

If on any Payment Date, the Note Rate for a class of Offered Notes is the Net WAC Rate, then the “Net WAC Rate Carryover Amount” for such class of Notes for such Payment Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Notes would have accrued on such Payment Date had such Note Rate been the related Formula Rate, over (y) the amount of interest such class of Notes accrued for such Payment Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Payment Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class of Notes for such Accrual Period. Any Net WAC Rate

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Carryover Amount on the Offered Notes will be paid on such Payment Date or future Payment Dates from and to the extent of funds available therefor as described below.

On the Closing Date, the Indenture Trustee will establish an account (the “Net WAC Rate Carryover Reserve Account”) from which payments in respect of Net WAC Rate Carryover Amounts on the Offered Notes will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC. On each Payment Date, to the extent required following the payment of Available Funds as described under “—Overcollateralization Provisions” above, the Indenture Trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to pay to the Offered Notes any Net WAC Rate Carryover Amounts in the following order of priority:

(i) concurrently, to each class of Class A Notes, the related Net WAC Rate Carryover Amount, on a pro rata basis based on such respective remaining Net WAC Rate Carryover Amounts; and

(ii) sequentially, to the Class [__], Class [__] and Class [__] Notes, in that order, the related Net WAC Rate Carryover Amount.

Calculation of One-Month LIBOR

On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Notes (each such date, a “LIBOR Determination Date”), the Indenture Trustee will determine the Note Index for such Accrual Period for the Offered Notes on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBOR01, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Reuters Screen LIBOR01, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Note Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [____]%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Note Index for the related Accrual Period will be the higher of (x) the Note Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Reuters Screen LIBOR01” means the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Indenture Trustee, after consultation with the Depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London and (ii) not controlling, controlled by or under common control with, the Servicer or any successor Servicer or the Originator; and “Reserve Interest Rate” will be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee (after consultation with the Depositor) are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee (after consultation with the Depositor) are quoting on such LIBOR Determination Date to leading European banks.

The establishment of the Note Index on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the Offered Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

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Reports to Noteholders

On each Payment Date, the Indenture Trustee will provide or make available to each holder of an Offered Note and the rating agencies a statement (based on information received from the Servicer pursuant to the Sale and Servicing Agreement) setting forth the information required to be included in such statement pursuant to the Indenture. The Indenture Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website will initially be located at [__________], and assistance in using the website can be obtained by calling the Indenture Trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the above payment options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee will have the right to change the way statements are distributed in order to make such payment more convenient and/or more accessible to the above parties and the Indenture Trustee will provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Indenture Trustee will prepare and deliver to each holder of an Offered Note of record during the previous calendar year a statement containing information necessary to enable holders of the Offered Notes to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Final Stated Maturity Date

The final stated maturity date for each class of Notes is the payment date in  ________ ___ , ____. The final stated maturity date in each case is the payment date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final stated maturity date.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yield to maturity of the Offered Notes will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

The rate of principal payments, the aggregate amount of payments and the yields to maturity of the Offered Notes will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations, the rate at which borrowers make draws and repurchases by the Originator).

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in payments on the Offered Notes of principal amounts which would otherwise be paid over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Notes may vary from the anticipated yield will depend upon the degree to which such class of Notes is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Note purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Note purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

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The Mortgage Loans generally may be prepaid in full or in part at any time.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the fixed-rate Mortgage Loans may differ from that on the adjustable-rate Mortgage Loans because the amount of the monthly payments on the adjustable-rate Mortgage Loans are subject to adjustment on each Adjustment Date. Furthermore, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for one, two, three or five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

Yield Considerations Relating to Interest Payments

Interest May Be Limited by the Net WAC Rate. If the Note Rate of any class of Offered Notes is limited by the Net WAC Rate, such class will accrue less interest than would otherwise be the case.

To the extent the Note Rate for any class of Offered Notes on any Payment Date is limited to the Net WAC Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount for such class will occur. Such shortfall will only be payable, from Net Monthly Excess Cashflow, to the extent of any Net Monthly Excess Cashflow remaining after the payments set forth under (i) through (iii) under “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement. The Net WAC Rate for the Offered Notes will be lower for Accrual Periods that are longer than 30 days, and the Note Rates on the Offered Notes are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long.

For a discussion of other factors that could cause the Note Rate on the Offered Notes to be capped at the Net WAC Rate, see “Risk Factors—Effect of Loan Rates on the Offered Notes” in this prospectus supplement.

Prepayment Interest Shortfalls and Relief Act Shortfalls. On any Payment Date, any shortfalls resulting from the application of the Relief Act or similar state laws and any Prepayment Interest Shortfalls will be allocated, first, to the interest distribution amount with respect to the Class [__] Certificates, and thereafter, to the Monthly Interest Payable Amounts with respect to the Offered Notes on a pro rata basis based on the respective amounts of interest accrued on such notes for such Payment Date. The holders of the Offered Notes will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Offered Notes the amount of interest paid to those notes will be reduced, adversely affecting the yield on your investment. See “Risk Factors—Prepayment Interest Shortfalls and Relief Act Shortfalls” in this prospectus supplement.

Additional Information

The Depositor has filed certain yield tables and other computational materials with respect to the Offered Notes with the Securities and Exchange Commission (the “Commission”) in a report on Form 8-K and may file

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certain additional yield tables and other computational materials with respect to the Offered Notes with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Note is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Note. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Notes are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under “The Loan Pool.”

The Final Stated Maturity Date with respect to the Offered Notes could occur significantly earlier than the Payment Date in [______ 20__] because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Notes as described herein and (iii) an early redemption of the Notes may occur as provided herein.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the “Prepayment Assumption”) assumes a prepayment rate of [__]% CPR and a constant draw rate of [__]%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Issuing Entity.

Each of the Prepayment Scenarios in the tables below assumes the respective percentage of the Prepayment Assumption.

The tables entitled “Percent of Original Note Balance Outstanding” were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Note Balances outstanding and weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual Mortgage Loans in the Issuing Entity will have characteristics that differ from those assumed in preparing the tables set forth below, the payments of principal of the Offered Notes may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Original Note Balance Outstanding” were determined assuming that (the “Structuring Assumptions”): (i) the Mortgage Loans have the characteristics set forth in Annex II, (ii) the closing date for the Offered Notes occurs on [_______, 20__] and the Offered Notes were sold to investors on such date, (iii) payments on the Notes are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in [_______ 20__], in accordance with the allocation of Available Funds set forth above under “Description of the Notes—Allocation of Available Funds,” (iv) prepayments are calculated under each of the percentages of the Prepayment Assumption, set forth in the “Percent of Original Note Balance Outstanding” tables below, before giving effect to draws,

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(v) prepayments include thirty days’ interest thereon, (vi) monthly draws are calculated before giving effect to prepayments; (vii) the Originator is not required to substitute or repurchase any of the Mortgage Loans pursuant to the Sale and Servicing Agreement and no optional redemption is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life (years) to Optional Redemption” in the tables below, (viii) scheduled payments for all Mortgage Loans are received on the first day of each month commencing on [_______, 20__] and prepayments for all Mortgage Loans are received on the last day of the related Collection Period commencing on [_______, 20__], the principal portion of such payments is computed prior to giving effect to prepayments received on such date and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) the minimum payment due on each HELOC during the draw and repayment period is equal to the accrued but unpaid interest on such HELOC; (xi) no scheduled payment of principal is due during the draw period and during the repayment period the scheduled payment of principal is determined on each Payment Date such that each Mortgage Loan will fully amortize; (xii) the Note Index is at all times equal to [__]%, (xiii) the Note Rates for the Offered Notes are as set forth herein, (xiv) the Prime Rate is equal to [__]% and (xv) the Servicing Fee Rate for each Mortgage Loan is equal to 0.50% per annum and the Credit Risk Manager Fee Rate for each Mortgage Loan is equal to [__]% per annum. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

Prepayment Scenarios(1)

Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
20%	30%	40%	50%	60%

_________________

(1) Percentage of CPR.

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the Offered Notes, and set forth the percentages of the Original Note Balance of such Offered Note that would be outstanding after each of the dates shown, at various percentages of CPR.

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Percent of Original Note Balance Outstanding

	Class [__] Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

______ __________________

*	If applicable, represents a number greater than zero but less than 0.5%.
(1)	The weighted average life of any class of Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Notes by the number of years from the date of issuance of the Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Notes.
(2)	Assumes an optional redemption of the Offered Notes on the earliest Payment Date on which it is permitted.
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Percent of Original Note Balance Outstanding

	Class [__] Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

_________________________

*	If applicable, represents a number greater than zero but less than 0.5%.
(1)	The weighted average life of any class of Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Notes by the number of years from the date of issuance of the Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Notes.
(2)	Assumes an optional redemption of the Offered Notes on the earliest Payment Date on which it is permitted.
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Percent of Original Note Balance Outstanding

	Class [__] Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

_________________________

*	If applicable, represents a number greater than zero but less than 0.5%.
(1)	The weighted average life of any class of Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Notes by the number of years from the date of issuance of the Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Notes.
(2)	Assumes an optional redemption of the Offered Notes on the earliest Payment Date on which it is permitted.
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Percent of Original Note Balance Outstanding

	Class [__] Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
[___________ __, 20__]
Weighted Average Life (years) to Maturity(1)
Weighted Average Life (years) to Optional Termination(1)(2)

_________________________

*	If applicable, represents a number greater than zero but less than 0.5%.
(1)	The weighted average life of any class of Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Notes by the number of years from the date of issuance of the Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Notes.
(2)	Assumes an optional redemption of the Offered Notes on the earliest Payment Date on which it is permitted.
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Yield Sensitivity of the Mezzanine Notes

If the certificate principal balance of the Class [__] Certificates and the Note Balance of each class of Mezzanine Notes with a lower payment priority have been reduced to zero, the yield to maturity on any remaining classes of Mezzanine Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow), will be allocated to those Notes. The Original Note Balances of the Class [__] Notes, the Class [__] Notes and the Class [__] Notes are approximately [____]%, approximately [____]%, approximately [____]% and approximately [____]%, respectively, of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. Investors in the Mezzanine Notes should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Notes, such amounts with respect to such Notes will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Notes from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement.

Unless the aggregate Note Balance of the Class A Notes has been reduced to zero, the Mezzanine Notes will not be entitled to any principal payments until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Notes will be longer than would otherwise be the case if payments of principal were allocated on a pro rata basis among the Offered Notes. As a result of the longer weighted average lives of the Mezzanine Notes, the holders of such Notes have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Notes to receive no principal payments (unless the aggregate Note Balance of the Class A Notes has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Loan Pool. For additional considerations relating to the yield on the Mezzanine Notes, see “Yield and Prepayment Considerations” in the prospectus.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Notes to the purchase of the Mortgage Loans transferred to the Issuing Entity.

FEDERAL INCOME TAX CONSEQUENCES

[One or more elections will be made to treat designated portions of the Issuing Entity (exclusive of the Net WAC Rate Carryover Reserve Account, as more fully described herein or in the Sale and Servicing Agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Notes, [__________], counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).]

[For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Issuing Entity and (ii) the Offered Notes (exclusive of any right of the holder of any such Notes to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount) and the Class [__] Certificates will represent the “regular interests” in, and which generally will be treated as debt instruments of, a REMIC. See “Certain Material Federal Income Tax Considerations—General” in the prospectus.]

Each holder of an Offered Note is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount. The Net WAC Rate Carryover Reserve Account is not an asset of any REMIC. The treatment of amounts received by a holder of a Offered Note under such Noteholder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Noteholder’s purchase price

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allocable thereto. Under the REMIC Regulations, each holder of a Offered Note must allocate its purchase price for the Offered Note between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Issuing Entity intends to treat payments made to the holders of the Offered Notes with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Issuing Entity’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Issuing Entity’s allocation. For tax reporting purposes, the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of Net WAC Rate Carryover Amounts may have more than a de minimis value. The value of such right may be obtained from the Indenture Trustee upon request to the extent that the Indenture Trustee has received such information from the Underwriters. Under the REMIC Regulations, the Issuing Entity is required to account for the REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Notes will be unable to use the integration method provided for under such regulations with respect to those Notes. If the Issuing Entity’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Note in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Note may have income that exceeds cash distributions on the Offered Note in any period and over the term of such note. As a result, the Offered Notes may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Offered Note the amount of the sale allocated to the selling Noteholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Note. A holder of a Offered Note will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Noteholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

For federal income tax reporting purposes, the Offered Notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the

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assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Certain Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.]

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Notes. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Notes that provide for payments based on an adjustable rate such as the Offered Notes. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Notes and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Notes should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of such Notes.

It appears that a reasonable method of reporting original issue discount with respect to the Offered Notes, if such Notes are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Notes as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future payments on such Notes, thereby treating such Notes as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See “Certain Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Notes, in which case holders of such Notes potentially would be subject to different timing of income and foreign holders of such Notes could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Notes.

Certain of the Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Note will be treated as holding such Note with amortizable bond premium will depend on such Noteholder’s purchase price and the payments remaining to be made on such Note at the time of its acquisition by such Noteholder. Holders of such Notes are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Certain Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

The Offered Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Issuing Entity would be so treated. In addition, interest on the Offered Notes will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Notes are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The Offered Notes will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. See “Certain Material Federal Income Tax Considerations—Taxation of Debt Securities—Status as Real Property Loans” in the prospectus.

The holders of the Offered Notes will be required to include in income interest on such Notes in accordance with the accrual method of accounting. As noted above, each holder of a Offered Note will be required to allocate a portion of the purchase price paid for the Notes to the right to receive payments from the Net WAC Rate Carryover

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Reserve Account in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of the Offered Notes not payable by any REMIC elected by the Issuing Entity, such right will not be treated as a qualifying asset for any Noteholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected under the Indenture, such tax will be borne (i) by the Indenture Trustee, if the Indenture Trustee has breached its obligations with respect to REMIC compliance under the Indenture and (ii) otherwise by the Issuing Entity, with a resulting reduction in amounts otherwise payable to the holders of the Notes.

For federal income tax purposes, the Notes will be treated as indebtedness to a Noteholder and not as an equity interest in the issuer.

The responsibility for filing annual federal information returns and other reports will be borne by the Indenture Trustee.

A beneficial owner of Offered Notes may be subject to U.S. withholding tax on interest payments made after June 30, 2014 and gross proceeds of sale of interest-bearing obligations for payments made after December 31, 2016 to certain foreign financial institutions and non-financial foreign entities if certain disclosure requirements related to U.S. accounts and ownership are not satisfied. In general, it is expected that the withholding tax will not apply to obligations that are issued prior to July 1, 2014. If the offered notes were modified on or after July 1, 2014 in such a way that they were considered to be re-issued for U.S. federal income tax purposes, this legislation could apply to interest payments and gross proceeds of sale in respect of the offered notes. The Issuer will not be obligated to pay any additional amounts to “gross-up” payments to the noteholders or beneficial owners of the offered notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to payments in respect to the Offered Notes.

An additional 3.8% Medicare tax will be imposed on certain net investment income (including ordinary dividends and capital gain distributions received by a Noteholder and net gains from redemptions or other taxable dispositions of REMIC Certificates) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

For further information regarding the federal income tax consequences of investing in the Offered Notes, see “Certain Material Federal Income Tax Considerations” in the prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (“ERISA Plans”) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this prospectus supplement as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this prospectus supplement as Plans) and persons who have certain specified relationships to such Plans (so-called “Parties in Interest” within the meaning of ERISA or “Disqualified

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Persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving [__________] Trust [20__-___] might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an offered note, if the assets of [__________] Trust [20__-___] are deemed to be assets of the Plan. Under the DOL Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as [__________] Trust [20__-___]), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the offered notes. Under the DOL Regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

[Although it is not free from doubt, [__________] Trust [20__-___] anticipates that, as of the date hereof, the Offered Notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.]

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan’s investment in the Offered Notes may cause the Mortgage Loans and other assets of the Issuing Entity to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. [__________] Trust [20__-___], the Depositor, the Underwriters, the Indenture Trustee, any other provider of credit support, a holder of the Certificates or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

[Because [__________] Trust [20__-___], the Depositor, the Underwriters, the Indenture Trustee, any provider of credit support, a holder of the Certificates or any of their affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the Mortgage Loans and other assets of the Issuing Entity were deemed to include Plan Assets, prior to making an investment in the Offered Notes, prospective Plan investors should determine whether [__________] Trust [20__-___], the Depositor, the Underwriters, the Indenture Trustee, any provider of credit support, a holder of the Certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.] The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the

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conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Offered Notes by an insurance company general account, Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for certain transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, [__________] Trust [20__-___] anticipates that the [Offered Notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, [__________] Trust [20__-___] believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, a subsequent transferee of the Offered Notes or any interest therein who is a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Offered Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the Offered Notes are rated at least investment grade, (ii) such transferee believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes and (iii) the acquisition and holding of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the Offered Notes, a prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the Indenture Trustee an opinion of counsel satisfactory to the Indenture Trustee and for the benefit of the Indenture Trustee, [__________] Trust [20__-___] and the Depositor, which opinion will not be at the expense of the Trust, [__________] Trust [20__-___], the Depositor or the Indenture Trustee, that the purchase, holding and transfer of the Offered Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, [__________] Trust [20__-___], the Depositor or the Indenture Trustee, to any obligation in addition to those undertaken in the indenture.]

Any prospective Plan investor considering whether to invest in the Offered Notes are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a Plan.

The sale of any of the Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

The Depositor makes no representations as to the proper characterization of any class of Offered Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Notes constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

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METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated [_______, 20__] (the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Notes.

Payment of the Offered Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes, before deducting expenses payable by the Depositor and underwriting fees, will be approximately $[_______, 20__]. The Underwriter’s commission will be any positive difference between the price it pays to the Depositor for the Offered Notes and the amount it receives from the sale of the Offered Notes to the public. In connection with the purchase and sale of the Offered Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the Underwriter that it proposes initially to offer the Offered Notes of each class to the public in Europe and the United States.

Until the payment of the Offered Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Notes but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

LEGAL MATTERS

Certain legal matters with respect to the Offered Notes will be passed upon for the Depositor and the Underwriters by [__________], New York, New York.

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LEGAL PROCEEDINGS

[There are no other material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No other legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.] [To the extent material, insert any legal proceedings pending against the depositor, trustee, sponsor, Issuing Entity, originator, servicer and any additional parties contemplated by Item 1100(d)(1) of Regulation AB.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no other affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. Notwithstanding the affiliation of the Sponsor to the Depositor and Underwriter, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

RATINGS

It is a condition to the issuance of the Offered Notes that they be assigned the following ratings by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) Fitch Ratings (“Fitch”) and Dominion Bond Ratings Service, Inc. (“DBRS”; and collectively with Moody’s, S&P and Fitch, the “Rating Agencies”):

	Moody’s	S&P	Fitch	DBRS
[__]
[__]
[__]
[__]
[__]

A securities rating addresses the likelihood of the receipt by a Noteholder of payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Note might realize a lower than anticipated yield.

The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Notes. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by the Rating Agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Notes in

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accordance with the rating agencies’ particular surveillance policies, unless [__________] Trust [20__-___] requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [20__-___]’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Notes.

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INDEX OF DEFINED TERMS

Accrual Period	68
Additional Balance	68
Adjustable-Rate Mortgage Loans	38
Adjusted Net Loan Rate	73
Adjusted Net Maximum Loan Rate	73
Adjustment Date	38
Advance	55
Advancing Person	56
Allocated Realized Loss Amount	68
Available Funds	64
Bank	54
Base Rate	6
Basic Principal Payment Amount	68
Book-Entry Notes	64
Certificates	4
Class [__] Principal Payment Amount	68
Class A Notes	63
Class B Notes	63
Clearstream	64
Code	9, 83
Collection Account	52
Collection Period	69
Commission	76
Credit Enhancement Percentage	69
Credit Line Agreement	50
Credit Risk Manager	60
Credit Risk Manager Fee	60, 69
Credit Risk Manager Fee Rate	69
Custodial File	51
Custodian	51
Cut-off Date Principal Balance	37
DBRS	9, 90
Delayed First Adjustment Mortgage Loan	38
Deleted Mortgage Loans	52
Delinquent	69
Depositor	49
Determination Date	69
Direct Obligations	53
Disqualified Persons	87
Dodd-Frank Act	15
DTC	64
Due Date	39
Due Period	69
equity interest	87
ERISA	9
ERISA Plans	86
Euroclear	64
Extra Principal Payment Amount	69
Fitch	9, 90
Fixed-Rate Mortgage Loans	38
Formula Rate	72
Global Securities	1
Gross Margin	38
GSEs	16
HAMP	19
HASP	19
Helping Families Save Their Homes Act	19
High Cost Loans	29
hired NRSRO	32
Homeownership Act	29
Index	39
Initial Periodic Rate Cap	38
Insurance Proceeds	69
Interest Remittance Amount	69
IRS	85
Issuing Entity	37, 50
LIBOR Business Day	74
LIBOR Determination Date	74
Liquidated Mortgage Loan	71
Maximum Cap Rate	73
Maximum Mortgage Rate	38
MERS	34, 51
Mezzanine Notes	63
Minimum Mortgage Rate	38
Monthly Interest Payable Amount	70
Moody’s	9, 90
Mortgage	37
Mortgage Loan Purchase Agreement	37
Mortgage Loan Schedule	51
Mortgage Loans	5, 37
Mortgage Pool	37
Mortgage Rate	38
Mortgaged Property	37
Net Liquidation Proceeds	71
Net Monthly Excess Cashflow	70
Net WAC Rate	73
Net WAC Rate Carryover Amount	73
Net WAC Rate Carryover Reserve Account	73
non-hired NRSRO	32
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Note Balance	70
Note Index	72
Note Margin	72
Note Rate	72
Notes	64
Notional Principal Contract Regulations	84
OID Regulations	85
Original Appraisals	48
Original Note Balance	70
Overcollateralization Deficiency Amount	70
Overcollateralization Release Amount	70
Overcollateralization Target Amount	70
Overcollateralized Amount	70
Parties in Interest	86
Payment Account	52
Payment Date	6, 64
Periodic Rate Cap	38
Pool Balance	37
Pooling Agreement	37
Prepayment Assumption	77
Prepayment Interest Shortfall	58
Prepayment Period	70
Principal Payment Amount	71
Principal Remittance Amount	71
Purchase Price	51
Qualifying Substitute Mortgage Loan	52
Rating Agencies	90
Realized Loss	71
Record Date	64
Redeemer	62
Redemption Price	62
Reference Banks	74
Related Documents	51
REMIC	83
Reserve Interest Rate	74
Residual Certificates	64
Reuters Screen LIBOR01	74
RMBS	13
S&P	9, 90
Senior Principal Payment Amount	71
Servicing Advance	56
Servicing Fee Rate	58
Servicing Fee	58
Short Pay-off	57
Six Month LIBOR	39
SMMEA	9, 88
Sponsor’s Pre-Offering Review	47
Stepdown Date	71
Structuring Assumptions	77
Subsequent Recoveries	71
Substitution Adjustment	51
Trigger Event	71
U.S. Person	4
Underwriter	1, 30
Underwriting Agreement	89
Unpaid Interest Shortfall Amount	72

S-93

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Notes will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC and upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and Sponsor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

I-1

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Sponsor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

I-2

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem.

(a) through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) he Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the Global Securities on its own behalf through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner or a foreign partnership or trust and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

A beneficial owner of Global Securities may be subject to a U.S. withholding tax on interest payments made after June 30, 2014 and gross proceeds of sale of interest-bearing obligations for payments made after December 31, 2016 to certain foreign financial institutions and non-financial foreign entities if certain disclosure requirements related to U.S. accounts and ownership are not satisfied. In general, it is expected that the withholding tax will not apply to obligations that are issued prior to July 1, 2014. If the offered notes were modified on or after July 1, 2014 in such a way that they were considered to be re-issued for U.S. federal income tax purposes, this legislation could apply to interest payments and gross proceeds of sale in respect of the offered notes. For further information regarding potential U.S. withholding tax liabilities applicable to investing in the offered notes, see “Federal Income Tax Consequences” in the prospectus.

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U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed. However, a Form W-8BEN or Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on such form incorrect, provided that the withholding agent reports at least annually to the beneficial owner of Form 1042-S.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

I-4

ANNEX II

STATIC POOL INFORMATION

The following tables set forth static pool information with respect to securitizations of residential mortgage loans comparable to the Mortgage Loans included in the Issuing Entity that were sponsored by RBS Financial Products, Inc.

All data should be reviewed in light of the following notes:

Calculations:

3 month CPR = 1-(1-(current balance from two periods prior - current period’s current balance)/(current balance from two periods prior))^(4)

Cumulative CPR = 1-(1-(current balance from first period - current period’s current balance)/(current balance from first period))^(12/total number of periods)

[_____Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

II-1

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%

II-2

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13

II-3

[___] Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%
II-4

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%
II-5

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
II-6

[___] Trust Series 2013-__]

Original Pool Characteristics

Total Stated Principal Balance	$[____________]
Number of Mortgage Loans	[_________]
Average Stated Principal Balance	$[____________]
Weighted Average Mortgage Rate	[_______]%
Weighted Average Remaining Term to Maturity	[_______] months
Weighted Average FICO Score	[_____]
Weighted Average Loan-to-Value Ratio	[_______]%

Mortgage Rate Range

[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%
[_____]% - [_____]%	[_____]%

Product Type

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Geographic Distribution (by State)

[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%
[__________]	[_____]%

Occupancy

Primary	[_____]%
Secondary Home	[_____]%
Investor Property	[_____]%

II-7

Property Type

Single Family	[_____]%
PUD Detached	[_____]%
PUD Attached	[_____]%
Condo Hi-Rise	[_____]%
Condo Low-Rise	[_____]%
Cooperative	[_____]%
Townhouse	[_____]%

II-8

Series 2013-[__]	Ending Balance ($)	30 Day Delq #	30 Day Delq Balance ($)	30 Day Delq Balance (%)	60 Day Delq #	60 Day Delq Balance ($)	60 Day Delq Balance (%)	90+ Day Delq #	90+ Day Delq Balance ($)	90+ Day Delq Balance (%)	Cumulative Loss Amount ($)	Prepayment Amount ($)	Cumulative Prepayment Amount ($)	3 Month CPR (%)	Cumulative CPR (%)
Jan-13
Feb-13
Mar-13
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
II-9

$[__________] (APPROXIMATE)

[________________] TRUST [20__-___]

RBS ACCEPTANCE INC.

Depositor

[_________]

Servicer

[_________]

Sponsor

Asset-Backed Notes, Series [20__-___]

_______________________

PROSPECTUS SUPPLEMENT

_______________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Notes, Series [20__-___] in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as Underwriter of the Asset-Backed Notes, Series [20__-___] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Notes, Series [20__-___] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

[__________, 20__]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:

SEC Registration Fee	$136.40**
Trustee’s Fees and Expenses	50,000.00*
Printing and Engraving	20,000.00*
Legal Fees and Expenses	150,000.00*
Accounting Fees and Expenses	50,000.00*
Rating Agency Fees	250,000.00*
Miscellaneous	15,000.00*

Total	$535,136.40

*Based on the offering of a single series of securities.

** Previously paid.

Item 15. Indemnification of Directors and Officers.

The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders (in the case of Pooling and Servicing Agreements) or the Issuer or the Noteholders (in the case of Indentures and the Trust Agreements), except for such person’s own willful misfeasance, bad faith or negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Servicing Agreement, Indenture and Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the officers and managers of RBS Acceptance Inc. (the “Depositor” or the “Registrant”) who signed this Registration Statement, and certain controlling persons of the Depositor, against certain liabilities which might arise under the Securities Act of 1933, as amended and the Securities Act of 1934, as amended, from certain information furnished to the Registrant by or on behalf of such indemnifying party.

The Bylaws of RBS Acceptance Inc. (“RBSAI”) provide for indemnification of its directors and officers to the full extent permitted by Delaware law.

II-1

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

Item 16. Exhibits.

(a) Financial Statements:

None.

(b) Exhibits:

1.1	Form of Underwriting Agreement#
3.1	Restated Certificate of Incorporation of RBSAI^
3.2	Bylaws of RBSAI^
4.1	Form of Pooling and Servicing Agreement #
4.2(a)	Form of Trust Agreement in connection with resecuritization trusts+
4.2(b)	Form of Trust Agreement in connection with issues of Notes++
4.3	Form of Indenture in connection with issues of Notes #
4.4	Form of Sale and Servicing Agreement for issues of Notes #
5.1	Opinion of Dentons US LLP as to legality of the Securities**
8.1	Opinion of Dentons US LLP as to certain tax matters**
10.1	Form of Mortgage Loan Purchase Agreement between Seller and Purchaser*
23.1	Consent of Dentons US LLP (included in Exhibits 5.1 and 8.1 hereto)**
24.2	Statement of Eligibility and Qualification of Trusteess

*	Filed as an exhibit to Registration Statement No. 33-42443 on Form S-11 and incorporated herein by reference.
**	Filed as an exhibit to Registration Statement No. 333-190962 on Form S-3 and incorporated herein by reference.

II-2

+	Filed as an exhibit to Amendment No. 1 to Registration Statement No. 333-60904 on Form S-3/A and incorporated herein by reference.
++	Filed as an exhibit to Registration Statement No. 33-99018 on Form S-3 and incorporated herein by reference.
ss	To be filed on Form 8-K, as applicable.
#	Filed as an exhibit to Amendment No. 1 to Registration Statement No. 333-130961 on Form S-3/A and incorporated herein by reference.
^	Filed as an exhibit to Registration Statement No. 333-165667 on Form S-3 and incorporated herein by reference.

Item 17. Undertakings.

Undertakings Pursuant to Rule 415.

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

II-3

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.
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(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as

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expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(e) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies with respect to itself that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement on Form S-3/A to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 11th day of December, 2013.

RBS ACCEPTANCE INC.

By:	/s/ James Raezer
	Name:	James Raezer
	Title:	Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3/A has been signed on December 11, 2013, by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

_/s/ James Raezer James Raezer	Director (Principal Financial Officer and Principal Accounting Officer)	December 11, 2013

_/s/ Scott Eichel___________ Scott Eichel	Director (Principal Executive Officer)	December 11, 2013

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